EXECUTION VERSION

Exhibit 10.3

NOTE PURCHASE AGREEMENT

Dated as of April 17, 2023

among

ATI PHYSICAL THERAPY, INC.
as the Issuer,

WILCO HOLDCO, INC.
as the Intermediate Parent,

WILCO INTERMEDIATE HOLDINGS, INC.,
as Holdings,

ATI HOLDINGS ACQUISITION, INC.
as Opco,

THE PURCHASERS PARTY HERETO,

and

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Purchaser Representative

i

iii

SCHEDULES:

Schedule 1.01(c)		Material Real Estate Asset
Schedule 1.01(e)		Closing Date Collateral Documents and Note Guarantees
Schedule 2.01	–	Commitments
Schedule 3.05	–	Fee Owned Real Estate Assets
Schedule 3.06		Litigation
Schedule 3.13	–	Capitalization and Subsidiaries
Schedule 4.01(b)		Local Counsel Opinions
Schedule 5.15	–	Post-Closing Obligations
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 9.01		Issuer’s Website Address for Electronic Delivery
Schedule 11.01		Initial Purchasers of Initial Series B Preferred Stock

EXHIBITS:

Exhibit A-1	–	Form of Transfer Agreement
Exhibit A-2		Form of Affiliated Purchaser Transfer Agreement
Exhibit B-1	–	Form of Initial Note
Exhibit B-2	–	Form of Delayed Draw Note
Exhibit B-3	–	Form of Additional Note
Exhibit C	–	Form of Registration Rights Agreement
Exhibit D	–	Form of Series B Certificate of Designation
Exhibit E	–	Form of Perfection Certificate
Exhibit F	–	Form of Second Lien Intercreditor and Subordination Agreement
Exhibit G	–	Form of Issuance Request
Exhibit H	–	Form of Intellectual Property Security Agreement
Exhibit I	–	Form of Guaranty Agreement
Exhibit J	–	Form of Security Agreement
Exhibit K	–	Form of Additional Note Commitment Notice
Exhibit L-1	–	Form of U.S. Tax Compliance Certificate (For Foreign Purchasers That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-2	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-3	–	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-4	–	Form of U.S. Tax Compliance Certificate (For Foreign Purchasers That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit M	–	Form of Compliance Certificate
Exhibit N	–	Form of Joinder Agreement
Exhibit O		Reserved
Exhibit P		Form of Management Services Agreement
Exhibit Q		Form of Securities Transfer Restriction Agreement
Exhibit R		Form of Therapy Director Agreement
Exhibit S		Form of Holder Conversion Notice

v

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT, dated as of April 17, 2023 (this “Agreement”), by and among ATI PHYSICAL THERAPY, INC., a Delaware corporation (the “Issuer”), ATI HOLDINGS ACQUISITION, INC., a Delaware corporation (“Opco”), WILCO HOLDCO, INC. (“Intermediate Parent”), WILCO INTERMEDIATE HOLDINGS, INC., Inc., a Delaware corporation (“Holdings”), the institutions from time to time party hereto as Purchasers and WILMINGTON SAVINGS FUND SOCIETY, FSB (“WSFS”), in its capacities as purchaser representative and collateral agent for the Purchasers and the other Secured Parties (in its capacities as purchaser representative and collateral agent, the “Purchaser Representative”).

RECITALS

A.          The Issuer is prepared to, directly or indirectly, exchange certain Term Loans incurred by Opco under the First Lien Facility (each, as defined in the First Lien Credit Agreement) in an aggregate principal amount of $100,000,000 for an issuance of Initial Notes on the Closing Date in an equivalent aggregate principal amount (such exchange, the “Term Loan Exchange”), and the Lenders (as defined in the First Lien Credit Agreement) of such certain Exchanged Term Loans (as defined herein) have agreed to the Term Loan Exchange.

B.           The Issuer is also prepared to issue and the Purchasers have agreed, subject to the terms and conditions set forth herein, to purchase Delayed Draw Notes after the Closing Date in a maximum aggregate principal amount of $25,000,000.

C.           Additional Purchasers may from time to time agree to purchase Additional Notes in an aggregate principal amount after the Closing Date of up to the Fixed Incremental Amount.

D.           Accordingly, the parties hereto agree as follows:

ARTICLE 1          DEFINITIONS

Section 1.01.          Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Acceptable Debtor-In-Possession Financing” means any debtor-in-possession or similar financing (a) incurred by the Issuer or a Restricted Subsidiary following a voluntary petition by the Issuer or any of its Restricted Subsidiaries under or in connection with any Debtor Relief Law and (b) approved pursuant to an order of an applicable court under any Debtor Relief Law.

“Acceptable Practice Management Arrangements” means, with respect to any Physical Therapy Entity:

(a)          a Management Services Agreement;

(b)        a securities transfer restriction agreement (or similar agreement) (a “Securities Transfer Restriction Agreement”) among the APC Manager, such Physical Therapy Entity (or the Physical Therapy Entity which is the direct or indirect parent of such Physical Therapy Entity) and the Physical Therapist Owner of such Physical Therapy Entity, on terms, taken as a whole, in the good faith judgment of the Issuer, that are not materially less favorable to the Purchasers than those set forth in the form of securities transfer restriction agreement attached hereto as Exhibit Q or such other terms as are (i) reasonably acceptable to the Purchaser Representative (acting at the instructions of the Required Purchasers) and/or (ii) in the good faith judgment of the Issuer, required pursuant to or reasonably advisable to facilitate compliance with applicable Requirements of Law;

(c)          a therapy director agreement (or similar agreement) (a “Therapy Director Agreement”) among the APC Manager and the Physical Therapist Owner of such Physical Therapy Entity on terms, taken as a whole, in the good faith judgment of the Issuer, that are not materially less favorable to the Purchasers than those set forth in the form of therapy director agreement attached hereto as Exhibit R or such other terms as are (i) reasonably acceptable to the Purchaser Representative (acting at the instructions of the Required Purchasers) and/or (ii) in the good faith judgment of the Issuer, required pursuant to or reasonably advisable to facilitate compliance with applicable Requirements of Law, and

(d)         a loan agreement (or similar agreement) (a “Practice Loan Agreement”) by the Physical Therapy Entity, as borrower, and the APC Manager or other Note Party, as lender, for the purpose of advancing funds to the Physical Therapy Entity to pay its liabilities (including management fees) and, if applicable, to finance Permitted Acquisitions and other investments of the Physical Therapy Entity, which loan agreement shall contain restrictions applicable to the Physical Therapy Entity on (i) incurring third party debt, (ii) granting liens, (iii) paying dividends or other distributions to its Physical Therapist Owner(s) (other than in connection with maintenance of legal status and/or the payment of taxes), (iv) consummating asset sales, (v) making investments (other than loans to one or more Note Parties, investments in other Consolidated APCs and Permitted Acquisitions) and (vi) affiliate transactions, in each case, subject to other exceptions, thresholds and qualifications which are not, taken as a whole, materially adverse to the Purchasers or which in the good faith judgment of the Issuer, are required pursuant to or reasonably advisable to facilitate compliance with applicable Requirements of Law, provided that in each case, there shall be no restrictions or prohibitions in any Management Services Agreement, Securities Transfer Restriction Agreement, Therapy Director Agreement or Practice Loan Agreement that would cause such Management Services Agreement, Securities Transfer Restriction Agreement, Therapy Director Agreement or Practice Loan Agreement to constitute Excluded Assets.

Notwithstanding the foregoing, until the First Lien Credit Agreement Obligations Payment Date, with respect to any item reflected in this definition (or any component defined term used herein) that is required to be reasonably satisfactory to, or consented to by, the Purchaser Representative (acting at the instructions of the Required Purchasers), or with respect to which the Purchaser Representative (acting at the instructions of the Required Purchasers) is otherwise granted discretion, the determination of the First Lien Credit Agreement Agent (or the equivalent representative under any other First Lien Facility) shall be deemed to be the determination of the Purchaser Representative and the Required Purchasers, as applicable, with respect thereto.

“ACH” means automated clearing house transfers.

“Acqui-Novo Facility” means any existing physical therapy clinic that has been acquired by the Issuer, any Restricted Subsidiary and/or any Affiliated Practice.

“Additional Agreement” has the meaning assigned to such term in Section 8.10.

“Additional Note Commitment” means, with respect to any Person, the commitment of such Person to purchase Additional Notes hereunder, as set forth in an Additional Note Commitment Notice delivered by such Person and acknowledged by the Issuer at any time and from time to time after the Closing Date, as the same may be reduced or increased from time to time pursuant to transfers to or by such Purchaser pursuant to Section 9.05.

“Additional Note Commitment Notice” means a notice in substantially the form attached hereto as Exhibit K or such other form to which the Additional Purchasers providing a majority of the Additional Note Commitment contemplated thereby may reasonably agree.

“Additional Note Commitment Termination Date” means, with respect to any Additional Note Commitment, the termination date specified with respect thereto in the applicable Additional Note Commitment Notice.

“Additional Notes” means any senior secured notes sold by the Issuer and purchased by any Additional Purchaser after the Closing Date pursuant to Section 2.25 (including any interest accrued thereof, which shall be payable in kind) and substantially in the form attached hereto as Exhibit B-3.

“Additional Purchaser” means any Person with an Additional Note Commitment and/or an outstanding Additional Note.

“Additional Series B Preferred Stock” means shares of Series B Preferred Stock, par value $0.0001 per share, of the Issuer, issued upon each Issuance of Delayed Draw Notes or Additional Notes, as applicable.

“Additional Shares of Common Stock” means all shares of Common Stock issued (or deemed to be issued) by the Issuer after the date hereof, other than (a) the following shares of Common Stock and (b) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (a) and (b), collectively, “Exempted Securities”):

(i)           shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 1.03;

(ii)          shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Issuer or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Issuer; or

(iii)        shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

“Administrative Questionnaire” means a customary administrative questionnaire in the form provided by the Purchaser Representative.

“Advent” means Advent International Corporation, together with its controlled Affiliates and funds managed or advised by it or any or its respective controlled Affiliates (other than any portfolio company).

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Issuer or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of the Issuer or any of its Restricted Subsidiaries, threatened in writing, against or affecting the Issuer or any of its Restricted Subsidiaries or any property of the Issuer or any of its Restricted Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person.  No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of the Sponsors and none of the Purchaser Representative, any Purchaser (other than, to the extent such Person otherwise constitutes an Affiliate, any Affiliated Purchaser or any Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of the Issuer or any subsidiary thereof. Notwithstanding the foregoing, solely with respect to Section 6.09, (i) each Sponsor shall be deemed an Affiliate of the Note Parties and (ii) “Affiliate” will include any Person with the power to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors of such Person.

“Affiliated Purchaser” means, collectively, (i) any Non-Debt Fund Affiliate, (ii) the Issuer, and any subsidiary of the Issuer and (iii) any Affiliated Practice.

“Affiliated Purchaser Transfer Agreement” means a Transfer Agreement entered into by a Purchaser and an Affiliated Purchaser (with the consent of any party whose consent is required by Section 9.05) and accepted by the Purchaser Representative in the form of Exhibit A-2 or any other form approved by the Purchaser Representative and the Issuer.

“Affiliated Practice” means any Physical Therapy Entity that is or will become party to a Management Services Agreement, including any Practice Subsidiary following a transfer of its Capital Stock in any Permitted Practice Subsidiary Restructuring.  For the avoidance of doubt, the term “Affiliated Practice” may include both Consolidated APCs and Non-Consolidated APCs.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Amendment No. 2 to Credit Agreement” means that certain Amendment No. 2 to Credit Agreement, dated as of April 17, 2023 by and among Opco, as borrower, Holdings, HPS Investment Partners, LLC, as lender representative, the other lenders party thereto, and Barclays Bank PLC as administrative agent.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Issuer or any of its subsidiaries from time to time concerning or relating to bribery or corruption.

“APC Manager” has the meaning assigned to such term in the definition of “Management Services Agreement”.

“Applicable Additional Note Percentage” means, with respect to any applicable Additional Purchaser in respect of any Additional Note Commitment, a percentage equal to fraction the numerator of which is the aggregate outstanding principal amount of unused Additional Note Commitments of such Additional Purchaser and the denominator of which is the aggregate outstanding principal amount of such Additional Note Commitments of all Additional Purchasers.

“Applicable Percentage” means, with respect to any Purchaser of any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Notes, unused Delayed Draw Note Commitments and unused Additional Note Commitments of such Purchaser under the applicable Class and the denominator of which is the aggregate outstanding principal amount of the Notes, unused Delayed Draw Note Commitments and unused Additional Note Commitments of all Purchasers under the applicable Class.

“Applicable Rate” means, with respect to any Note, a rate per annum equal to 8.00%.

“Approved Fund” means, with respect to any Purchaser, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Purchaser, (b) any Affiliate of such Purchaser or (c) any entity or any Affiliate of any entity that administers, advises or manages such Purchaser.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a)          the sum of:

(i)          [reserved];

(ii)         an amount, not less than zero for any period, equal to the Retained Excess Cash Flow Amount (as defined in the First Lien Credit Agreement as an effect on the Signing Date or the corresponding term in the documentation governing any other First Lien Facility to the extent not less favorable to the Purchasers)) (provided that the Retained Excess Cash Flow Amount shall not be available for any (A) Restricted Payment pursuant to Section 6.04(a)(iii)(A), (B) Restricted Debt Payments pursuant to Section 6.04(b)(vi)(A) or (C) Investments pursuant to Section 6.06(r)(i) unless (A) solely in the case of such Restricted Payment and/or Restricted Debt Payment, no Event of Default exists at the time of declaration of such Restricted Payment and (B) after giving effect thereto, the Secured Net Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 6.25:1.00); plus

(iii)        the amount of any capital contribution in respect of Qualified Capital Stock or the proceeds of any issuance of Qualified Capital Stock after the Closing Date (other than any amounts (w) resulting from the conversion or exchange of the Notes into Capital Stock, (x) constituting a Cure Amount, an Available Excluded Contribution Amount or a Contribution Indebtedness Amount, (y) received from the Issuer, any Restricted Subsidiary or any Affiliated Practice or (z) consisting of the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, received as Cash equity by the Issuer or any of its Restricted Subsidiaries, plus the amount of Cash Equivalents received by the Issuer or any Restricted Subsidiary as capital contribution in respect of Qualified Capital Stock or in return for any issuance of Qualified Capital Stock (other than amounts (x) constituting a Cure Amount, an Available Excluded Contribution Amount or a Contribution Indebtedness Amount or (y) received from the Issuer, or any Restricted Subsidiary or any Affiliated Practice), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(iv)        [reserved]; plus

(v)         the net proceeds received by the Issuer or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Issuer, any Restricted Subsidiary or any Affiliated Practice) of any Investment made pursuant to Section 6.06(r)(i); plus

(vi)        to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment (pursuant to the definition thereof), the proceeds received (or deemed to be received) by the Issuer or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments and interest payments of loans, in each case received in respect of any Investment made after the Closing Date pursuant to Section 6.06(r)(i); plus

(vii)       [reserved]; plus

(viii)      the amount of any Declined Proceeds (as defined in the First Lien Credit Agreement as in effect on the Signing Date (or the equivalent term under any First Lien Facility to the extent not less favorable to the Purchasers)); minus

(b)          an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i), in each case, after the Closing Date and prior to such time or contemporaneously therewith.

It is understood and agreed that in no event shall (i) any proceeds of the Series A Preferred Shares contributed to the Issuer, (ii) any proceeds of the Notes or (iii) the conversion or exchange of the Notes into Capital Stock of any Person, increase the Available Amount.

“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents (excluding any Cure Amount and/or any Contribution Indebtedness Amount) received by the Issuer or any of its Restricted Subsidiaries after the Closing Date from:

(a)          contributions in respect of Qualified Capital Stock of the Issuer (other than any amounts received from any Restricted Subsidiary of the Issuer or any Affiliated Practice), and

(b)         the sale of Qualified Capital Stock of the Issuer (other than (x) to any Restricted Subsidiary of the Issuer or any Affiliated Practice, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, designated by the Issuer as an Available Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which the relevant capital contribution is made or the relevant proceeds are received (or deemed received), as the case may be, and which are excluded from the calculation of the Available Amount.

It is understood and agreed that in no event shall (i) any proceeds of the Series A Preferred Shares contributed to the Issuer, (ii) any proceeds of the Notes or (iii) the conversion or exchange of the Notes into Capital Stock of any Person, increase the Available Excluded Contribution Amount.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliate (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of any Note Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services under any arrangement in connection with Banking Services that is in effect on the Closing Date or entered into at any time on or after the Closing Date.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as it has been, or may be, amended from time to time.

“Blackout Period” has the meaning assigned to such term in Section 10.02(a).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and Wilmington, Delaware are authorized or required by law to remain closed.

“Business Optimization Initiative” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Capital Expenditures” means, with respect to the Issuer and its Restricted Subsidiaries for any period, the aggregate amount, without duplication, of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that would, in accordance with GAAP, are, or are required to be included as, capital expenditures on the consolidated statement of cash flows of the Issuer and its Restricted Subsidiaries for such period.

“Capital Lease” means, subject to Section 1.04, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, that for the avoidance of doubt, the amount of obligations attributable to any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Issuer that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account, in each case determined (i) in accordance with GAAP or (ii) solely for purposes of determining the Unrestricted Cash Amount, in accordance with the bank ledger.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentality of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof or by any foreign government, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender (as defined in the First Lien Credit Agreement) or by any bank organized under, or authorized to operate as a bank under, the laws of the U.S., any state thereof or the District of Columbia or any political subdivision thereof or any foreign bank or its branches or agencies and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank having capital and surplus of not less than $100,000,000; (f) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (e) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s; and (g) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

“Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments that are analogous to the Investments described in clauses (a) through (g) and in this paragraph.

“Cash Flow Consultant” means a financial advisory firm, reasonably acceptable to the Required Purchasers, engaged by the Issuer or Opco to act as an operational and cash flow consultant; it being understood and agreed that any of FTI Consulting, Alvarez & Marshal, Stax, Conway Mackenzie, Baker Tilly, Ernst & Young and Huron Consulting Group are reasonably acceptable to the Required Purchasers.

“Cash Flow Forecast” means the 13-week cash flow forecast delivered pursuant to Section 5.01(j).

“Cash Flow Reporting Period” means the period commencing on the Closing Date and ending on the first date thereafter on which (a) Consolidated Adjusted EBITDA of Opco and its subsidiaries for a Test Period is greater than $50,000,000 and (b) the Issuer shall have delivered a certificate of a Responsible Officer to the Purchaser Representative showing such calculation in reasonable detail.

“Certificate of Designation Amendment” shall have the meaning assigned to such term in the Transaction Support Agreement.

“Certificate of Incorporation Amendment” shall have the meaning assigned to such term in the Transaction Support Agreement.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Purchaser (or, for purposes of Section 2.18(b), by any lending office of such Purchaser or by such Purchaser’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date).  For purposes of this definition and Section 2.18, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following:

(a)          a Responsible Officer of the Issuer becomes aware of the acquisition of the beneficial ownership by any Person or group (as used in this definition, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders and (iii) any underwriter in connection with any offering of Capital Stock after the Closing Date), of voting stock representing more than 50% of the total voting power of all of the outstanding voting stock of the Issuer; provided, that notwithstanding the provisions of this clause (a), no “Change of Control” shall be deemed to have occurred under this clause (a) (i) if the Permitted Holders have the right, by voting power, contract or otherwise, to elect or designate for election at least a majority of the board of directors of the Issuer or (ii) as a result of a transfer by any Purchaser to any Purchaser or any Affiliate of such Purchaser or an Approved Fund;  or

(b)          [reserved]; or

(c)          Opco ceasing to be a direct or indirect Wholly-Owned Subsidiary of the Parent; or

(d)          a “Change of Control” (or equivalent term) occurs under the Series A Certificate of Designation or any other governing document of the Series A Preferred Shares.

For purposes of this definition, (1) a Person or group shall not be deemed to beneficially own Capital Stock or voting power subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or similar agreement related thereto) until the consummation of the acquisition of the Capital Stock or voting power pursuant to the transactions contemplated by such agreement and (2) it is understood and agreed that any transaction resulting in a Successor Issuer or successor Parent, Intermediate Parent or Holdings in accordance with the terms hereof shall not give rise to a Change of Control.

“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Charter” means the Issuer’s Second Amended and Restated Certificate of Incorporation, filed on June 16, 2021 as amended from time to time in accordance with its terms.

“Class”, when used with respect to (a) any Note or Issuance, refers to whether such Note, or the Notes comprising such Issuance, are Initial Notes, Delayed Draw Notes or Additional Notes identified in the same Additional Note Commitment Notice, (b) any Commitment, refers to whether such Commitment is an Initial Note Commitment, a Delayed Draw Note Commitment or an Additional Note Commitment identified in the same Additional Note Commitment Notice or (c) any Purchaser, refers to whether such Purchaser has a Note of a particular Class.

“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property of any Note Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Note Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Secured Obligations.  For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Note Document and the terms of any applicable Intercreditor Agreement and (y) the time periods (and extensions thereof) set forth in Section 5.12 and/or Section 5.15, as applicable, the requirement that:

(a)         on the Closing Date, the Purchaser Representative (on behalf of the Secured Parties) (or, in the case of clauses (ii) and (iii), the First Lien Credit Agreement Agent, as gratuitous bailee for the Purchaser Representative) shall have received (i) each Collateral Document and Note Guaranty listed on Schedule 1.01(e), duly executed by each Note Party party thereto, (ii) a pledge of all of the Capital Stock (together, in the case of Capital Stock that is certificated, with undated stock or similar powers for each such certificate executed in blank by a Responsible Officer of the pledgor thereof) of the Issuer and the Restricted Subsidiaries listed on Schedule 3 to the Perfection Certificate delivered on the Closing Date, (iii) each Material Debt Instrument listed on Schedule 4 to the Perfection Certificate delivered on the Closing Date, endorsed (without recourse) in blank or accompanied by executed transfer form in blank by the pledgor thereof and (iv) Form UCC-1 financing statements in appropriate form for filing in the jurisdiction of organization of each Note Party;

(b)         after the Closing Date, the Purchaser Representative (on behalf of the Secured Parties) or its counsel shall have received in the case of any Restricted Subsidiary that is required to become a Note Party after the Closing Date (including by ceasing to be an Excluded Subsidiary):

(i)          (A) a Joinder Agreement, (B) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12 owns registrations of or applications for U.S. Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement in substantially the form attached as Exhibit H hereto, (C) a completed Perfection Certificate with respect to such Restricted Subsidiary, (D) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Required Purchasers may reasonably request, (E) an executed joinder to any applicable Intercreditor Agreement in substantially the form attached as an exhibit thereto and (F) a joinder to the Intercompany Note; and

(ii)         each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the Security Agreement (which, for the avoidance of doubt, shall be delivered within the applicable time period set forth in Section 5.12(a)); and

(iii)        in the case of any subsidiary that has been designated as a Discretionary Guarantor (A) with respect to any such subsidiary that is a Domestic Subsidiary, the documents described in clause (b)(i) above and (B) with respect to any such subsidiary that is a Foreign Subsidiary, (1) a Joinder Agreement and (2) such other documentation with respect to the creation and perfection of Liens in favor of the Purchaser Representative, for the benefit of the Secured Parties, in such categories of assets (other than Excluded Assets) as the Issuer and Required Purchasers may reasonably agree; and

(c)          the Purchaser Representative (on behalf of the Secured Parties) shall have received with respect to any Material Real Estate Asset acquired after the Closing Date, a Mortgage and any necessary UCC fixture filing in respect thereof, in each case together with, to the extent customary and appropriate (as reasonably determined by the Required Purchasers and the Issuer):

(i)        evidence that (A) counterparts of such Mortgage have been duly executed, acknowledged and delivered by the relevant Note Party and such Mortgage, to the extent the same does not serve as a fixture filing in the relevant jurisdiction, and any corresponding UCC or equivalent fixture filing are in form suitable for filing or recording in all filing or recording offices that the Required Purchasers may reasonably deem necessary in order to create a valid and subsisting Lien on such Material Real Estate Asset in favor of the Purchaser Representative for the benefit of the Secured Parties, (B) such Mortgage and any corresponding UCC or equivalent fixture filings have been duly recorded or filed or delivered for recordation or filing, as applicable, and (C) all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Required Purchasers;

(ii)         one or more fully paid policies of title insurance (the “Mortgage Policies”) in an amount reasonably acceptable to the Required Purchasers (not to exceed the fair market value of the Material Real Estate Asset covered thereby (as reasonably determined by the Issuer)) issued by a nationally recognized title insurance company in the applicable jurisdiction that is reasonably acceptable to the Required Purchasers, insuring the relevant Mortgage as having created a valid subsisting Lien on the real property described therein with the ranking or the priority which it is expressed to have in such Mortgage, subject only to Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Required Purchasers may reasonably request to the extent the same are available in the applicable jurisdiction;

(iii)       customary legal opinions of local counsel for the relevant Note Party in the jurisdiction in which such Material Real Estate Asset is located, and if applicable, in the jurisdiction of formation of the relevant Note Party, in each case as the Required Purchasers may reasonably request; and

(iv)        surveys and appraisals (if required under the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended) and “Life-of-Loan” flood certifications and any required borrower notices under Regulation H (together with evidence of federal flood insurance for any such Flood Hazard Property located in a flood hazard area); provided that the Required Purchasers may in their reasonable discretion accept (A) any existing appraisal so long as such existing appraisal or survey satisfies any applicable local law requirements and (B) any new survey or any existing survey, together with a no change affidavit, in either case sufficient for the relevant title insurance company to remove the standard survey exception and issue the survey-related endorsements.

Notwithstanding any provision of any Note Document to the contrary, if any mortgage tax or similar tax or charge is owed on the entire amount of the Secured Obligations evidenced hereby, then, to the extent permitted by, and in accordance with, applicable Requirements of Law, the amount of such mortgage tax or similar tax or charge shall be calculated based on the lesser of (x) the amount of the Secured Obligations allocated to the applicable Material Real Estate Asset and (y) the fair market value of the applicable Material Real Estate Asset at the time the Mortgage is entered into and determined in a manner reasonably acceptable to the Required Purchasers and the Issuer, which in the case of clause (y) will result in a limitation of the Secured Obligations secured by the Mortgage to such amount.

It is understood and agreed that the requirements set forth in clauses (c)(ii), (b)(ii) and (b)(iv) above with respect to any Material Real Estate Asset shall be deemed to be satisfied upon the provision by the Issuer of the copies of the relevant item delivered to the First Lien Credit Agreement Agent in compliance with the requirements set forth in the First Lien Credit Agreement (it being understood and agreed that any such item that is required to be acceptable or satisfactory (or a similar term) to the Required Purchasers shall be deemed to be so acceptable or satisfactory (or similar term) if it is delivered to the First Lien Credit Agreement Agent in compliance with the requirements set forth in the First Lien Credit Agreement).

“Collateral Documents” means, collectively, (i) the Security Agreement, (ii) each Mortgage, (iii) each Intellectual Property Security Agreement, (iv) any supplement to any of the foregoing delivered or deemed delivered to the Purchaser Representative pursuant to the definition of “Collateral and Guarantee Requirement”, (v) the Perfection Certificate (including any Perfection Certificate delivered to the Purchaser Representative pursuant to the definition of “Collateral and Guarantee Requirement”) and (vi) each of the other instruments and documents pursuant to which any Note Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, with respect to each Purchaser, such Purchaser’s Initial Note Commitment, Delayed Draw Note Commitment and Additional Note Commitment, as applicable, in effect as of such time.

“Common Stock” means shares of Class A common stock, par value $0.0001 per share, of the Issuer.

“Company Competitor” means any competitor of the Issuer and/or any of its subsidiaries.

“Competitor Debt Fund Affiliate” means, with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any Disqualified Lending Institution) that is (a) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes (but not with a view towards (i) owning the borrower or issuer of any such loan or similar extension of credit or (ii) investing in special or opportunistic situations) and (b) managed, sponsored or advised by any person that is controlling, controlled by or under common control with the relevant Company Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Company Competitor or its Affiliates, or the management, control or operation thereof, (i) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (ii) has access to any information (other than information that is publicly available) relating to the Issuer and/or any entity that forms part of its business (including any of its subsidiaries).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit M.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, with respect to any Person on a consolidated basis for any period, the sum of:

(a)          Consolidated Net Income for such period; plus

(b)         to the extent not otherwise included in the determination of Consolidated Net Income for such period, the amount of any proceeds of any business interruption insurance policy in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent such proceeds are not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters)); plus

(c)          without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for:

(i)          Consolidated Interest Expense;

(ii)        Charges related to any de novo facility (including any Acqui-Novo Facility), including any construction, pre-opening and start-up period prior to opening, until such facility has been open and operating (in the case of any Acqui-Novo Facility, as an “ATI” or similar trade name clinic) for a period of 6 consecutive months; provided, that the aggregate amount added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA in any four Fiscal Quarter period in reliance on this clause (c)(ii), together with the aggregate amount added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clauses (c)(xii), (c)(xiii), (c)(xiv), and (c)(xv), the aggregate amounts added in determining Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clauses (e) and (f) of “Consolidated Adjusted EBITDA” and the aggregate amount excluded from Consolidated Net Income in such four Fiscal Quarter period in reliance on the Consolidated Net Income Specified Exclusion, shall be subject to, and not exceed, the Shared EBITDA Cap;

(iii)       Taxes paid and any provision for Taxes, including income, capital, state, franchise and similar Taxes, property Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement or as a result of any intercompany distribution) of such Person paid or accrued during such period;

(iv)        (A) all depreciation and amortization (including, without limitation, amortization of goodwill, software and other intangible assets), (B) all impairment Charges (excluding any bad debt expense) and (C) all asset write-offs and/or write-downs (excluding any account receivables write-offs and/or write-downs);

(v)        any earn-out and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) incurred in connection with any acquisition and/or other Investment permitted under Section 6.06 which is paid or accrued during such period and in connection with any similar acquisition or other Investment completed prior to the Closing Date and, in each case, adjustments thereof;

(vi)        any non-cash Charge, including the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes (provided that to the extent that any such non-cash Charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent);

(vii)       any non-cash compensation Charge and/or any other non-cash Charge arising from the granting of any stock option or similar arrangement (including any profits interest), the granting of any stock appreciation right and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement);

(viii)      (A) to the extent incurred or accrued on or prior to December 31, 2023, Transaction Costs, (B) Charges incurred in connection with any transaction (in each case, regardless of whether consummated), and whether or not permitted under this Agreement, including any incurrence, issuance and/or incurrence of Indebtedness and/or any issuance and/or offering of Capital Stock (including, in each case, by any Parent Company), any Investment, any acquisition, any Disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any repayment, redemption, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction, (C) the amount of any Charge that is actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that in respect of any Charge that is added back in reliance on clause (C) above, the relevant Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters) and/or (D) Public Company Costs provided that the aggregate amount added to Consolidated Net Income for purposes of determining Consolidated Adjusted EBITDA in any four Fiscal Quarter period in reliance on this clause (c)(viii)(D) shall not exceed $15,000,000;

(ix)        any Charge or deduction that is associated with any Restricted Subsidiary and attributable to any non-controlling interest and/or minority interest of any third party provided that the aggregate amount added to Consolidated Net Income for purposes of determining Consolidated Adjusted EBITDA in any four Fiscal Quarter period in reliance on this clause (c)(ix) shall not exceed $6,000,000;

(x)        without duplication of any amount referred to in clause (b) above, the amount of (A) any Charge to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary or Consolidated APC of such Person under any agreement providing for reimbursement of such Charge or (B) any Charge with respect to any liability or casualty event, business interruption or any product recall, (i) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next four Fiscal Quarters) or (ii) without duplication of amounts included in a prior period under clause (B)(i) above, to the extent such Charge is covered by insurance proceeds received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of Charge paid during such period such excess amounts received may be carried forward and applied against any Charge in any future period);

(xi)       the amount of management, monitoring, consulting, transaction and advisory fees and related indemnities and expenses (including reimbursements) pursuant to any sponsor management agreement and payments made to any Investor (and/or their respective Affiliates or management companies) for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and payments to outside directors of Opco or a Parent Company actually paid by or on behalf of, or accrued by, such Person or any of its subsidiaries; provided that such payment is permitted under this Agreement;

(xii)       (A) any Charge attributable to the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility opening and/or pre-opening), including the following: any inventory optimization program and/or any curtailment, any business optimization Charge, any restructuring Charge (including any Charge relating to any tax restructuring), any Charge relating to the closure or consolidation of any facility (including but not limited to rent termination costs, moving costs and legal costs), any systems implementation Charge, any severance Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative, any signing Charge, any retention or completion bonus, any expansion and/or relocation Charge, any Charge associated with any modification to any pension and post-retirement employee benefit plan, any software development Charge, any Charge associated with new systems design, any implementation Charge, any project startup Charge, any Charge in connection with new operations, any Charge in connection with unused warehouse space and (B) any Charge relating to a new contract, any consulting Charge and/or any corporate development Charge; provided, the aggregate amount added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA in any four Fiscal Quarter period in reliance on this clause (c)(xii), together with the aggregate amount added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA such four Fiscal Quarter period in reliance on clauses (c)(ii), (c)(xiii), (c)(xiv), and (c)(xv), the aggregate amounts added in determining Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clauses (e) and (f) of “Consolidated Adjusted EBITDA” and the aggregate amount excluded from Consolidated Net Income in such four Fiscal Quarter period in reliance on the Consolidated Net Income Specified Exclusion, shall be subject to, and not exceed, the Shared EBITDA Cap; plus

(xiii)     any Charge incurred or accrued in connection with any single or one-time event; provided, that the aggregate amount added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA in any four Fiscal Quarter period in reliance on this clause (c)(xiii), together with the aggregate amount added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clauses (c)(ii), (c)(xii), (c)(xiv), and (c)(xv), the aggregate amounts added in determining Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clauses (e) and (f) of “Consolidated Adjusted EBITDA” and the aggregate amount excluded from Consolidated Net Income in such four Fiscal Quarter period in reliance on the Consolidated Net Income Specified Exclusion, shall be subject to, and not exceed, the Shared EBITDA Cap; plus

(xiv)      any Charge incurred or accrued in connection with any Permitted Practice Subsidiary Restructuring; provided, the aggregate amount added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA in any four Fiscal Quarter period in reliance on this clause (c)(xiv), together with the aggregate amount added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clauses (c)(ii), (c)(xii), (c)(xiii), and (c)(xv), the aggregate amounts added in determining Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clauses (e) and (f) of “Consolidated Adjusted EBITDA” and the aggregate amount excluded from Consolidated Net Income in such four Fiscal Quarter period in reliance on the Consolidated Net Income Specified Exclusion, shall be subject to, and not exceed, the Shared EBITDA Cap; plus

(xv)       any add-back, adjustment and/or exclusion included in (A) the Financial Model and/or (B) any quality of earnings report prepared by any independent registered public accountant of recognized national standing or any other accounting firm reasonably acceptable to the Required Purchasers, in each case, delivered to the Purchaser Representative (on behalf of the Purchasers) (including, for the avoidance of doubt, in connection with any acquisition or similar investment prior to or after the Closing Date); provided, that the aggregate amount added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA in any four Fiscal Quarter period in reliance on this clause (c)(xv), together with the aggregate amount added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clauses (c)(ii), (c)(xii), (c)(xiii), and (c)(xiv), the aggregate amounts added in determining Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clauses (e) and (f) of “Consolidated Adjusted EBITDA” and the aggregate amount excluded from Consolidated Net Income in such four Fiscal Quarter period in reliance on the Consolidated Net Income Specified Exclusion, shall be subject to, and not exceed, the Shared EBITDA Cap; plus

(d)         to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period so long as the non-cash income or gain was deducted in the calculation of Consolidated Adjusted EBITDA (including any component definition) pursuant to clause (h) below for such period or any previous period and not added back; plus

(e)          the full pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (collectively, “Expected Cost Savings”) (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of the Issuer) related to (i) the Transactions, (ii) any Investment, Disposition, operating improvement, restructuring, cost savings initiative, any similar initiative (including the renegotiation of contracts and other arrangements, provided that in no event shall Consolidated Adjusted EBITDA be thereby increased by any revenue run rating (price or volume)) and/or specified transaction (any such Investment, Disposition, operating improvement, restructuring, cost savings initiative and/or similar initiative or specified transaction, a “Business Optimization Initiative”), in each case, consummated or implemented prior to, or on Closing Date and (iii) any Business Optimization Initiative consummated or implemented after the Closing Date; provided, that (A) the relevant action resulting in (or substantial steps towards the relevant action that would result in) such Expected Cost Savings must either be taken or expected to be taken within 18 months after the determination to take such action, and (B) the aggregate amount added to Consolidated Adjusted EBITDA in any four Fiscal Quarter period in reliance on this clause (e), together with the aggregate amount added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clauses (c)(ii), (c)(xii), (c)(xiii), (c)(xiv), and (c)(xv), the aggregate amount added in determining Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clause (f) of “Consolidated Adjusted EBITDA” and the aggregate amount excluded from Consolidated Net Income in such four Fiscal Quarter period in reliance on the Consolidated Net Income Specified Exclusion shall be subject to, and not exceed, the Shared EBITDA Cap; plus

(f)          if greater than zero, with respect to any facility or practice (a “De Novo Facility”) that has been open or operating for less than 8 full fiscal quarters, including, any Acqui-Novo Facility that has been open and operating as an “ATI” (or similar trade name) clinic for less than 8 full fiscal quarters, the pro forma “run rate” Consolidated Adjusted EBITDA attributable to such De Novo Facility, which will be assumed to be (i) the Consolidated Adjusted EBITDA attributable to comparable (as determined by the Issuer in good faith) facilities that have been opened and operating for a period of at least 12 consecutive months and determined in good faith by the Issuer by annualizing the Consolidated Adjusted EBITDA attributable to the relevant comparable (as determined by the Issuer in good faith) facilities in their respective fourth full fiscal quarter of operation minus (ii) the actual Consolidated Adjusted EBITDA generated by the relevant De Novo Facility (this clause (f), the “De Novo Facility Adjustment”); provided, the aggregate amount added to Consolidated Adjusted EBITDA in any four Fiscal Quarter period in reliance on this clause (f), together with the aggregate amount added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clauses (c)(ii), (c)(xii), (c)(xiii), (c)(xiv), and (c)(xv), the aggregate amount added in determining Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clause (e) of “Consolidated Adjusted EBITDA” and the aggregate amount excluded from Consolidated Net Income in such four Fiscal Quarter period in reliance on the Consolidated Net Income Specified Exclusion, shall be subject to, and not exceed, the Shared EBITDA Cap; plus

(g)         non-cash Charges in connection with a change in the fair value of contingent earn-out shares and/or warrants with respect to the SPAC Transaction (as defined in the First Lien Credit Agreement as in effect of the Signing Date), the Series A Preferred Shares issued on the Closing Date and any subsequent public or private offering of equity interests of the Issuer or any direct or indirect parent company thereof; minus

(h)         any amount which, in the determination of Consolidated Net Income for such period, has been added for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); minus

(i)          the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash Charge that is accounted for in a prior period which was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and which does not otherwise reduce Consolidated Net Income for the current period; minus

(j)          to the extent the related legal and/or professional fees were not excluded or deducted in the determination of Consolidated Net Income for such period (or did not otherwise reduce Consolidated Net Income for such period), the amount by which (i) the sum of the aggregate amount of Restricted Payments made pursuant to sub-clause (y) of Section 6.04(a)(i)(D) in respect of such legal and/or professional fees that were not so excluded or deducted in in the four Fiscal Quarter period in such period plus the aggregate amount of Public Company Costs added back to Consolidated Net Income for purposes of the determination of Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clause (c)(viii)(D) of the definition of “Consolidated Adjusted EBITDA” exceeds (ii) $20,000,000 in such four Fiscal Quarter period.

Notwithstanding anything to the contrary herein,

(1)          there shall be no adjustment to Consolidated Adjusted EBITDA or Consolidated Net Income for bad debt expense or account receivables write-downs or write-offs; and

(2)          for the avoidance of doubt, the Shared EBITDA Cap shall not exceed 25% of Consolidated Adjusted EBITDA.

It is understood and agreed that, for purposes of calculating the Consolidated Adjusted EBITDA attributable to any de novo facility, if the De Novo Facility Adjustment applies in any Fiscal Quarter (the “Subject Fiscal Quarter”) of a Test Period, the De Novo Facility Adjustment will continue to apply with respect to such Subject Fiscal Quarter in any subsequent Test Period that includes such Subject Fiscal Quarter, even if the De Novo Facility Adjustment does not apply in respect of such de novo facility in any subsequent fiscal quarter included in any such subsequent Test Period.

“Consolidated APC” means any Affiliated Practice that has entered into or is otherwise subject to Acceptable Practice Management Arrangements, which, for accounting purposes is consolidated with the Issuer in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (a) consolidated total interest expense of such Person and its Restricted Subsidiaries and/or Consolidated APCs for such period, whether paid or accrued and whether or not capitalized, (including, without limitation (and without duplication), amortization of any debt issuance cost and/or original issue discount, any premium paid to obtain payment, financial assurance or similar bonds, any interest capitalized during construction, any non-cash interest payment, the interest component of any deferred payment obligation, the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance, any fee and/or expense paid to the Purchaser Representative in connection with its services hereunder, any other bank, administrative agency (or trustee) and/or financing fee and any cost associated with any surety bond in connection with financing activities (whether amortized or immediately expensed)) plus (b) any cash dividend paid or payable in respect of Disqualified Capital Stock during such period other than to such Person or any Note Party and/or any Consolidated APC, plus (c) any net losses or obligations arising from any Hedge Agreement and/or other derivative financial instrument issued by such Person for the benefit of such Person or its subsidiaries and/or Consolidated APCs, in each case determined on a consolidated basis for such period.  For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.

“Consolidated Net Income” means, in respect of any period and as determined for any Person (the “Subject Person”) on a consolidated basis, an amount equal to the sum of net income, determined in accordance with GAAP, but excluding:

(a)          (i) the income of any Person (other than a Restricted Subsidiary and/or a Consolidated APC of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries or Consolidated APCs) has a joint interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries or Consolidated APCs by such Person during such period or (ii) the loss of any Person (other than a Restricted Subsidiary or Consolidated APC of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries or Consolidated APCs) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries or Consolidated APCs has contributed cash or Cash Equivalents to such Person in respect of such loss during such period,

(b)          any gain or Charge attributable to any asset Disposition (including asset retirement costs and including any abandonment of assets) or of returned surplus assets outside the ordinary course of business,

(c)         (i) any Charge from (A) any extraordinary item (as determined in good faith by such Person) and/or (B) any nonrecurring or unusual item (as determined in good faith by such Person) and/or (ii) any Charge associated with and/or payment of any actual or prospective legal settlement, fine, judgment or order (this clause (c)(ii), together with this clause (c)(i), the “Consolidated Net Income Specified Exclusion”) and/or (ii) any net gain (it being understood that in no event shall the Charges netted against such gain exceed such gain and result in an increase to Consolidated Net Income) from (A) any extraordinary item (as determined in good faith by such Person) and/or (B) any nonrecurring or unusual item (as determined in good faith by such Person); provided that the aggregate amount excluded from Consolidated Net Income in any four Fiscal Quarter period in reliance on the Consolidated Net Income Specified Exclusion, together with the aggregate amount added to Consolidated Net Income for purpose of determining Consolidated Adjusted EBITDA in such four Fiscal Quarter period in reliance on clauses (c)(ii), (c)(xii), (c)(xiii), (c)(xiv),(c)(xv), (e) and (f) of “Consolidated Adjusted EBITDA”, shall be subject to, and not exceed, the Shared EBITDA Cap,

(d)         any net gain or Charge with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of the Issuer, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Person, relating to assets or properties held for sale or pending the divestiture or termination thereof) and/or (iii) any facility that has been closed during such period,

(e)          any net income or write-off or amortization made of any deferred financing cost and/or premium paid or other Charge, in each case attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreement),

(f)          (i) any Charge incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, any pension plan (including any post-employment benefit scheme which has been agreed with the relevant pension trustee), any stock subscription or shareholder agreement, any employee benefit trust, any employment benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement) (excluding in the case of this clause (i) any cash contributions to any employee 401(k) program or similar arrangement) and (ii) any Charge incurred in connection with the rollover, acceleration or payout of Capital Stock held by management of the Issuer and/or any Restricted Subsidiary, in each case, to the extent that any cash Charge is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock,

(g)          any Charge that is established, adjusted and/or incurred, as applicable, (i) within 12 months after the Closing Date that is required to be established, adjusted or incurred, as applicable, as a result of the Transactions in accordance with GAAP, (ii) within 12 months after the closing of any other acquisition that is required to be established, adjusted or incurred, as applicable, as a result of such acquisition in accordance with GAAP or (iii) as a result of any change in, or the adoption or modification of, accounting principles and/or policies in accordance with GAAP,

(h)        (i) the effects of adjustments (including the effects of such adjustments pushed down to the relevant Person and its subsidiaries and/or Consolidated APCs) in component amounts required or permitted by GAAP (including in the inventory, property and equipment, lease, rights fee arrangement, software, goodwill, intangible asset, in-process research and development, deferred revenue, advanced billing and debt line items thereof), resulting from the application of purchase accounting in relation to the Transactions (as defined in the First Lien Credit Agreement as in effect on the Signing Date) or any consummated acquisition or recapitalization accounting or the amortization or write-off of any amounts thereof, net of Taxes, and (ii) the cumulative effect of changes (effected through cumulative effect adjustment or retroactive application) in, or the adoption or modification of, accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income (except that, if the Issuer determines in good faith that the cumulative effects thereof are not material to the interests of the Purchasers, the effects of any change, adoption or modification of any such principles or policies may be included in any subsequent period after the Fiscal Quarter in which such change, adoption or modification was made),

(i)          [reserved];

(j)          [reserved];

(k)          (i) any realized or unrealized gain or loss in respect of (A) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (B) any other derivative instrument pursuant to, in the case of this clause (B), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging, (ii) any realized or unrealized foreign currency exchange gain or loss (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedge Agreements for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk); provided, that notwithstanding anything to the contrary herein, any realized gain or loss in respect of any Designated Operational FX Hedge shall be included in the calculation of Consolidated Net Income, and

(l)          any deferred Tax expense associated with any tax deduction or net operating loss arising as a result of the Transactions, or the release of any valuation allowance related to any such item.

“Consolidated Net Income Specified Exclusion” has the meaning assigned to such term in clause (c) of the definition of “Consolidated Net Income.”

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of (a) all third party debt for borrowed money (including LC Disbursements (as defined in the First Lien Credit Agreement as in effect on the Signing Date) that have not been reimbursed within three Business Days and the outstanding principal balance of all indebtedness of such Person represented by notes, bonds and similar instruments and excluding, for the avoidance of doubt, (i) undrawn letters of credit and (ii) the amount of any loan made by the Issuer and/or any Restricted Subsidiary to any Consolidated APC), (b) capital leases and purchase money indebtedness, (c) the deferred purchase price of property or services constituting Indebtedness under clause (d) of the definition of “Indebtedness” and (d) guarantees of Indebtedness of the type described in clause (a) above, as such amount may be adjusted to reflect the effect (as determined by the Issuer in good faith) of any hedge agreement or other derivative instrument entered into in respect of the currency exchange risk relating to such third party debt for borrowed money, calculated on a mark-to-market basis; minus (e) the Unrestricted Cash Amount and (f) excluding any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of the Unrestricted Cash Amount.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contribution Indebtedness Amount” has the meaning assigned to such term in Section 6.01(r).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement (after the First Lien Credit Agreement Obligations Payment Date, in form and substance reasonably satisfactory to the Required Purchasers and the Purchaser Representative), among the Purchaser Representative (or, in lieu of the Purchaser Representative, the First Lien Credit Agreement Agent, as gratuitous bailee for the Purchaser Representative), the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Note Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Purchaser Representative (or the First Lien Credit Agreement Agent, as gratuitous bailee for the Purchaser Representative).

“Conversion Date” has the meaning set forth in Section 10.03.

“Conversion Price” means, initially, $0.25 per share of Common Stock, subject to adjustment as set forth herein.

“Conversion Right” has the meaning set forth in Section 10.01.

“Conversion Shares” has the meaning set forth in Section 10.01.

“Converted Amount” has the meaning assigned to such term in Section 10.01.

“Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Credit Party” means the Purchaser Representative or any other Purchaser.

“Cure Amount” shall have the meaning assigned to such term in the First Lien Credit Agreement.

“Daily VWAP” means, for any trading day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ATIP AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer).  The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“De Novo Facility” has the meaning assigned to such term in clause (f) of the definition of Consolidated Adjusted EBITDA.

“De Novo Facility Adjustment” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Debt Fund Affiliate” means with respect to each Sponsor, any Affiliate of such Sponsor (other than a natural Person) that is a bona fide debt fund or other investment vehicle (in each case with one or more bona fide investors to whom its managers owe fiduciary duties independent of their fiduciary duties to the fund or other investment vehicle of such Sponsor (and funds managed or advised by such fund or investment vehicle) that is responsible for managing the equity investment in the company) that is primarily engaged in, or manages or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Defaulting Purchaser” means any Person that has (a) defaulted in (or is otherwise unable to perform) its obligations under this Agreement, including without limitation, to purchase a Note within one Business Day of the date required hereunder, (b) notified the Purchaser Representative or any Note Party in writing that it does not intend to satisfy or perform any such obligation or has made a public statement to the effect that it does not intend to comply with its funding and/or purchasing obligations under this Agreement or under agreements in which it commits to extend credit generally (unless such writing or public statement relates to such Purchaser’s obligation to purchase a Note hereunder and states that such position is based on such Purchaser’s good faith determination that a condition precedent to purchasing specifically identified and including the particular default, if any) cannot be satisfied), (c) failed, within two Business Days after the request of the Issuer, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to purchase prospective Notes; provided that such Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon receipt of such written confirmation by the Purchaser Representative and the Issuer, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (e) (i) become (or any parent company thereof has become) either the subject of (A) a bankruptcy or insolvency proceeding or (B) a Bail-In Action, (ii) has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or (iii) has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Person subject to this clause (e), the Issuer and the Purchaser Representative shall have received a certification from such Person that such Person intends, and has received all approvals required to enable it (in form and substance satisfactory to the Issuer and the Purchaser Representative, acting on the instructions of the Required Purchasers) to continue to perform its obligations hereunder; provided that no Person shall be deemed to be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any Capital Stock in such Purchaser or its parent by any Governmental Authority; provided that such action does not result in or provide such Purchaser with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Person is a party.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Delayed Draw Note Commitment” means, with respect to any Person, the commitment of such Person to purchase Delayed Draw Notes hereunder in an aggregate amount not to exceed the amount set forth opposite such Person’s name on Schedule 2.01, as the same may be (a) reduced from time to time pursuant to Section 2.11 and (b) reduced or increased from time to time pursuant to assignments by or to such Purchaser pursuant to Section 9.05. The aggregate amount of the Delayed Draw Purchasers’ Delayed Draw Note Commitments on the Closing Date is $25,000,000.

“Delayed Draw Note Commitment Termination Date” means, with respect to any Delayed Draw Note Commitment, the date that is 548 days after the Closing Date.

“Delayed Draw Notes” means senior second lien secured convertible PIK notes in an aggregate initial principal amount of up to $25,000,000 (plus from time to time any interest accrued thereon, which shall be payable in kind), as reduced by any repayment, redemption or retirement thereof, issued on or after the Closing Date pursuant to this Agreement and substantially in the form attached hereto as Exhibit B-2.

“Delayed Draw Purchaser” means any Person with a Delayed Draw Note Commitment and/or an outstanding Delayed Draw Note.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Issuer or its subsidiaries shall be a Derivative Transaction.

“Designated Operational FX Hedge” means any Hedge Agreement entered into for the purpose of hedging currency-related risks in respect of the revenues, cash flows or other balance sheet items of the Issuer, any of its subsidiaries and/or Consolidated APCs and designated at the time entered into (or on or prior to the Closing Date, with respect to any Hedge Agreement entered into on or prior to the Closing Date) as a Designated Operational FX Hedge by the Issuer in a writing delivered to the Purchaser Representative.

“Discretionary Guarantor” has the meaning assigned to such term in Section 5.12(c).

“Disposition” or “Dispose” means the sale, lease, sublease, license, sublicense or other disposition of any property of any Person, including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division or any issuance of Capital Stock of any subsidiary of the Issuer.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided that any (x) Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions unless either (1) the relevant redemption is permitted by the terms of this Agreement or (2) the Termination Date has occurred and (y) for purposes of clauses (a) through (d) above, it is understood and agreed that if any such maturity, redemption conversion, exchange, repurchase obligation or scheduled payment is in part, only such part coming into effect prior to the date that is 91 days following the Latest Maturity Date (determined at the time such Capital Stock is issued) shall constitute Disqualified Capital Stock.  For the avoidance of doubt, the Series A Preferred Shares and the Series B Preferred Stock shall not constitute Disqualified Capital Stock.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Issuer or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Issuer (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means:

(a)          (i) any Person identified in writing to the Purchaser Representative on or prior to the date hereof and acceptable to the Required Purchasers (it being understood and agreed that list delivered by counsel to the Purchasers to the Issuer on April 9, 2023 is acceptable to the Required Purchasers), (ii) any Person that is identified in writing to the Purchaser Representative after the date hereof (provided, that any Person so identified after the date hereof must be reasonably acceptable to the Required Purchasers), (iii) any Affiliate of any Person described in clauses (i) or (ii) above that is reasonably identifiable on the basis of such Person’s name as an Affiliate of such Person, and (iv) any other Affiliate of any Person described in clauses (i), (ii) or (iii) above that is identified in a written notice to the Purchaser Representative (each such person, a “Disqualified Lending Institution”); and

(b)          prior to the occurrence of an Event of Default under Section 7.01(f) or (g), (i) any Person that is or becomes a Company Competitor and/or any Affiliate of any Company Competitor (other than a Competitor Debt Fund Affiliate), in each case, that is identified in writing to the Purchaser Representative, (ii) any Affiliate of any Person described in clause (i) above (other than any Competitor Debt Fund Affiliate) that is reasonably identifiable on the basis of such Person’s name as an Affiliate of such Person and (iii) any other Affiliate of any Person described in clauses (i) or (ii) above that is identified in a written notice to the Purchaser Representative; it being understood and agreed that no Competitor Debt Fund Affiliate of any Company Competitor may be designated as a Disqualified Institution pursuant to this clause (iii);

provided that no written notice delivered pursuant to clauses (a)(ii), (a)(iv), (b)(i) and/or (b)(iii) above shall apply retroactively to disqualify any person that has previously acquired an assignment or participation interest in the Notes prior to the delivery of such notice.

The Issuer shall be permitted to remove any Person from the list of Disqualified Institutions; provided, that at any time after the removal of such Person, the Issuer shall be permitted to redesignate such Person as a Disqualified Institution without the consent of the Purchaser Representative or any other Person upon written notice to the Purchaser Representative.

“Disqualified Lending Institution” has the meaning assigned to such term in the definition of “Disqualified Institution”.

“Disqualified Person” has the meaning assigned to such term in Section 9.05(f)(ii).

“Distributed Property” shall have the meaning specified in Section 10.04(c).

“Dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the U.S., any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country (or, to the extent that the United Kingdom is not an EEA Member Country, the United Kingdom), which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country (or, to the extent that the United Kingdom is not an EEA Member Country, the United Kingdom), which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country (or, to the extent that the United Kingdom is not an EEA Member Country, the United Kingdom), which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Electronic Signature” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Eligible Transferee” means (a) any Purchaser, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Purchaser, (d) any Approved Fund of any Purchaser and (e) to the extent permitted under Section 9.05(g), any Affiliated Purchaser or any Debt Fund Affiliate; provided that in any event, “Eligible Transferee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 2.25(b) or Section 9.05(g), the Issuer or any of its Affiliates.

“Encumbrance” means all security interests, mortgages, charges, options, equities, claims, or other third-party rights (including rights of pre-emption) of any nature whatsoever.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.

“Environmental Laws” means any and all current or future applicable foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) environmental matters, including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Issuer or any of its Restricted Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Issuer or any Restricted Subsidiary and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Issuer or any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of the Issuer or any Restricted Subsidiary or any ERISA Affiliate as described in Section 4062(e) of ERISA, in each case, resulting in liability pursuant to Section 4063 of ERISA; (c) a complete or partial withdrawal by the Issuer or any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan resulting in the imposition of Withdrawal Liability on the Issuer or any Restricted Subsidiary or any ERISA Affiliate, notification of the Issuer or any Restricted Subsidiary or any ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or the receipt by the Issuer or any Restricted Subsidiary or any ERISA Affiliate of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA or of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Issuer or any Restricted Subsidiary or any ERISA Affiliate, with respect to the termination of any Pension Plan; or (g) the conditions for imposition of a Lien under Section 303(k) of ERISA have been met with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Issuer.

“Excess Cash Flow” means “Excess Cash Flow” as defined in the First Lien Credit Agreement as in effect on the Signing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchanged Term Loans” means with respect to each Initial Purchaser, the First Lien Term Loans identified with respect to such Initial Purchaser on Schedule 2.01 hereto.

“Excluded Account” means any Deposit Account (a) that is an escrow, fiduciary, trust or similar account for the benefit of third parties (other than the Issuer or any Restricted Subsidiary), (b) holding cash collateral for a third party (other than the Issuer or any Restricted Subsidiary) subject to a Lien permitted under Section 6.02, (c) used by any Note Party exclusively for disbursements and/or payments of payroll in the ordinary course of business, (d) that is a zero balance account or (e) that has an average daily balance measured on a monthly basis of less than $1,000,000 individually or $5,000,000 in the aggregate for all such Deposit Accounts that are Excluded Accounts pursuant to this clause (e).

“Excluded Assets” means each of the following:

(a)          any asset the grant or perfection of a security interest in which would (i) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than assets subject to Capital Leases and purchase money financings), (ii) violate (after giving effect to applicable anti-assignment provisions of the UCC or other applicable Requirements of Law) the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of Capital Leases and purchase money financings), or (iii) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision (to the extent such contract is binding on such asset at the time of its acquisition and not incurred in contemplation thereof); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right,

(b)          the Capital Stock of any (i) Captive Insurance Subsidiary and/or (ii) not-for-profit subsidiary.

(c)         any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark application under applicable federal law,

(d)         any asset (including any Capital Stock), the grant or perfection of a security interest in which would (i) be prohibited under applicable Requirements of Law (including, without limitation, rules and regulations of any Governmental Authority) or (ii) require any governmental or regulatory consent, approval, license or authorization, except to the extent such requirement or prohibition would be rendered ineffective under the UCC or other applicable Requirements of Law notwithstanding such requirement or prohibition; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clauses (d)(i) or (d)(ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant requirement or prohibition or (iii) result in material adverse tax consequences to any Note Party as reasonably determined by the Issuer and specified in a written notice to the Purchaser Representative,

(e)          (i) any leasehold Real Estate Asset, (ii) except to the extent a security interest therein can be perfected by the filing of a UCC-1 financing statement, any other leasehold interest and (iii) any owned Real Estate Asset that is not a Material Real Estate Asset,

(f)          the Capital Stock of any Person that is not a Wholly-Owned Subsidiary,

(g)          any Margin Stock,

(h)          the Capital Stock of (i) any Foreign Subsidiary (other than a Foreign Subsidiary that is a Discretionary Guarantor) and (ii) any FSHCO, in each case, (A) in excess of 65% of the issued and outstanding voting Capital Stock and 100% of the issued and outstanding non-voting Capital Stock of any such Foreign Subsidiary and/or FSHCO or (B) to the extent such Foreign Subsidiary or FSHCO is not a first-tier Subsidiary of any Note Party,

(i)          Commercial Tort Claims with a value (as reasonably estimated by the Issuer) of less than $5,000,000,

(j)          Deposit Accounts of the type described in clause (a), (b) or (c) of the definition of Excluded Accounts,

(k)         assets subject to any purchase money security interest, Capital Lease obligation or similar arrangement, in each case, that is permitted or otherwise not prohibited by the terms of this Agreement and to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Issuer or any Subsidiary of the Issuer) after giving effect to the applicable anti-assignment provisions of the UCC or any other applicable Requirement of Law; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (k) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or other applicable Requirements of Law notwithstanding the relevant violation or invalidation,

(l)           patient records and

(m)        any asset with respect to which the Required Purchasers and the Issuer have reasonably determined in writing that the cost, burden, difficulty or consequence (including any effect on the ability of the Issuer and its subsidiaries to conduct their operations and business in the ordinary course of business and including the cost of title insurance, surveys or flood insurance (if necessary)) of obtaining or perfecting a security interest therein outweighs, or is excessive in light of, the practical benefit of a security interest to the relevant Secured Parties afforded thereby.

Notwithstanding anything to the contrary contained herein, no Management Services Agreement, no other agreement constituting an Acceptable Practice Management Arrangement nor any other agreement among a Note Party and an Affiliated Practice relating to the provision of management services, or any of the rights and interests of any Note Party under any of the foregoing agreements or any proceeds thereof shall constitute Excluded Assets.

“Excluded Subsidiary” means:

(a)          (i) any Restricted Subsidiary that is a JV Entity and (ii) any subsidiary of any Person described in the foregoing clause (i),

(b)          any Immaterial Subsidiary,

(c)          any Restricted Subsidiary (i) that is prohibited or restricted from providing a Note Guaranty by (A) any Requirement of Law or (B) any Contractual Obligation that exists on the Closing Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary (including pursuant to assumed Indebtedness)), (ii) that would require a governmental (including regulatory) or third party consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) to provide a Note Guaranty (in each case, at the time such Restricted Subsidiary became a Subsidiary) or (iii) with respect to which the provision of a Note Guaranty would result in material adverse tax consequences as reasonably determined by the Issuer, where the Issuer notifies the Purchaser Representative in writing of such determination,

(d)          any not-for-profit subsidiary,

(e)          any Captive Insurance Subsidiary,

(f)          [reserved],

(g)          any Foreign Subsidiary,

(h)         any Domestic Subsidiary that (i) is a FSHCO or (ii) is a direct or indirect subsidiary of any Foreign Subsidiary (other than a Foreign Subsidiary that is a Discretionary Guarantor and is directly and wholly owned by one or more Domestic Subsidiaries that are Note Parties);

(i)          [reserved],

(j)          any Restricted Subsidiary directly or indirectly acquired by the Issuer that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted by Section 6.01 to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from providing a Note Guaranty (which prohibition was not implemented in contemplation of such Restricted Subsidiary becoming a subsidiary in order to avoid the requirement of providing a Note Guaranty) and/or

(k)          any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Required Purchasers and the Issuer, the burden or cost of providing a Note Guaranty outweighs, or would be excessive in light of, the practical benefits afforded thereby.

Notwithstanding anything to the contrary contained herein, no APC Manager shall constitute an Excluded Subsidiary.

“Excluded Taxes” means, with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of any Note Party under any Note Document, (a) any Taxes imposed on (or measured by) such recipient’s net income (however denominated) or franchise Taxes, (i) imposed as a result of such recipient being organized or having its principal office located in or, in the case of any Purchaser, having its applicable lending office located in, the taxing jurisdiction or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code, or any similar Tax imposed by any jurisdiction described in clause (a), (c) any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Purchaser (other than a Purchaser that became a Purchaser pursuant to an assignment under Section 2.22(b)) with respect to an applicable interest in a Note or Commitment pursuant to a Requirement of Law in effect on the date on which such Purchaser (i) acquires such interest in the applicable Commitment or, if such Purchaser did not fund the applicable Note pursuant to a prior Commitment, on the date such Purchaser acquires its interest in such Note or (ii) designates a new lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Tax were payable either to such Purchaser’s assignor immediately before such Purchaser acquired the applicable interest in a Note or Commitment or to such Purchaser immediately before it designated a new lending office, (d) any Tax imposed as a result of a failure by any Purchaser, the Purchaser Representative or such Credit Party to comply with its respective obligations under Sections 2.20(f) or (j) and (e) any U.S. federal withholding Tax under FATCA.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, hereof owned, leased, operated or used by the Issuer or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” has the meaning assigned to such term in Section 3.17(c).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York sets forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

“Fee Letter” means that certain fee letter dated on or about the date hereof between the Issuer and the Purchaser Representative.

“Financial Model” has the meaning assigned to such term in the First Lien Credit Agreement as in effect on the Signing Date.

“First Lien Credit Agreement” means that certain Credit Agreement, dated as of February 24, 2022 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of March 30, 2022 and as further amended by that certain Amendment No. 2 to Credit Agreement, dated as of the Agreement Effective Date), among Opco, as borrower, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent.

“First Lien Credit Agreement Agent” means the “Senior Agent” as defined in the Second Lien Intercreditor and Subordination Agreement.

“First Lien Credit Agreement Obligations Payment Date” means the date that the Senior Obligations shall have been Paid in Full, as defined in the Second Lien Intercreditor and Subordination Agreement.

“First Lien Credit Documents” means the First Lien Credit Agreement and the other “Loan Documents” (as defined in the First Lien Credit Agreement) (or the equivalent term in the documentation governing any other First Lien Facility).

“First Lien Facility” means the credit facilities governed by the First Lien Credit Agreement, including any First Lien Incremental Facility and one or more debt facilities or other financing arrangements (including indentures or note purchase agreements) providing for loans or other indebtedness that replace or refinance such credit facilities, including any such replacement or refinancing facility, indenture or note purchase agreement that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments, replacements and restatements or refundings thereof or any such debt financings or other financing arrangements that replace or refinance such credit facilities or other Indebtedness (or any subsequent replacement thereof), in each case to the extent otherwise permitted or not restricted by this Agreement.

“First Lien Incremental Cap” means, at any time, the “Incremental Cap” as defined in the First Lien Credit Agreement as in effect on the Signing Date.

“First Lien Incremental Facilities” means “Incremental Facilities” as defined in the First Lien Credit Agreement (or the equivalent term in the documentation governing any other First Lien Facility to the extent not less favorable to the Purchasers).

“First Lien Term Loans” means any Term Loans under the First Lien Credit Agreement.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Issuer ending on or about December 31 of each calendar year.

“Fixed Amount” has the meaning assigned to such term in Section 1.10(c).

“Fixed Incremental Amount” means $150,000,000.

“Flood Hazard Property” means any parcel of any Material Real Estate Asset subject to a Mortgage located in the U.S. in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Forced Conversion” has the meaning assigned to such term in Section 10.02(a).

“Forced Conversion Date” has the meaning assigned to such term in Section 10.02(b).

“Forced Conversion Notice” has the meaning assigned to such term in Section 10.02(b).

“Forced Conversation Notice Date” has the meaning assigned to such term in Section 10.02(b).

“Foreign Purchaser” means a Purchaser that is not a U.S. Person.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“Fortress” means Fortress Value Acquisition Corp. II, together with its controlled Affiliates and funds managed or advised by it or any or its respective controlled Affiliates (other than any portfolio company).

“FRB” means the Board of Governors of the Federal Reserve System of the U.S.

“FSHCO” means (a) any direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock and/or Indebtedness of one or more Foreign Subsidiaries (other than Foreign Subsidiaries that are Discretionary Guarantors) and (b) any direct or indirect Domestic Subsidiary that has no material assets other than the Capital Stock and/or Indebtedness of one or more Persons of the type described in the immediately preceding clause (a) or in this clause (b).

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the U.S., a foreign government or any political subdivision thereof.

“Governmental Authorization” means any permit, license, authorization, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Purchaser” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, limited or regulated under any Environmental Law or by any Governmental Authority or which poses a hazard to the Environment or to human health and safety, including without limitation, petroleum and petroleum by-products, asbestos and asbestos-containing materials, polychlorinated biphenyls, medical waste and pharmaceutical waste.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Healthcare Laws” means all applicable Requirements of Law relating to healthcare providers and facilities, participation in United States federal healthcare programs, the practice of physical therapy, or otherwise relating to the regulation, provision or administration of, or payment for, healthcare products or services, including (a) all laws related to the billing or submission of claims, reimbursement or fraud and abuse, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the federal Physician Self-Referral Prohibition (commonly referred to as the “Stark Law”) (42 U.S.C. § 1395nn), the Program Fraud Civil Remedies Act (31 U.S.C. §§ 3801-3812), the federal False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, the regulations promulgated pursuant to each of the foregoing statutes, and all applicable counterpart state laws to any of the foregoing; (b) Medicare (Title XVIII of the Social Security Act), as amended and the regulations promulgated thereunder, including all conditions of participation; (c) Medicaid (Title XIX of the Social Security Act), as amended and the regulations promulgated thereunder, including all conditions of participation; (d) TRICARE (10 U.S.C. Section 1071 et seq.), as amended and the regulations promulgated thereunder; (e) the Patient Protection and Affordable Care Act (Pub. L. 111−148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111−152), and the regulations promulgated pursuant to each of the foregoing; (f) quality, safety and medical necessity Requirements of Law relating to the regulation, provision or administration of, or payment for, healthcare products or services; (g) workers’ compensation Requirements of Law; (h) HIPAA; (i) Requirements of Law relating to the regulation of the corporate practice of physical therapy; and (j) licensure, permit or authorization Requirements of Law relating to the regulation, provision or administration of, or payment for, healthcare products or services, including physical therapy Requirements of Law and durable medical equipment and home medical equipment Requirements of Law.

“Healthcare Permit” means any permit, license, approval, consent, certificate of need, provider number, registration or other authorization required by or from any Governmental Authority under any applicable Healthcare Law.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Note Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“HIPAA” means (a) the Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any state, commonwealth and local laws regulating the privacy and/or security of individually identifiable information, including state laws providing for notification of breach of privacy or security of individually identifiable information, in each case with respect to the laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Issuer (a) the assets of which do not exceed 2.50% of Consolidated Total Assets of the Issuer and its Restricted Subsidiaries and (b) the contribution to Consolidated Adjusted EBITDA of which does not exceed 2.50% of the Consolidated Adjusted EBITDA of the Issuer and its Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period; provided that, the Consolidated Total Assets and Consolidated Adjusted EBITDA (as so determined) of all Immaterial Subsidiaries shall not exceed 5.00% of Consolidated Total Assets and 5.00% of Consolidated Adjusted EBITDA, in each case, of the Issuer and its Restricted Subsidiaries as of the last day of the most recently ended Test Period; provided further that, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the most recent consolidated financial statements of the Issuer (or its applicable Parent Company) delivered pursuant to Section 4.01 hereof.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means the Fixed Incremental Amount.

“Incurrence-Based Amount” has the meaning assigned to such term in Section 1.10(c).

“Indebtedness” as applied to any Person means, without duplication:

(a)          all indebtedness for borrowed money;

(b)          that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(c)          all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d)          any obligation owed for all or any part of the deferred purchase price of property or services (excluding (i) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (ii) any such obligations incurred under ERISA, (iii) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (iv) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument;

(e)          all Indebtedness of others secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby have been assumed by such Person or is non-recourse to the credit of such Person;

(f)          the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

(g)          the Guarantee by such Person of the Indebtedness of another;

(h)          all obligations of such Person in respect of any Disqualified Capital Stock; and

(i)          all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes;

provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Net Leverage Ratio, the Secured Net Leverage Ratio or any other financial ratio under this Agreement and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venture partner) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement).

“Indemnified Taxes” means all Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Note Party under any Note Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“INHAM Exemption” has the meaning assigned to such term in Section 8.12(c)(v).

“Initial Note Commitment” means, with respect to any Initial Purchaser, the commitment of such Initial Purchaser to exchange Exchanged Term Loans held by such Initial Purchaser for Initial Notes hereunder in an aggregate amount not to exceed the amount set forth opposite such Initial Purchaser’s name on Schedule 2.01. The aggregate amount of the Initial Purchasers’ Initial Note Commitments on the Closing Date is $100,000,000.

“Initial Notes” has the meaning assigned to such term in Section 2.01(a).

“Initial Purchasers” means the Purchasers who are party to this Agreement as Purchasers on the Closing Date.

“Initial Series B Preferred Stock” means shares of Series B Preferred Stock, par value $0.0001 per share, of the Issuer, issued to each Initial Purchaser on the Closing Date and set forth opposite such Initial Purchaser’s name on Schedule 11.01 hereto in the column labeled “Initial Series B Preferred Stock.”

“Intellectual Property Security Agreement” means any agreement, or a supplement thereto, executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Note Party to the Purchaser Representative, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement, including an Intellectual Property Security Agreement substantially in the form of Exhibit H hereto.

“Intercompany Note” means a promissory note substantially in the form of Exhibit F.

“Intercreditor Agreement” means (a) with respect to the First Lien Facility, the Second Lien Intercreditor and Subordination Agreement or (b) with respect to any other Indebtedness, any other intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are reasonably acceptable to the Issuer, the Purchaser Representative and the Required Purchasers.

“Interest Payment Date” means with respect to any Note, the last Business Day of each Fiscal Quarter (commencing with the first full Fiscal Quarter to elapse after the Closing Date) and the Maturity Date of such Note; provided, however, that if any Note has an original term to maturity of more than five years from its original issuance date and otherwise would constitute an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code, then the last Interest Payment Date prior to the Maturity Date shall instead be the date that is exactly five years from the original issuance of the Initial Notes.

“Investment” means (a) any purchase or other acquisition for consideration by the Issuer or any of its Restricted Subsidiaries of any of the Securities of any other Person (other than any Note Party), (b) the acquisition for consideration by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Issuer, any Restricted Subsidiary, or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Issuer or any of its Restricted Subsidiaries to any other Person.  Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).  For purposes of Section 8.09(b), Investments held by any Note Party in any Subsidiary Guarantor that ceases to be a Wholly-Owned Subsidiary shall be deemed to be an Investment incurred on the date such Subsidiary Guarantor ceases to constitute a Wholly-Owned Subsidiary.

“Investors” means (a) the Sponsors and (b) the Management Investors.

“Investors’ Rights Agreement Amendment” shall have the meaning assigned to such term in the Transaction Support Agreement.

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IP Separation Transaction” means (a) any Disposition by any Note Party of any Material Intellectual Property to (i) any subsidiary of the Issuer that is not a Note Party or (ii) any Consolidated APC, Non-Consolidated APC or any other Affiliated Practice and/or (b) any Investment by any Note Party in the form of a contribution of Material Intellectual Property to (i) any subsidiary that is not a Note Party or (ii) any Consolidated APC, Non-Consolidated APC or any other Affiliated Practice.

“Issuance” means any Notes of the same Class issued.

“Issuance Approval” has the meaning assigned to such term in Section 10.07.

“Issuance Approval Meeting” has the meaning assigned to such term in Section 10.07.

“Issuance Request” means a request by the Issuer for an Issuance in accordance with Section 2.05 and substantially in the form attached hereto as Exhibit G or such other form that is reasonably acceptable to the Required Purchasers.

“Issuer” has the meaning assigned to such term in the preamble to this Agreement.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit N or such other form that is reasonably satisfactory to the Required Purchasers and the Issuer; it being understood and agreed that any Joinder Agreement executed by any Foreign Subsidiary may include such modifications as may be necessary to reflect the fact that such Foreign Subsidiary may not become party to the Security Agreement.

“Junior Indebtedness” means any Indebtedness of the types described in clauses (a) and (c) of the definition of “Indebtedness” (other than Indebtedness among the Issuer and/or its subsidiaries) of the Issuer or any of its Restricted Subsidiaries that is expressly contractually subordinated in right of payment to the Obligations.

“Junior Lien Indebtedness” means any Indebtedness of the types described in clauses (a) and (c) of the definition of “Indebtedness” that is secured by a security interest on the Collateral (other than Indebtedness among the Issuer and/or its subsidiaries) that is expressly junior or subordinated to the Lien securing the Notes on the Closing Date.

“JV Entity” means any bona fide joint venture with a third party in respect of which the Issuer and/or a Restricted Subsidiary own less than 100% of the Capital Stock (other than any Wholly-Owned Subsidiary).

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose.

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Note hereunder at such time.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Liquidity” means the sum of (a) the amount of unused Revolving Credit Commitments (for avoidance of doubt, any issued Letters of Credit shall be considered usage of Revolving Credit Commitments) and (b) the Unrestricted Cash Amount; capitalized terms used in this definition shall have the meanings assigned to such terms in the First Lien Credit Agreement as in effect on the Signing Date.

“Management Investors” means the present and former officers, directors, managers, employees and members of management of the Issuer, any Parent Company and/or any subsidiary of the Issuer.

“Management Services Agreement” means, with respect to any Physical Therapy Entity, a management or administrative services agreement (or similar agreement) between any Note Party, as manager (in such capacity, the “APC Manager”), and such Physical Therapy Entity on terms (other than with respect to management or similar fees, which shall be determined in the reasonable business judgment of the applicable APC Manager and such Physical Therapy Entity), taken as a whole, in the good faith judgment of the Issuer, that are not materially less favorable to the Purchasers than those set forth in the form attached hereto as Exhibit P or such other terms as are (i) reasonably acceptable to the Required Purchasers and/or (ii) in the good faith judgment of the Issuer, required pursuant to or reasonably advisable to facilitate compliance with applicable Requirements of Law.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Master Assignment and Assumption Agreement” means that certain Master Assignment and Assumption Agreement, dated as of April 17, 2023 by and among, inter alios, the Issuer and each assignor party thereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or results of operations, in each case, of the Issuer and its Restricted Subsidiaries, taken as a whole, (b) the rights and remedies (taken as a whole) of the Purchaser Representative under the applicable Note Documents or (c) the ability of the Note Parties (taken as a whole) to perform their payment obligations under the applicable Note Documents.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged and delivered to the Purchaser Representative (or its bailee) pursuant to the Security Agreement.

“Material Intellectual Property” means any intellectual property owned by any Note Party that is, in the good faith determination of the Issuer, material to the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.

“Material Real Estate Asset” means (a) on the date hereof, each Real Estate Asset listed on Schedule 1.01(c) and (b) any “fee-owned” Real Estate Asset located in the U.S., any state thereof or the District of Columbia that is acquired by any Note Party after the date hereof having a fair market value (as determined by the Issuer in good faith after taking into account any liabilities with respect thereto that impact such fair market value) in excess of $6,000,000 as of the date of acquisition thereof.

“Maturity Date” means August 24, 2028.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Merger Event” has the meaning set forth in Section 10.06.

“Moody’s” means Moody’s Investors Service, Inc.

“Monthly Reporting Package” has the meaning assigned to such term in Section 5.01(l).

“Mortgage” means any mortgage, deed of trust or other agreement in form and substance reasonably satisfactory to the Purchaser Representative and the Required Purchasers which conveys or evidences a Lien in favor of the Purchaser Representative, for the benefit of the Purchaser Representative and the relevant Secured Parties, on any Material Real Estate Asset constituting Collateral, which shall contain such terms as may be necessary under applicable local Requirements of Law to perfect a Lien on the applicable Material Real Estate Asset.

“Mortgage Policies” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which the Issuer or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“NAIC Annual Statement” has the meaning assigned to such term in Section 8.12(c)(i).

“Net Proceeds” means with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“Non-Consolidated APC” means any Affiliated Practice, which, for accounting purposes, is not consolidated with the Issuer in accordance with GAAP.

“Non-Debt Fund Affiliate” means any Investor (which is an Affiliate of the Issuer) and any Affiliate of any such Investor, other than any Debt Fund Affiliate.

“Non-Note Party Debt Cap” means $12,000,000.

“Note” means the Initial Notes and, if applicable, any Delayed Draw Notes and any Additional Notes.

“Note Documents” means this Agreement, any Note, each Note Guaranty, the Collateral Documents, any Intercreditor Agreement to which the Issuer is a party and any other document or instrument designated by the Issuer and the Purchaser Representative as a “Note Document”.  Any reference in this Agreement or any other Note Document to a Note Document shall include all appendices, exhibits or schedules thereto.

“Note Guarantor” means each Subsidiary Guarantor.

“Note Guaranty” means the Guaranty Agreement, dated as of the Closing Date, executed by each Note Guarantor and the Purchaser Representative for the benefit of the Secured Parties, as supplemented in accordance with the terms of Section 5.12 hereof.

“Note Parties” means the Issuer and each Note Guarantor.

“Obligations” means, without duplication, all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, all premium (including the Prepayment Premium), all accrued and unpaid fees and all expenses (including premium, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Note Party to the Purchasers or to any Purchaser, the Purchaser Representative or any indemnified party arising under the Note Documents in respect of any Note, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity.  In the event that any term or condition of this Agreement or any other Note Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising solely from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Note Document, or sold or assigned an interest in any Note or Note Document).

“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other excise or property Taxes arising from any payment made under any Note Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Note Document, but excluding (i) any Excluded Taxes, and (ii) any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 2.22).

“Parent” means the Issuer.

“Parent Company” means Parent, Intermediate Parent, Holdings and any other Person of which the Issuer is a direct or indirect Wholly-Owned Subsidiary.

“Participant” has the meaning assigned to such term in Section 9.05(c)(i).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Patent” means the following: (a) any and all patents and patent applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Issuer or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate substantially in the form of Exhibit E.

“Perfection Requirements” means (a) with respect to any Note Party (other than any Discretionary Guarantor that is a Foreign Subsidiary), the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office of the state of organization of each Note Party, the filing of Intellectual Property Security Agreements with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Material Real Estate Asset constituting Collateral, in each case in favor of the Purchaser Representative for the benefit of the Secured Parties and the delivery to the Purchaser Representative (or the First Lien Credit Agreement Agent as gratuitous bailee for the Purchaser Representative) of any stock certificate, promissory note, or other Instrument (as defined in the UCC) together with instruments of transfer executed in blank, (b) the entry into Control Agreements in favor of the Purchaser Representative (or the First Lien Credit Agreement Agent, as gratuitous bailee for the Purchaser Representative) with respect to Deposit Accounts constituting Collateral and (c) with respect to any Discretionary Guarantor that is a Foreign Subsidiary, any recording, filing, registration, notification or other action required to be taken in the applicable jurisdiction to perfect the liens on the assets of such Foreign Subsidiary, in each case of the foregoing clauses (a) and (c), to the extent required by the applicable Note Documents.

“Permitted Acquisition” means any acquisition made by the Issuer or any of its Restricted Subsidiaries or any Consolidated APC, whether by purchase, merger or otherwise, of all or substantially all of the assets of (or, with respect to such acquisition by the Issuer or any of its Restricted Subsidiaries, substantially all of the assets of the relevant target that are legally permitted to be owned by the Issuer or any of its Restricted Subsidiaries under applicable Requirements of Law, including, without limitation, Requirements of Law related to the corporate practice of physical therapy), or any business line, unit or division or product line (including research and development and related assets in respect of any product) of, any Person or of a majority of the outstanding Capital Stock of any Person who is engaged in a Similar Business (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Issuer’s or any Restricted Subsidiary’s equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Issuer’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture) if (1) such Person becomes a Restricted Subsidiary or Consolidated APC or (2) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business, unit or product line) to, or is liquidated into, the Issuer, any Restricted Subsidiary and/or any Consolidated APC as a result of such Investment; provided that:

(a)          the total consideration paid during the term of this Agreement in respect of such acquisitions of assets by Restricted Subsidiaries that are not Note Parties or that are not owned by the Issuer or Subsidiary Guarantors or do not become Collateral or of Capital Stock of Persons that are not Subsidiary Guarantors or do not become Subsidiary Guarantors, together with the aggregate amount of Investments made in Persons that are not Note Parties in reliance on Section 6.06(b)(iii) and Section 6.06(b)(aa), shall not exceed the Specified Investment Cap;

(b)         the total consideration paid for the Capital Stock of any Person that becomes a Consolidated APC shall not exceed an aggregate amount of $6,000,000; provided, that at the time of such acquisition (or such later date as the Required Purchasers may reasonably agree), such newly acquired Consolidated APC shall enter into Acceptable Practice Management Arrangements;

(c)          the limitations described in clauses (a) and (b) above shall not apply to any acquisition to the extent (i) any such consideration is financed with the cash proceeds of sales of the Qualified Capital Stock of, or cash common equity capital contributions to, the Issuer or any Restricted Subsidiary other than any Cure Amount, Available Excluded Contribution Amount or Contribution Indebtedness Amount, (ii) the Person so acquired (or the Person owning the assets so acquired) becomes a Subsidiary Guarantor even though such Person is not otherwise required to become a Subsidiary Guarantor and/or (iii) at least 75.0% of the Consolidated Adjusted EBITDA of the Person(s) acquired in such acquisition (or the Persons owning the assets so acquired) (for this purpose and for the component definitions used in the definition of “Consolidated Adjusted EBITDA”, determined on a consolidated basis for such Person(s) and their respective Restricted Subsidiaries) is generated by Person(s) that will become Subsidiary Guarantors (i.e., disregarding any Consolidated Adjusted EBITDA generated by Restricted Subsidiaries of such Persons that are not (or will not become) Subsidiary Guarantors); and

(d)        in the event the amount available under the Specified Investment Cap is reduced as a result of any acquisition of (i) any Restricted Subsidiary that does not become a Note Party or (ii) any assets that are not transferred to a Note Party and such Restricted Subsidiary subsequently becomes a Note Party or such assets are subsequently transferred to a Note Party, respectively, the amount available under the Specified Investment Cap shall be proportionately increased as a result thereof.

“Permitted Holders” means (a) the Investors, (b) the Specified Preferred Equityholder and (c) any Person with which one or more Investors, Specified Preferred Equityholders and/or management form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors and Specified Preferred Equityholders beneficially own more than 50% of the relevant voting Capital Stock beneficially owned by the group.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Permitted Practice Subsidiary Restructuring” means any Practice Subsidiary Restructuring; provided that:

(a)          the board of directors (or similar governing body) of the Issuer has approved such Practice Subsidiary Restructuring;

(b)        the Issuer has determined in good faith that such Practice Subsidiary Restructuring (i) is in the best interests of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and (ii) will not have a material and adverse impact on the financial condition of the Issuer and its Restricted Subsidiaries, taken as a whole, or the ability of the Issuer to satisfy its payment obligations under the Notes and the Credit Facilities (as defined in the First Lien Credit Agreement);

(c)         (i) the Consolidated Adjusted EBITDA attributable to the Issuer, its Restricted Subsidiaries and any Consolidated APC, calculated after giving effect to such Practice Subsidiary Restructuring (or series of related Practice Subsidiary Restructurings) on a Pro Forma Basis for the most recently ended Test Period, is not less than (ii) the Consolidated Adjusted EBITDA attributable to the Issuer, its Restricted Subsidiaries and any Consolidated APC for the most recently ended Test Period, calculated before giving effect to such Practice Subsidiary Restructuring, by more than 5.00%;

(d)         either (i) all of the Capital Stock of the Practice Subsidiary has been transferred to one or more Physical Therapist Owners, and the Person whose Capital Stock was transferred to one or more Physical Therapist Owners becomes a Consolidated APC or (ii) the Capital Stock and/or clinical assets of the applicable Practice Subsidiary have been transferred to a Consolidated APC, and the applicable Practice Subsidiary becomes a Consolidated APC; and

(e)        each applicable Note Party will use commercially reasonable efforts to cause each Person subject to a Practice Subsidiary Restructuring to transfer to a Note Party substantially all of the assets of such Person (other than Accounts (as defined in the UCC), employment agreements, payor contracts, other assets which such Consolidated APC must retain, in the reasonable judgment of the Issuer, to comply with any Requirements of Law and any other asset with respect to which the Issuer has determined in its reasonable business judgment that the cost, burden, difficulty or consequence (including any adverse tax consequence, any required third party or governmental consent and any effect on the ability of the Issuer and/or any subsidiary and/or any Affiliated Practice to conduct their respective businesses and operations in the ordinary course) of transferring outweighs, or is excessive in light of, the practical benefit to the Secured Parties afforded thereby).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Physical Therapist Owner” has the meaning assigned to such term in the definition of “Physical Therapy Entity”.

“Physical Therapy Entity” means any entity owned directly or indirectly solely by (a) one or more licensed physical therapists (any such licensed physical therapist, a “Physical Therapist Owner”) and/or (b) another entity owned directly or indirectly solely by one or more Physical Therapist Owners.

“PIK Series B Preferred Stock” means shares of Series B Preferred Stock, par value $0.0001 per share, of the Issuer, issued on each Interest Payment Date.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained by the Issuer and/or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates, other than any Multiemployer Plan.

“Platform” has the meaning assigned to such term in Section 5.01.

“Practice Loan Agreement” has the meaning assigned to such term in the definition of “Acceptable Practice Management Arrangements”.

“Practice Subsidiary” means a subsidiary of the Issuer the primary business of which consists of operating one or more physical therapy practices.

“Practice Subsidiary Restructuring” means the transfer by the Issuer and/or any Restricted Subsidiary of (a) the Capital Stock of one or more Practice Subsidiaries to one or more Physical Therapist Owners or a Person owned by one or more Physical Therapist Owners and/or (b) certain clinical assets owned by one or more Practice Subsidiaries to one or more Physical Therapy Entities, in each case, to the extent required by any Requirement of Law.

“Prepayment Premium” has the meaning assigned to such term in Section 2.12(f).

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Total Net Leverage Ratio, the Secured Net Leverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets (including any component definitions thereof), that:

(a)         in the case of (i) any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or any division and/or product line of the Issuer and/or any Restricted Subsidiary, (ii) [reserved], (iii) the implementation of any Business Optimization Initiative relating to a cost-savings action and/or (iv) at the election of the Issuer, any Subject Transaction described in clauses (i), (k) or (l) of the definition thereof, income statement items (whether positive or negative and including, subject to the limitations set forth in clause (e) of Consolidated Adjusted EBITDA, any Expected Cost Saving) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(b)         in the case of (i) any Permitted Acquisition or other Investment, (ii) [reserved], (iii) any transaction described in clause (h) of the definition of “Subject Transaction” and/or (iv) at the election of the Issuer, any Subject Transaction described in clause (l) of the definition thereof, income statement items (whether positive or negative and including, subject to the limitations set forth in clause (e) of “Consolidated Adjusted EBITDA, any Expected Cost Saving) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(c)          [Reserved],

(d)         any retirement or repayment of Indebtedness by the Issuer or any of its subsidiaries that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made;

(e)         any Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries in connection therewith that constitutes a Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that, (i) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on any obligation with respect to any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Issuer in good faith to be the rate of interest implicit in such obligation in accordance with GAAP and (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Issuer;

(f)         the acquisition of any asset included in calculating Consolidated Total Assets (other than the amount Cash or Cash Equivalents, which is addressed in clause (g) below), whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Issuer or any of its subsidiaries, or the Disposition of any asset included in calculating Consolidated Total Assets described in the definition of “Subject Transaction”, shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made;

(g)         subject to Section 1.11, the Unrestricted Cash Amount shall be calculated as of the date of the consummation of such Subject Transaction after giving pro forma effect thereto, including any application of cash proceeds in connection therewith (other than, for the avoidance of doubt, the cash proceeds of any Indebtedness that is, or is incurred in connection with, the Subject Transaction for which such a calculation is being made); and

(h)         each other Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means Charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 (and, in each case, similar Requirements of Law under other jurisdictions) and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’, managers’ and/or employees’ compensation, fees and expense reimbursement, Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees (including auditors’ and accountants’ fees), listing fees, filing fees and other costs and/or expenses associated with being a public company.

“Purchaser Representative” has the meaning assigned to such term in the preamble to this Agreement.

“Purchasers” means the Initial Purchasers, the Delayed Draw Purchasers, the Additional Purchasers (if any) and any other Person that becomes a party hereto pursuant to a Transfer Agreement, other than any such Person that ceases to be a party hereto pursuant to a Transfer Agreement.

“QPAM Exemption” has the meaning assigned to such term in Section 8.12(c)(iv).

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Note Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by Parent, by statute, by contract or otherwise).

“Reference Property” has the meaning set forth in Section 10.06.

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit C.

“Regulation D” means Regulation D of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation H” means Regulation H of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Funds” means with respect to any Purchaser that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Purchaser or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant APC” has the meaning assigned to such term in Section 5.16(b).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” means, with respect to any Pension Plan or Multiemployer Plan, any of the events described in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period is waived under PBGC Reg. Section 4043.

“Representatives” has the meaning assigned to such term in Section 9.13.

“Required Additional Purchasers” means, at any time, with respect to any Additional Note Commitment at such time, Purchasers having Additional Note Commitments representing more than 50% of such Additional Note Commitments at such time.

“Required Delayed Draw Purchasers” means, at any time, Purchasers having Delayed Draw Note Commitments representing more than 50% of the Delayed Draw Note Commitments at such time.

“Required Purchasers” means, at any time, Purchasers having Notes or unused Commitments representing more than 50% of the sum of the total Notes and unused Commitments outstanding at such time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person means the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Note Party and, as to the Purchaser Representative, shall include only such individuals at the Purchaser Representative having direct responsibility for the administration of this Agreement.  Any document delivered hereunder that is signed by a Responsible Officer of any Note Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Note Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Note Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Issuer that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Issuer as at the dates indicated and its consolidated operations and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Restricted Debt” has the meaning set forth in Section 6.04(b).

“Restricted Debt Payments” has the meaning set forth in Section 6.04(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Issuer or any Restricted Subsidiary, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Issuer or any Restricted Subsidiary and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Issuer or any Restricted Subsidiary now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person.  Unless otherwise specified, “Restricted Subsidiary” shall mean any subsidiary of the Issuer.

“RP/RDP Shared Cap” means $1,200,000.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of the McGraw-Hill Companies, Inc.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary in contemplation of such leasing.

“Sanctions” has the meaning assigned to such term in Section 3.17(a).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Second Lien Intercreditor and Subordination Agreement” means the Second Lien Intercreditor and Subordination Agreement, dated as of the date hereof, by and among the Purchaser Representative and the First Lien Credit Agreement Agent and acknowledged by the Note Parties.

“Secured Net Leverage Ratio” has the meaning assigned to such term in the First Lien Credit Agreement as in effect on the Signing Date.

“Secured Obligations” means all Obligations.

“Secured Parties” means (i) the Purchasers and the Purchaser Representative and (ii) the beneficiaries of each indemnification obligation undertaken by any Note Party under any Note Document.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Transfer Restriction Agreement” has the meaning assigned to such term in the definition of “Acceptable Practice Management Arrangements”.

“Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date and substantially in the form of Exhibit J, among the Note Parties and the Purchaser Representative for the benefit of the Secured Parties.

“Series A Certificate of Designation” means that certain Certificate of Designation of Series A Non-Convertible Senior Preferred Stock of the Issuer filed in the office of the Secretary of State of Delaware on or prior to February 24, 2022, as amended on the Closing Date, and as may be further amended, restated, supplemented or otherwise modified from time to time.

“Series A Preferred Shares” means the series A non-convertible senior preferred shares issued by the Issuer on or prior to February 22, 2022 pursuant to the Series A Certificate of Designation, with an aggregate initial liquidation preference of not more than $165,000,000.

“Series A Preferred Stockholder Consent” shall have the meaning assigned to such term in the Transaction Support Agreement.

“Series B Certificate of Designation” means the Certificate of Designation of Series B Preferred Stock of the Issuer, substantially in the form attached hereto as Exhibit D.

“Series B Preferred Stock” means the Initial Series B Preferred Stock, PIK Series B Preferred Stock and Additional Series B Preferred Stock.

“Shared EBITDA Cap” means an aggregate cap of 25% of Consolidated Adjusted EBITDA (which cap shall be calculated by multiplying (A) the quotient obtained by dividing (i) Consolidated Adjusted EBITDA (calculated without giving effect to clauses (c)(ii), (c)(xii), (c)(xiii), (c)(xiv), (c)(xv), (e) and (f) of the definition of “Consolidated Adjusted EBITDA” and the “Consolidated Net Income Specified Exclusion”) by (ii) 1 – 0.25, by (B) 0.25); provided, that, notwithstanding anything in the definition of “Consolidated Adjusted EBITDA” to the contrary, the Shared EBITDA Cap shall not apply to any amount relating to any pro forma adjustment consistent with Regulation S-X under the Securities Act (as such Regulation S-X was in effect prior to January 1, 2021).

“Signing Date” means the date of this Agreement.

“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 6.10 if the references to “Restricted Subsidiaries” in Section 6.10 were read to refer to such Person.

“Source” has the meaning assigned to such term in Section 8.12(c).

“Specified Guarantor Release Provision” has the meaning assigned to such term in Section 8.09(b).

“Specified Investment Cap” means the greater of $3,900,000 and 6.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period.

“Specified Preferred Equityholders” means (a) Knighthead Capital Management, LLC, together with its controlled Affiliates and funds managed or advised by it or any or its respective controlled Affiliates (other than any portfolio company), (b) Marathon Asset Management LP, together with its controlled Affiliates and funds managed or advised by it or any or its respective controlled Affiliates (other than any portfolio company), (c) each of Onex Credit Management LLC and Onex Credit Partners, LLC, together with its controlled Affiliates and funds managed or advised by it or any or its respective controlled Affiliates (other than any portfolio company) and (d) Caspian Capital L.P., together with its controlled Affiliates and funds managed or advised by it or any or its respective controlled Affiliates (other than any portfolio company).

“specified transaction” has the meaning assigned to such term in Section 1.08(a).

“Sponsors” means, collectively, Advent and Fortress.

“Stapled Series B Preferred Stock” means any shares of Series B Preferred Stock issued pursuant to Article 11 that are stapled together with any Note issued hereunder.

“Subject Fiscal Quarter” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subject Transaction” means, with respect to any Test Period, (a) the Transactions and the Transactions (as defined in the First Lien Credit Agreement as in effect on the Signing Date), (b) any Permitted Acquisition or any other acquisition or similar Investment, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Issuer’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Issuer’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of any subsidiary and/or any Consolidated APC (or any business unit, line of business or division of the Issuer, any subsidiary and/or any Consolidated APC) not prohibited by this Agreement, (d) [reserved], (e) any incurrence, retirement, redemption, repayment and/or prepayment of Indebtedness (other than any Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) (including by any Consolidated APC), (f) any capital contribution in respect of Qualified Capital Stock or any issuance of Qualified Capital Stock (other than any amount constituting a Cure Amount), (g) the conversion of any Non-Consolidated APC or any other Person to a Consolidated APC, (h) the conversion of any Consolidated APC to a Non-Consolidated APC, (i) any Permitted Practice Subsidiary Restructuring, (j) the implementation of any Business Optimization Initiative, (k) at the election of the Issuer, any discontinued operation and/or (l) any other event that by the terms of the Note Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case to the extent the relevant entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided that (a) in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding and (b) in no event shall any Affiliated Practice be deemed to be a “subsidiary” for any purpose under any Note Document.  Unless otherwise specified, “subsidiary” shall mean any subsidiary of the Issuer.

“Subsidiary Guarantor” means (a) on the Closing Date, each subsidiary of the Issuer (other than any such subsidiary that is an Excluded Subsidiary on the Closing Date) and (b) thereafter, each subsidiary of the Issuer that becomes a guarantor of the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the relevant subsidiary is released from its obligations under the Note Guaranty in accordance with the terms and provisions hereof.

“Successor Issuer” has the meaning assigned to such term in Section 6.07(a).

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements of the type described in Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered) or, if earlier, are internally available; it being understood and agreed that prior to the first delivery (or required delivery) of financial statements of Section 5.01(b), “Test Period” means the period of four consecutive Fiscal Quarters most recently ended for which financial statements of the Issuer are available.

“Therapy Director Agreement” has the meaning assigned to such term in the definition of “Acceptable Practice Management Arrangements”.

“Threshold Amount” means $30,000,000.

“Total Net Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of the last day of the most recently ended Test Period to (b) Consolidated Adjusted EBITDA for the most recently ended Test Period, in each case of Opco, its subsidiaries that are Restricted Subsidiaries and Consolidated APCs on a consolidated basis.

“Trademark” means the following:  (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the Requirements of Law of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all domestic rights corresponding to any of the foregoing.

“Trading Day” means a day on which (a) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (b) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount or upfront fees) payable or otherwise borne by any Parent Company and/or its subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transaction Support Agreement” means that certain Transaction Support Agreement, dated as of March 15, 2023, by and among Parent, Holdings, Opco and the Consenting Stakeholders party thereto, as amended and restated on April 17, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Transactions” means, collectively, (a) the Term Loan Exchange, (b) the Issuance of Notes hereunder on or after the Closing Date, (c) the execution, delivery and performance by the Note Parties of the Notes Documents and all other documentation necessary to implement the Term Loan Exchange to which they are a party to, (d) the execution, delivery and performance by the Notes Parties of Amendment No. 2 to Credit Agreement, (e) the payment of the Transaction Costs and (f) the other transactions contemplated by the Transaction Support Agreement.

“Transfer Agreement” means a Transfer Agreement entered into by a Purchaser and an assignee (with the consent of any party whose consent is required by Section 9.05), and delivered to the Purchaser Representative in the form of Exhibit A-1 or any other form reasonably approved by the Required Purchasers and the Issuer.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Treasury Rate” means, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined on the date that is one Business Day prior to the date of prepayment or acceleration, to be the yield expressed as a rate listed in The Wall Street Journal for US Treasury securities having a term of no greater than the period of remaining months until the second anniversary of the Closing Date.

“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Cash Amount” means (a) as to any Person, on any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of such Persons (including, in the case of Opco, its Restricted Subsidiaries and Consolidated APCs) maintained in (A) Deposit Accounts and/or securities accounts in the name of a Note Party as of such date, which Deposit Accounts and/or securities accounts are either (i) subject to Control Agreements or (ii) in a Deposit Account (other than any Excluded Account or securities account) that is not required to be subject to a Control agreement at such time pursuant to Section 5.12(d); provided, that notwithstanding the foregoing clauses (i) and (ii), until the date that is 120 days following the Closing Date (as such date may be extended in accordance with Section 5.12(d)), Cash and Cash Equivalents of Opco and its Restricted Subsidiaries that are on deposit in Deposit Accounts (other than Excluded Accounts) and/or securities accounts shall be included in the Unrestricted Cash Amount irrespective of whether Control Agreements are then in effect and/or (B) money market funds with respect to which the relevant Note Party has (i) granted a security interest therein in favor of the Purchaser Representative perfected by the filing of a UCC-1 financing statement and (ii) not granted control (as defined in the UCC) to any Person (other than the Purchaser and any other Person, in its capacity as the holder of, or a representative for the holders of, a Lien on the Collateral subject to an Intercreditor Agreement; it being understood and agreed that such a “control” arrangement in favor of such Persons shall not be required); provided that the aggregate amount of unrestricted Cash and Cash Equivalents that may be included in the determination of Unrestricted Cash Amount pursuant to this clause (B) that is not held in a Deposit Account or securities account subject to a Control Agreement shall not exceed $25,000,000 at any time; and (b) in the case of any JV Entity, the amount of unrestricted Cash and Cash Equivalents of such JV Entity multiplied by the percentage of outstanding Capital Stock in such JV Entity owned by Opco or any Guarantor.

“U.S.” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.20(f)(ii)(B)(3).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to any Multiemployer Plan as the result of a “complete” or “partial” withdrawal by the Issuer or any Restricted Subsidiary or any ERISA Affiliate from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.        Classification of Notes and Issuances.  For purposes of this Agreement, Notes may be classified and referred to by Class (e.g., an “Initial Note”).  Issuances also may be classified and referred to by Class (e.g., an “Initial Note Issuance”).

Section 1.03.      Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Note Document (including any Note Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any Requirement of Law in any Note Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (c) any reference herein or in any Note Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Note Document, shall be construed to refer to such Note Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Note Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Note Document, (f) in the computation of periods of time in any Note Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Note Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights.  For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, burdensome agreement, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Section 6.01(a)), 6.02 (other than Section 6.02(a)), 6.04, 6.05, 6.06, 6.07 and 6.09, the Issuer, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) under one or more clauses of each such Section and will only be required to include the amount and type of such transaction (or portion thereof) in any one category; provided that, (i) [reserved]; (ii) upon delivery of any financial statements of the type described in Section 5.01(a) or (b) are delivered following the making of any Investment in reliance on Section 6.06 (other than Section 6.06(bb)), if all or any portion of such Investment could, based on such financial statements, have been made in reliance on Section 6.06(bb), such Investment (or the relevant portion thereof) shall automatically be reclassified (with retroactive effect) as having been made in reliance on Section 6.06(bb), (iii)upon delivery of any financial statements of the type described in Section 5.01(a) or (b) are delivered following the making of any Restricted Payment under Section 6.04(a) (other than Section 6.04(a)(xi)), if all or any portion of such Restricted Payment could, based on such financial statements, have been made in reliance on Section 6.04(a)(xi), such Restricted Payment (or the relevant portion thereof) shall automatically be reclassified (with retroactive effect) as having been made in reliance on Section 6.04(a)(xi); and (iv) upon delivery of any financial statements of the type described in Section 5.01(a) or (b) are delivered following the making of any Restricted Debt Payment under Section 6.04(b) (other than Section 6.04(b)(vii)), if all or any portion of such Restricted Debt Payment could, based on such financial statements, have been made in reliance on Section 6.04(b)(vii), such Restricted Debt Payment (or the relevant portion thereof) shall automatically be reclassified (with retroactive effect) as having been made in reliance on Section 6.04(b)(vii).

It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, burdensome agreement, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, burdensome agreement, Investment, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 or 6.09, respectively, but may instead be permitted in part under any combination thereof, but the Issuer will only be required to include the amount and type of such transaction (or portion thereof) in one such category (or combination thereof).  To the extent the applicability of Sections 6.07 and 6.09 with respect to any transaction is subject to a materiality threshold, such transaction shall only be required to comply with the provisions of the relevant Section to the extent of the amount of such transaction that is in excess of such materiality threshold.

For purposes of any amount herein expressed as a percentage of Consolidated Adjusted EBITDA, “Consolidated Adjusted EBITDA”, unless the context otherwise requires, shall be deemed to refer to Consolidated Adjusted EBITDA of Opco, its Restricted Subsidiaries and Consolidated APCs.

Section 1.04.        Accounting Terms; GAAP.

(a)         All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting nature that are used in calculating the Secured Net Leverage Ratio, the Total Net Leverage Ratio, Consolidated Adjusted EBITDA, or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that if the Issuer notifies the Purchaser Representative that the Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) of the First Lien Credit Agreement in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Purchaser Representative notifies the Issuer that the Required Purchasers request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Issuer or the Required Purchasers, then the Issuer and the Required Purchasers shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Purchasers) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Issuer or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.  If the Issuer notifies the Purchaser Representative that Opco (or its applicable Parent Company) is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, Opco cannot elect to report under GAAP).

(b)        Notwithstanding anything to the contrary herein, but subject to Section 1.10 hereof, all financial ratios and tests (including the Secured Net Leverage Ratio and/or the Total Net Leverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA (other than, for the avoidance of doubt, for purposes of calculating Excess Cash Flow (as defined in the First Lien Credit Agreement))) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis.  Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or Consolidated APC was merged, amalgamated or consolidated with or into Opco or any of its Restricted Subsidiaries or Consolidated APCs or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period. All references herein to consolidated financial statements of the Issuer and its Restricted Subsidiaries or to the determination of or any other amount for the Issuer and its Restricted Subsidiaries on a consolidated basis or any similar reference (including any Total Net Leverage Ratio test and/or the amount of Consolidated Adjusted EBITDA, Consolidated Total Debt, the Unrestricted Cash Amount and/or Consolidated Total Assets) shall, in each case, be deemed to include each Consolidated APC as if such Consolidated APC were a Restricted Subsidiary as defined herein.

(c)         Notwithstanding anything to the contrary contained in paragraph (a) above, in the definition of “Capital Lease”, only those leases (assuming for purposes hereof that such leases were then in existence) that would constitute Capital Leases in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be considered Capital Leases hereunder or under any other Note Document, and all calculations and deliverables under this Agreement or any other Note Document shall be made, prepared or available, as applicable, in accordance therewith; provided, that all financial statements required to be provided hereunder may, at the option of the Issuer, be prepared in accordance with GAAP without giving effect to the foregoing treatment of Capital Leases.

Section 1.05.        Effectuation of Transactions.  Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06.       Timing of Payment or Performance.  When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07.        Times of Day.  Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.08.        Currency Equivalents Generally.

(a)         For purposes of any determination under Article 1, Article 5, Article 6 (other than the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the Dollar equivalent amount of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Purchaser Representative (acting at the direction of the Required Purchasers) and the Issuer) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i).  For purposes of the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b) (or, prior to the first such delivery, the financial statements referred to in Section 3.04), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness.

(b)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Required Purchasers may from time to time specify with the Issuer’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.09.       Cashless Rollovers.  Notwithstanding anything to the contrary contained in this Agreement or in any other Note Document, to the extent that any Purchaser extends the maturity date of, or replaces, renews or refinances, any of its then-existing Notes with Additional Notes, loans incurred under a new credit facility or notes issued under a new issuance thereof, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Purchaser, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Note Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.10.        Certain Calculations and Tests.

(a)         Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, without limitation, any Secured Net Leverage Ratio test, and/or any Total Net Leverage Ratio test) and/or any cap expressed as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets, (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default), (iii) the making or accuracy of any representation and/or warranty or (iv) compliance with availability under any basket or cap (including any basket expressed as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets), in each case, a condition to the consummation of any transaction in connection with any acquisition or similar Investment (including with respect to any Indebtedness contemplated, assumed or incurred in connection therewith), the determination of whether the relevant condition is satisfied may be made, at the election of the Issuer, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment, (y) in connection with an acquisition or similar Investment to which the United Kingdom City Code or Takeover and Mergers (or any comparable Requirement of Law) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of the target of an acquisition (or equivalent notice under comparable Requirements of Law) or (z) the consummation of such acquisition or Investment, in each case, after giving effect, on a Pro Forma Basis, to the relevant acquisition or Investment (including with respect to any Indebtedness contemplated, assumed or incurred in connection therewith); provided that (A) in the event that such acquisition or Investment shall not have been consummated on or prior to the date that is 270 days following the execution of the definitive acquisition agreement governing such acquisition or Investment, the determination of whether the matters specified in the preceding clauses (i) through (iv) have been satisfied shall be made on the date of the consummation of such acquisition or Investment, and (B) no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) shall have occurred and be continuing on the date of the consummation of such acquisition or Investment.

(b)         For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, any Secured Net Leverage Ratio test, any Total Net Leverage Ratio test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test or amount  occurring after such calculation, or after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(c)         Notwithstanding anything to the contrary herein, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Secured Net Leverage Ratio test and/or any Total Net Leverage Ratio test) (any such amount, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, any Secured Net Leverage Ratio test and/or any Total Net Leverage Ratio test) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that (i) any Fixed Amount shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount, (ii) except as provided in clause (i), pro forma effect shall be given to the entire transaction and (iii) for the avoidance of doubt, all Indebtedness substantially concurrently incurred will be included for purposes of calculating compliance with Sections 6.04(a)(xi), 6.04(a)(xii), 6.04(a)(xiii), 6.04(b)(vii), 6.06(bb) and clause (a)(ii) of the Available Amount (in each case, giving pro forma effect to the intended use of proceeds  thereof).  The Issuer may elect that any amount incurred or transaction entered into (or consummated) in reliance on one or more of any Incurrence-Based Amount or any Fixed Amount in its sole discretion; provided, that unless the Issuer elects otherwise, each such amount or transaction shall be deemed incurred, entered into or consummated first under any Incurrence-Based Amount to the maximum extent permitted thereunder.

(d)          The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP.

(e)         The increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency will not be deemed to be the granting of a Lien for purposes of Section 6.02.

(f)         With respect to any pro forma calculation that is required to be made in connection with any acquisition or similar Investment in respect of which financial statements for the applicable target are not available for the same Test Period for which financial statements of the Issuer are available, the Issuer shall make the relevant calculation on the basis of the relevant available financial statements (even if for differing periods) or such other commercially reasonable basis as the Issuer may elect.

(g)          Any determination of the Weighted Average Life to Maturity of any Indebtedness shall be made by the Issuer in good faith at the time of the incurrence of such Indebtedness.

Section 1.11.        [Reserved].

Section 1.12.        Negative Covenant Carveouts.

(a)         (i) With respect to determination of the permissibility of any transaction by the Issuer and/or any subsidiary under this Agreement, the delivery by the Issuer of a third party valuation report from (1) a nationally recognized accounting, appraisal, investment banking or consulting firm or (2) another firm that is reasonably acceptable to the Required Purchasers, in each case, shall be conclusive with respect to the value of the assets covered thereby and (ii) any determination of whether an action is taken “in the ordinary course of business” or “in a manner consistent with past practice” (or, in either case, any similar expression) shall be made by the Issuer in good faith.

(b)          It is understood and agreed for the avoidance of doubt that the carve-outs from the provisions of Article 6 may include items or activities that are not restricted by the relevant provision.

Section 1.13.        [Reserved].

Section 1.14.       Guarantees and Collateral.  Notwithstanding any provision of any Note Document to the contrary, until the First Lien Credit Agreement Obligations Payment Date, for purposes of any determination relating to the Note Guaranty and/or the Collateral (including any determination with respect to any opportunity to request that is permitted or required under the definition of “Collateral and Guarantee Requirement” and/or under any other provision of this this Agreement and/or any other Note Document, but other than any determination by the Required Purchasers pursuant to Section 7.01 (or any other provision under this Agreement or any other Note Document permitting the exercise of remedies), including any determination as to whether any Collateral Document is in form and substance satisfactory to the Required Purchasers and/or the Purchaser Representative, as applicable, or Section 9.02(b)) as to which the Purchaser Representative and/or the Required Purchasers, as applicable, are granted discretion hereunder or under any other Note Document, the determination of the First Lien Credit Agreement Agent (or the equivalent representative under any other First Lien Facility) shall be deemed to be the determination of the Purchaser Representative and/or the Required Purchasers, as applicable, with respect thereto. For the avoidance of doubt, neither the Purchaser Representative, nor any Purchaser, shall have any liability or responsibility for any such determination of the First Lien Credit Agreement Agent or any consequences thereof.

Section 1.15.        Conflicts.  Notwithstanding anything to the contrary contained herein or in any other Note Document, in the event of any conflict or inconsistency between any term or provision of this Agreement (excluding the Exhibits hereto) and any term or provision of any Exhibit to this Agreement, the term or provision of this Agreement shall govern, and the Issuer shall be entitled to make such revisions to the relevant term or provision of the applicable Exhibit to ensure that such term or provision is consistent with the corresponding term or provision of this Agreement.

Section 1.16.       Confidentiality; Privilege.  Notwithstanding any obligation to provide information under any Note Document or allow the Purchaser Representative, the Purchasers or any third party to access or inspect the books and records of the Issuer or its subsidiaries or otherwise as set forth in this Agreement, neither the Issuer nor any of its subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (a) that constitutes a non-financial trade secret or non-financial proprietary information, (b) in respect of which disclosure to the Purchaser Representative or any Purchaser (or any of their respective representatives, agents or contractors) would result in a breach of any confidentiality obligation, fiduciary duty or Requirement of Law and/or (c) that is subject to attorney client or similar privilege or constitutes attorney work product (provided, that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 1.16); provided, that in the event that such information has not been provided in reliance on clause (b) and/or (c) above, notice that information is being withheld must be provided to the Purchaser Representative.

ARTICLE 2          THE NOTES

Section 2.01.        Authorization of Notes.

(a)         On or prior to the Closing Date, the Issuer will authorize the direct or indirect exchange of $100,000,000 in aggregate principal amount of the Exchanged Term Loans for the Issuance of $100,000,000 in aggregate principal amount of notes governed by this Agreement and substantially in the form attached hereto as Exhibit B (the “Initial Notes”, which term shall include, for the avoidance of doubt, any interest accrued thereon from time to time, which shall be payable in kind) due August 24, 2028, which Initial Notes shall be convertible into shares of Common Stock in accordance with the terms and provisions thereof.

(b)          In connection with any issuance of Delayed Draw Notes, the Issuer will authorize the Issuance and sale of up to $25,000,000 in aggregate principal amount of Delayed Draw Notes due August 24, 2028, which Delayed Draw Notes shall be convertible into shares of Common Stock in accordance with the terms and provisions thereof.

Section 2.02.        Purchase and Sale.  Subject to the terms and conditions set forth herein and the Master Assignment and Assumption Agreement, the Issuer will issue, and each Initial Purchaser severally, and not jointly, agrees to directly or indirectly exchange for the Exchanged Term Loans held by such Initial Purchaser on the date on which the conditions with respect to the exchange of the Exchanged Term Loans for Initial Notes contained in Sections 4.01 and 4.03 are satisfied, an aggregate amount of Initial Notes in Dollars in a principal amount not to exceed such Initial Purchaser’s Initial Note Commitment.

Section 2.03.      Delayed Draw Notes.  Each Delayed Draw Purchaser severally, and not jointly, agrees, subject to Sections 4.02 and 4.03 hereof, to purchase Delayed Draw Notes from the Issuer in Dollars, at par, in a principal amount not to exceed its Delayed Draw Note Commitment at any time and from time to time after the Closing Date until the termination of the Delayed Draw Note Commitment of such Delayed Draw Purchaser in accordance with the terms hereof.  The Issuer shall be permitted to request either (i) two Issuances of Delayed Draw Term Notes, each, in an initial principal amount of $12,500,000 or (ii) one Issuance of Delayed Draw Term Notes in an initial principal amount of $25,000,000.

Section 2.04.       Additional Notes.  Each Additional Purchaser severally, and not jointly, agrees to purchase, at the purchase price, on the date and subject to the conditions specified in the related Additional Note Commitment Notice, Additional Notes from the Issuer in Dollars in a principal amount not to exceed its Additional Note Commitment at any time and from time to time after the Closing Date until the termination of the Additional Note Commitment of such Additional Purchaser in accordance with the terms of the relevant Additional Note Commitment Notice.

Section 2.05.        Notes and Issuances.

(a)          Each Note shall be issued as part of an Issuance consisting of Notes of the same Class made by the Purchasers ratably in accordance with their respective Applicable Percentage of the Commitments of the applicable Class.

(b)         Each Issuance, other than the issuance of Initial Notes on the Closing Date, shall be made upon notice by the Issuer to the Purchaser Representative. Each such notice must be in the form of a written Issuance Request, appropriately completed and signed by a Responsible Officer of the Issuer not later than 1:00 p.m. three Business Days prior to the requested date of any Issuance of Delayed Draw Notes or Additional Notes, as applicable. The Purchaser Representative will forward to each Purchaser the relevant Issuance Request no later than one Business Day following receipt of an Issuance Request in accordance with this Section.  If any Notes issued after the Initial Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Issuer shall cause such Notes to have a distinct CUSIP or other identifying number.

Section 2.06.        Restricted Securities.  The Purchasers acknowledge that each of the Notes and Conversion Shares are “restricted securities” and have not been registered under the Securities Act, and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Issuer is not required to register any of the Notes under the Securities Act or the Trust Indenture Act of 1939. In this connection, each Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed by the Securities Act.

Section 2.07.        Restrictive Legend.  Each Note shall bear legends in substantially the following forms:

“THIS NOTE (“NOTE”) AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM.”

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1271 ET SEQ OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST (ADDRESSED TO CHIEF FINANCIAL OFFICER AT ATI PHYSICAL THERAPY, INC., 790 REMINGTON BOULEVARD, BOLINGBROOK, ILLINOIS 60440), THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE.

Section 2.08.       Book Entry; Notes Not Certificated. The Purchasers acknowledge that the Notes will not be issued in certificated form. The Purchaser Representative shall at all times maintain the Register, reflecting the holders thereof from time to time and the aggregate principal amounts then held by each such holder.  The Register will be deemed to include the legend set forth in Section 2.07.

Section 2.09.        Funding Mechanics.

(a)          The Term Loan Exchange shall be consummated in accordance with the terms of the Master Assignment and Assumption Agreement.

(b)          Each Purchaser shall purchase each Delayed Draw Note or Additional Note to be purchased by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m. to the account of the Purchaser Representative most recently designated by it for such purpose by notice to the Purchasers in an amount equal to such Purchaser’s respective Applicable Percentage of the applicable Delayed Draw Notes or Additional Notes.  The Purchaser Representative will make the proceeds of such purchases available to the Issuer by promptly crediting the amounts so received on the same Business Day, in like funds, to the account designated by the Issuer.  Notwithstanding the foregoing, any Purchaser may make the proceeds of any Delayed Draw Note or Additional Note directly available to the Issuer in accordance with such instructions as the Issuer may specify to such Purchaser in writing on or prior to the applicable date of funding and the Issuer or the applicable Purchaser shall notify the Purchaser Representative of the Purchaser’s election on the Business Day prior to any such funding.

Section 2.10.        [Reserved].

Section 2.11.        Termination and Reduction of Commitments.

(a)          Unless previously terminated, (i) the Initial Note Commitments on the Closing Date shall automatically terminate upon the consummation of the Term Loan Exchange on the Closing Date, (ii) any Delayed Draw Note Commitment shall automatically terminate (A) in the event a Delayed Draw Note thereunder is issued, upon the purchase of such Delayed Draw Note in a corresponding amount and (B) in any event, with respect to any then remaining Delayed Draw Note Commitments on the Delayed Draw Note Commitment Termination Date and (iii) any Additional Note Commitment shall automatically terminate (A) in the event an Additional Note thereunder is issued, upon the purchase of such Additional Note in a corresponding amount and (B) in any event, with respect to any then remaining Additional Note Commitment, on the Additional Note Commitment Termination Date.

(b)          Upon delivering the notice required by Section 2.11(c), the Issuer may at any time terminate or from time to time reduce, the Commitments of any Class; provided each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000.

(c)          The Issuer shall notify the Purchaser Representative of any election to terminate or reduce any Commitment under paragraph (b) of this Section in writing at least three Business Days prior to the effective date of such termination or reduction (or such later date to which the Purchaser Representative may agree), specifying such election and the effective date thereof.  Promptly following receipt of any such notice, the Purchaser Representative shall forward such notice to the Purchasers.  Each notice delivered by the Issuer pursuant to this Section shall be irrevocable; provided that any such notice may state that it is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Issuer (by written notice to the Purchaser Representative on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of any Note Commitment, as applicable, pursuant to this Section 2.11 shall be permanent.  Upon any reduction of any Commitment, the Commitment of each Purchaser of the relevant Class shall be reduced by such Purchaser’s Applicable Percentage or Applicable Additional Note Percentage, as applicable, of such reduction amount.

Section 2.12.        Repayment of Notes; Evidence of Debt.

(a)         (i)The Issuer hereby unconditionally promises to pay the outstanding principal amount of the Initial Notes to the Purchaser Representative for the account of each Initial Purchaser on the Maturity Date, in an amount equal to the principal amount of the Initial Notes outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(i)          The Issuer hereby unconditionally promises to pay the outstanding principal amount of the Delayed Draw Notes to the Purchaser Representative for the account of each Delayed Draw Purchaser on the Maturity Date, in an amount equal to the principal amount of the Delayed Draw Notes outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(ii)         The Issuer hereby unconditionally promises to pay the outstanding principal amount of the Additional Notes to the Purchaser Representative for the account of each Additional Purchaser on the Maturity Date, in an amount equal to the principal amount of the Additional Notes outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)          The Notes will not be subject to any optional redemption.

(c)          Each Purchaser shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Issuer to such Purchaser resulting from each Note purchased by such Purchaser, including the amounts of principal and interest payable and paid to such Purchaser from time to time hereunder.

(d)         The Purchaser Representative shall maintain the Register in which it shall record (i) the amount of each Note purchased hereunder and the Class thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Issuer to each Purchaser hereunder, (iii) any payment of interest in kind on any Note and the increase of the principal amount of each Note resulting therefrom, and (iv) the amount of any sum received by the Purchaser Representative hereunder for the account of the Purchasers and each Purchaser’s share thereof.

(e)          The entries made in the accounts and the Register maintained pursuant to paragraphs (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Purchaser or the Purchaser Representative to maintain such accounts or the Register, as applicable, or any manifest error therein shall not in any manner affect the obligation of the Issuer to repay the Notes in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the Register maintained by the Purchaser Representative pursuant to paragraph (d) of this Section and any Purchaser’s records, the Register shall govern.

Section 2.13.        [Reserved].

Section 2.14.        Fees.

(a)          The Issuer agrees to pay (i) to the Purchaser Representative, for its own account, the annual administration fee and (ii) any other amounts described in the Fee Letter.

(b)         All amounts payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Purchaser Representative.  Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter.  Fees payable hereunder shall accrue through and including the last day of the month immediately preceding the applicable fee payment date.

(c)          Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day).

Section 2.15.        Interest.

(a)          The Notes comprising each Issuance shall bear interest at the Applicable Rate and such interest shall be paid in kind by capitalizing the amount of such interest on the outstanding principal balance of such Note in arrears on each Interest Payment Date for such Note and shall be payable as part of the outstanding principal balance of such Note upon the Maturity Date or upon acceleration of the Notes.  All amounts capitalized in respect of any Notes on any Interest Payment Date shall constitute principal under the Notes and shall accrue interest at the Applicable Rate, payable in accordance with this Section 2.15.  Interest that has accrued but has not been paid in kind shall be payable on the Maturity Date and any date of acceleration of the Notes.  The aggregate amount of interest capitalized and added to principal on any relevant date shall be determined by the Purchaser Representative, which determination shall be conclusive and binding on the Issuer, absent manifest error.

(b)          [Reserved].

(c)          [Reserved].

(d)          Notwithstanding the foregoing, if any principal of or interest on any Note or any fee payable by the Issuer hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Note, 2.00% plus the rate otherwise applicable to such Note, as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to the Notes; provided that no amount shall accrue pursuant to this Section 2.15(d) on any overdue amount or other amount payable to a Defaulting Purchaser so long as such Purchaser is a Defaulting Purchaser.

(e)          Accrued interest on each Note shall be payable in arrears on each Interest Payment Date for such Note and on the Maturity Date applicable to such Note; provided that (A) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand and (B) in the event of any repayment, redemption or conversion of any Note, accrued interest on the principal amount repaid, redeemed or converted shall be payable on the date of such repayment, redemption or conversion. Without duplication of the preceding sentence, interest on each Note shall be payable in kind and automatically added to the outstanding principal balance of each Note on each Interest Payment Date without further action by the Issuer.

(f)          [Reserved].

(g)         All interest hereunder shall be computed on the basis of a year of 360 days.  Interest shall accrue on each Note for the day on which the Note is issued and shall not accrue on a Note, or any portion thereof, for the day on which the Note or such portion is paid, redeemed or converted; provided that any Note that is repaid on the same day on which it is issued shall bear interest for one day.

Section 2.16.        [Reserved].

Section 2.17.        [Reserved].

Section 2.18.        Increased Costs.

(a)          If any Change in Law:

(i)          [Reserved];

(ii)         subjects any Credit Party to any Taxes (other than (A) Indemnified Taxes and Other Taxes indemnifiable under Section 2.20 and (B) Excluded Taxes) on or with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)         imposes on any Credit Party any other condition (other than Taxes) affecting this Agreement;

and the result of any of the foregoing is to increase the cost to the relevant Purchaser of making or maintaining any Note or to reduce the amount of any sum received or receivable by such Purchaser hereunder (whether of principal, interest or otherwise) in respect of any Note in an amount deemed by such Purchaser to be material, then, within 30 days after the Issuer’s receipt of the certificate contemplated by paragraph (c) of this Section, the Issuer will pay to such Purchaser such additional amount or amounts as will compensate such Purchaser for such additional costs incurred or reduction suffered; provided that the Issuer shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Purchaser becomes a party hereto, (y) such Purchaser invokes Section 2.23 or (z) in the case of requests for reimbursement under clause (iii) above resulting from a market disruption, (A) the relevant circumstances do not generally affect the banking market or (B) the applicable request has not been made by Purchasers constituting Required Purchasers.

(b)          If any Purchaser determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Purchaser’s capital or on the capital of such Purchaser’s holding company, if any, as a consequence of this Agreement or the Notes purchased by such Purchaser to a level below that which such Purchaser or such Purchaser’s holding company could have achieved but for such Change in Law other than due to Taxes (taking into consideration such Purchaser’s policies and the policies of such Purchaser’s holding company with respect to capital adequacy), then within 30 days of receipt by the Issuer of the certificate contemplated by paragraph (c) of this Section, the Issuer will pay to such Purchaser such additional amount or amounts as will compensate such Purchaser or such Purchaser’s holding company for any such reduction suffered; provided that, subject to the last sentence of the definition of “Change of Law”, the Issuer shall not be liable for such compensation if the relevant Change in Law occurs on a date prior to the date such Purchaser becomes a party hereto.

(c)         Any Purchaser requesting compensation under this Section 2.18 shall be required to deliver a certificate to the Issuer that (i) sets forth the amount or amounts necessary to compensate such Purchaser or the holding company thereof, as applicable, as specified in paragraph (a) or (b) of this Section, (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined, and (iii) certifies that such Purchaser is generally charging such amounts to similarly situated borrowers which certificate shall be conclusive absent manifest error.

(d)          Failure or delay on the part of any Purchaser to demand compensation pursuant to this Section shall not constitute a waiver of such Purchaser’s right to demand such compensation; provided that the Issuer shall not be required to compensate a Purchaser pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Purchaser notifies the Issuer of the Change in Law giving rise to such increased costs or reductions and of such Purchaser’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.19.        [Reserved].

Section 2.20.        Taxes.

(a)          Any and all payments by or on account of any obligation of any Note Party under any Note Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Requirements of Law.  If any applicable Requirement of Law requires the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the applicable Note Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.20) each Purchaser (or, in the case of any payment made to the Purchaser Representative for its own account, the Purchaser Representative) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deduction or withholding and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b)          In addition, the Note Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c)        The Issuer shall indemnify the Purchaser Representative and each Purchaser within 30 days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Purchaser Representative or such Purchaser, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), other than any penalties determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement) to have resulted from the gross negligence, bad faith or willful misconduct of the Purchaser Representative or such Purchaser, and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Issuer reasonably believes that such Taxes were not correctly or legally asserted, the Purchaser Representative or such Purchaser, as applicable, will use reasonable efforts to cooperate with the Issuer to obtain a refund of such Taxes (which shall be repaid to the Issuer in accordance with Section 2.20(g)) so long as such efforts would not, in the sole determination of the Purchaser Representative or such Purchaser, result in any additional out-of-pocket costs or expenses not reimbursed by such Note Party or be otherwise materially disadvantageous to the Purchaser Representative or such Purchaser, as applicable.  In connection with any request for reimbursement under this Section 2.20(c), the relevant Purchaser or the Purchaser Representative, as applicable, shall deliver a certificate to the Issuer setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability.  Notwithstanding anything to the contrary contained in this Section 2.20, the Issuer shall not be required to indemnify the Purchaser Representative or any Purchaser pursuant to this Section 2.20 for any amount to the extent the Purchaser Representative or such Purchaser fails to notify the Issuer of such possible indemnification claim within 180 days after the Purchaser Representative or such Purchaser receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim.

(d)        In the event that any Taxes, other than Taxes which are Indemnified Taxes and/or Other Taxes, are required to be deducted or withheld under Section 2.20(a) with respect to the Notes, the Issuer and its affiliates shall be entitled to satisfy such withholding obligations by any reasonable means including, without limitation: (i) withholding Common Stock deliverable to an applicable Purchaser upon conversion of the Notes or (ii) withholding any amount payable to an applicable Purchaser with respect to its Common Stock (whether delivered upon conversion of the Notes or otherwise owned), its interests in the First Lien Facility, its Series A Preferred Shares, or its warrants or other instruments issued by the Issuer or any affiliate thereof; provided, however, that upon request by an applicable Purchaser, the Issuer shall permit such Purchaser to fund such withholding in cash.

(e)        As soon as practicable after any payment of any Taxes pursuant to this Section 2.20 by any Note Party to a Governmental Authority, the Issuer shall deliver to the Purchaser Representative the original or a certified copy of a receipt issued, if any, by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Purchaser Representative.

(f)          Status of Purchasers.

(i)          Any Purchaser that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Note Document shall deliver to the Issuer and the Purchaser Representative, at the time or times reasonably requested by the Issuer or the Purchaser Representative, such properly completed and executed documentation as the Issuer or the Purchaser Representative may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Purchaser, if reasonably requested by the Issuer or the Purchaser Representative, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Issuer or the Purchaser Representative as will enable the Issuer or the Purchaser Representative to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements.  Each Purchaser hereby authorizes the Purchaser Representative to deliver to the Issuer and to any successor Purchaser Representative any documentation provided to the Purchaser Representative pursuant to this Section 2.20(f).  Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(A), (ii)(B) and (ii)(D) of this Section 2.20) shall not be required if in the Purchaser’s reasonable judgment such completion, execution or submission would subject such Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser.

(ii)         Without limiting the generality of the foregoing,

(A)         each U.S. Purchaser shall deliver to the Issuer and the Purchaser Representative on or prior to the date on which such U.S. Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer or the Purchaser Representative, two copies of executed IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding;

(B)         each Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Issuer and the Purchaser Representative on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer or the Purchaser Representative), whichever of the following is applicable:

(1)          in the case of any Foreign Purchaser claiming the benefits of an income tax treaty to which the U.S. is a party, two copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing any available exemption from, or reduction of, U.S. federal withholding Tax;

(2)          two copies of executed IRS Form W-8ECI (or any successor forms);

(3)          in the case of any Foreign Purchaser claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) two copies of an executed certificate substantially in the form of Exhibit O-1 to the effect that such Foreign Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments payable to such Purchaser are effectively connected with the conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) two copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor forms); or

(4)          to the extent any Foreign Purchaser is not the beneficial owner (e.g., where the Foreign Purchaser is a partnership or participating Purchaser), two copies of executed IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-2, Exhibit O-3 or Exhibit O-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Purchaser is a partnership (and not a participating Purchaser) and one or more direct or indirect partners of such Foreign Purchaser are claiming the portfolio interest exemption, such Foreign Purchaser may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-4 on behalf of each such direct or indirect partner(s);

(C)         each Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Issuer and the Purchaser Representative on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer or the Purchaser Representative), two copies of any other executed form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Issuer or the Purchaser Representative to determine the withholding or deduction required to be made; and

(D)         if a payment made to any Purchaser under any Note Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Issuer and the Purchaser Representative at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Issuer or the Purchaser Representative such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and may be necessary for the Issuer and the Purchaser Representative to comply with their obligations under FATCA, to determine whether such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.

For the avoidance of doubt, if a Purchaser is an entity disregarded from its owner for U.S. federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to such Purchaser’s owner and, as applicable, such Purchaser. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Purchaser agrees that if any documentation (including any specific documentation required above in this Section 2.20(f)) it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall deliver to the Issuer and the Purchaser Representative updated or other appropriate documentation (including any new documentation reasonably requested by the Issuer or the Purchaser Representative) or promptly notify the Issuer and the Purchaser Representative in writing of its legal ineligibility to do so.

(g)         If the Purchaser Representative or any Purchaser determines, in its sole discretion, that it has received a refund (whether received in cash or applied as a credit against any cash taxes payable) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Issuer or with respect to which the Issuer has paid additional amounts pursuant to this Section 2.20, it shall pay over such refund to the Issuer (but only to the extent of indemnity payments made, or additional amounts paid, by the Issuer under this Section 2.20 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Purchaser Representative or such Purchaser (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Issuer, upon the request of the Purchaser Representative or such Purchaser, agrees to repay the amount paid over to such Note Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Purchaser Representative or such Purchaser in the event the Purchaser Representative or such Purchaser is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the Purchaser Representative or any Purchaser be required to pay any amount to the Issuer pursuant to this paragraph (g) to the extent that the payment thereof would place the Purchaser Representative or such Purchaser in a less favorable net after-Tax position than the position that the Purchaser Representative or such Purchaser would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This Section 2.20 shall not be construed to require the Purchaser Representative or any Purchaser to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Note Party or any other Person.

(h)         Survival.  Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Purchaser Representative or any assignment of rights by, or the replacement of, any Purchaser, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Note Document.

(i)          Definition of “Applicable Law”.    For the avoidance of doubt, the term “Applicable Law” includes FATCA.

(j)          Certain Documentation.          On or before the date the Purchaser Representative becomes a party to this Agreement, the Purchaser Representative shall deliver to Issuer whichever of the following is applicable: (i) if the Purchaser Representative is a “United States person” within the meaning of Section 7701(a)(30) of the Code, two executed original copies of IRS Form W-9 certifying that such Purchaser Representative is exempt from U.S. federal backup withholding or (ii) if the Purchaser Representative is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, (A) with respect to payments received for its own account, two executed original copies of IRS Form W-8ECI and (B) with respect to payments received on account of any Purchaser, two executed original copies of IRS Form W-8IMY (together with all required accompanying documentation) certifying that the Purchaser Representative is a U.S. branch and may be treated as a United States person for purposes of applicable U.S. federal withholding Tax.  At any time thereafter, the Purchaser Representative shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Issuer.  Notwithstanding anything to the contrary in this Section 2.20(j), the Purchaser Representative shall not be required to provide any documentation that the Purchaser Representative is not legally eligible to deliver as a result of a Change in Law after the Closing Date.

(k)          Tax Treatment. The Issuer, the Purchaser Representative and the Purchasers agree that, for U.S. federal (and applicable state and local) income tax purposes, each Note and the Stapled Series B Preferred Stock shall (i) be treated as a single integrated instrument and (ii) such single integrated instrument shall be treated as indebtedness of the Issuer, and none of the Issuer, the Purchaser Representative or any Purchaser shall file any tax return or take any position contrary or inconsistent with such treatment described in clause (i) or (ii) unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code (or any analogous provision of applicable state or local income tax law).

Section 2.21.        Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a)          Unless otherwise specified, including in Section 2.15(e) and Article 10 hereof, the Issuer shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Sections 2.18 or 2.22, or otherwise) prior to 12:00 p.m. on the date (or such other time as the Purchaser Representative reasonably accepts) when due, in immediately available funds (or such other form of consideration as the relevant recipient may agree), without set-off (except as otherwise provided in Section 2.20) or counterclaim.  Any amount received after such time on any date may, in the discretion of the Purchaser Representative, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  Each such payment shall be made to the Purchaser Representative to the applicable account designated by the Purchaser Representative to the Issuer, except that any payment made pursuant to Sections 2.18, 2.22 or 9.03 shall be made directly to the Person or Persons entitled thereto.  The Purchaser Representative shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  Except as provided in Sections 2.22(b), 2.23 and Article 10 hereof, each Issuance, each payment (or redemption) of principal of any Issuance and each payment of interest in respect of the Notes of a given Class shall be allocated pro rata among the Purchasers in accordance with their respective Applicable Percentages of the applicable Class.  Each Purchaser agrees that in computing such Purchaser’s portion of any Issuance to be made hereunder, the Purchaser Representative may round each Purchaser’s percentage of such Issuance to the next higher or lower whole Dollar amount.  Except as provided in Section 2.15(a), all payments hereunder shall be made in Dollars or such other form of consideration as the relevant recipient may agree.  Any remittance required to be made by the Purchaser Representative hereunder shall be deemed to have been made by the time required if the Purchaser Representative shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Purchaser Representative to make such payment.

(b)          (I)         Subject to the Second Lien Intercreditor and Subordination Agreement, after any of the Obligations have been accelerated hereunder pursuant to Section 7.01 any amounts received on account of the Obligations (including all proceeds of Collateral) in accordance with the terms hereof (which amounts so received by the Purchaser Representative shall satisfy the Issuer’s obligations with respect to such amounts notwithstanding that the order of application set forth below may differ from the application required with respect to such payment by the relevant section of this Agreement or any other Note Document that gives rise to the payment of such amount) shall be applied by the Purchaser Representative in the following order:

(i)         first, to the payment of all costs and expenses then due incurred by the Purchaser Representative in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Note Document or any of the Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Purchaser Representative hereunder or under any other Note Document on behalf of any Note Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Note Document,

(ii)          second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Purchaser Representative from the Issuer constituting Obligations,

(iii)         third, on a pro rata basis, to pay interest due and payable in respect of any Note,

(iv)         fourth, on a pro rata basis, to redeem principal on the Notes among the Secured Parties,

(v)          fifth, on a pro rata basis, to the payment of any other Secured Obligation due to the Purchaser Representative, any Purchaser or any other Secured Party by the Issuer,

(vi)         sixth, as provided in any applicable Intercreditor Agreement, and

(vii)        seventh, to, or at the direction of, the Issuer or as a court of competent jurisdiction may otherwise direct.

(c)         If any Purchaser obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Notes of any Class or resulting in such Purchaser receiving payment of a greater proportion of the aggregate amount of its Notes of such Class and accrued interest thereon than the proportion received by any other Purchaser with Notes of such Class, then the Purchaser receiving such greater proportion shall purchase (for Cash at face value) participations in the Notes of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Purchasers of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Notes of such Class; provided that (i) if any such participation is purchased and all or any portion of the payment giving rise thereto is recovered, such participation shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Issuer pursuant to and in accordance with the express terms of this Agreement, (y) any payment obtained by any Purchaser as consideration for the assignment of or sale of a participation in any of its Note to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22(b) and/or Section 9.05 or (z) any transaction consummated in accordance with Article 10 hereof.  The Issuer consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Purchaser acquiring a participation pursuant to the foregoing arrangements may exercise against the Issuer rights of set-off and counterclaim with respect to such participation as fully as if such Purchaser were a direct creditor of the Issuer in the amount of such participation. Upon notification of such participations or recovery of payments, the Purchaser Representative will forward a notice from the applicable Purchaser to the other Purchasers of any such purchases or repayments; provided, that (A) such Purchaser’s obligations under this Agreement shall remain unchanged, (B) such Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Purchaser Representative and the other Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement.  For purposes of subclause (c) of the definition of “Excluded Taxes”, any Purchaser that acquires a participation pursuant to this Section 2.21(c) shall be treated as having acquired such participation on the earlier date(s) on which such Purchaser acquired the applicable interest(s) in the Commitment(s) and/or Note(s) to which such participation relates.

Section 2.22.        Mitigation Obligations; Replacement of Purchasers.

(a)          If any Purchaser requests compensation under Section 2.18, or any Note Party is required to pay any additional amount to or indemnify any Purchaser or any Governmental Authority for the account of any Purchaser pursuant to Section 2.20, then such Purchaser shall use reasonable efforts to designate a different lending office for funding or booking its Notes hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Purchaser, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.18 or 2.20, as applicable, in the future or mitigate the impact of Section 2.23, as the case may be, and (ii) would not subject such Purchaser to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Purchaser in any material respect.  The Issuer hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Purchaser in connection with any such designation or assignment.

(b)        If (i) any Purchaser requests compensation under Section 2.18, (ii) any Note Party is required to pay any additional amount to or indemnify any Purchaser or any Governmental Authority for the account of any Purchaser pursuant to Section 2.20, (iii) any Purchaser is a Defaulting Purchaser or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Purchaser”, “each Additional Purchaser”, or “each Purchaser directly affected thereby” (or any other Class or group of Purchasers other than the Required Purchasers) with respect to which Required Purchaser or Required Additional Purchaser consent (or the consent of Purchasers holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Purchaser is a non-consenting Purchaser, then the Issuer may, at its sole expense and effort, upon notice to such Purchaser and the Purchaser Representative, (x) terminate the applicable Commitments of such Purchaser, and repay all Obligations of the Issuer owing to such Purchaser relating to the applicable Notes held by such Purchaser as of such termination date or (y) replace such Purchaser by requiring such Purchaser to assign and delegate (and such Purchaser shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Transferee that assumes such obligations (which Eligible Transferee may be another Purchaser, if any Purchaser accepts such assignment); provided that (A) such Purchaser has received payment of an amount equal to the outstanding principal amount of its Notes of such Class of Notes and/or Commitments, accrued interest thereon, accrued fees and all other amounts payable to it under any Note Document with respect to such Class of Notes and/or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.18 or any payment required to be made pursuant to Section 2.20, such assignment would result in a reduction in such compensation or payment and (C) such assignment does not conflict with applicable Requirements of Law.  No Purchaser (other than a Defaulting Purchaser) shall be required to make any such assignment and delegation, and the Issuer may not repay the Obligations of such Purchaser or terminate its Commitments, in each case, if, prior thereto, as a result of a waiver by such Purchaser or otherwise, the circumstances entitling the Issuer to require such assignment and delegation cease to apply.  Each Purchaser agrees that if it is replaced pursuant to this Section 2.22, it shall execute and deliver to the Purchaser Representative a Transfer Agreement to evidence such sale and purchase and deliver to the Purchaser Representative any Note subject to such Transfer Agreement (provided that the failure of any Purchaser replaced pursuant to this Section 2.22 to execute a Transfer Agreement or deliver any such Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Note shall be deemed cancelled.  If such Purchaser fails to execute such Transfer Agreement, it shall be deemed to have so executed such Transfer Agreement and the Purchaser Representative shall have full authority (as directed by the Required Purchasers) to effect such deemed transfer and record it in the Register.

Section 2.23.        [Reserved].

Section 2.24.        Defaulting Purchasers.  Notwithstanding any provision of this Agreement to the contrary, if any Person becomes a Defaulting Purchaser, then the following provisions shall apply for so long as such Person is a Defaulting Purchaser:

(a)          The Commitments of such Defaulting Purchaser shall not be included in determining whether all Purchasers, each affected Purchaser, the Required Purchasers, the Required Additional Purchasers, the Required Delayed Draw Purchasers or such other number of Purchasers as may be required hereby or under any other Note Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Purchasers or each affected Purchaser which affects such Defaulting Purchasers disproportionately and adversely relative to other affected Purchasers shall require the consent of such Defaulting Purchaser.

(b)         Any payment of principal, interest, fees or other amounts received by the Purchaser Representative for the account of any Defaulting Purchaser (whether voluntary or mandatory, at maturity, pursuant to Section 2.18, Section 2.20, Section 2.21, Section 2.22, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Purchaser Representative by such Defaulting Purchaser pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Required Purchasers and, where relevant, the Issuer as follows:  first, to the payment of any amount owing by such Defaulting Purchaser to the Purchaser Representative hereunder; second, so long as no Default or Event of Default exists, as the Issuer may request, to the purchase of any Note in respect of which such Defaulting Purchaser has failed to fund its portion thereof as required by this Agreement; third, as the Required Purchasers or the Issuer may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Purchaser to purchase Notes under this Agreement; fourth, to the payment of any amount owing to the non-Defaulting Purchasers as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Purchaser against such Defaulting Purchaser as a result of such Defaulting Purchaser’s breach of its obligations under this Agreement; fifth, to the payment of any amount owing to the Issuer as a result of any judgment of a court of competent jurisdiction obtained by the Issuer against such Defaulting Purchaser as a result of such Defaulting Purchaser’s breach of its obligations under this Agreement; and sixth, to such Defaulting Purchaser or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Note in respect of which such Defaulting Purchaser has not fully funded its appropriate share and (y) such Note was sold at a time when the conditions set forth in Section 4.02 or Section 4.03, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Notes of all non-Defaulting Purchasers on a pro rata basis prior to being applied to the payment of any Note of such Defaulting Purchaser.  Any payment, prepayment or other amount paid or payable to any Defaulting Purchaser that is applied (or held) to pay any amount owed by any Defaulting Purchaser shall be deemed paid to and redirected by such Defaulting Purchaser, and each Purchaser irrevocably consents hereto.

In the event that the Required Purchasers and the Issuer agree that any Defaulting Purchaser has adequately remedied all matters that caused such Purchaser to be a Defaulting Purchaser, then the Applicable Percentage of the relevant Purchasers shall be readjusted to reflect the inclusion of such Purchaser’s Commitment, and on such date such Purchaser shall purchase at par such of the Notes of the applicable Class of the other Purchasers as the Required Purchasers and the Issuer determine as necessary in order for such Purchaser to hold such Notes in accordance with its Applicable Percentage of the applicable Class.  Notwithstanding the fact that any Defaulting Purchaser has adequately remedied all matters that caused such Purchaser to be a Defaulting Purchaser, (x) no adjustment will be made retroactively with respect to fees accrued or payments made by or on behalf of the Issuer while such Purchaser was a Defaulting Purchaser and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Purchaser to Purchaser will constitute a waiver or release of any claim of any party hereunder arising from such Purchaser’s having been a Defaulting Purchaser.

Section 2.25.        Additional Notes.

(a)          The Issuer may, at any time, on one or more occasions issue one or more new Classes of Additional Notes by requesting Additional Note Commitments to purchase such Additional Notes in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided that:

(i)          no Additional Note Commitment may be in an amount that is less than $5,000,000 (or such lesser amount to which the Purchaser Representative may reasonably agree (acting at the instruction of the Required Purchasers)),

(ii)        except as the Issuer and any Initial Purchaser or Delayed Draw Purchaser may separately agree, no Initial Purchaser or Delayed Draw Purchaser shall be obligated to provide any Additional Note Commitment, and the determination to provide any Additional Note Commitment shall be within the sole and absolute discretion of such Purchaser (it being agreed that the Issuer shall not be obligated to offer the opportunity to any Purchaser to participate in any Additional Notes except to the extent required pursuant to Section 2.25(b)),

(iii)        the issuance of such Additional Notes shall have been approved by the Required Purchasers (calculated without giving effect to the issuance of such Additional Notes), acting in their sole discretion,

(iv)         except as otherwise provided in clause (ix) below with respect to fees, the terms of any Additional Notes shall be identical to any then-existing Notes,

(v)          [reserved],

(vi)        [reserved],

(vii)       [reserved],

(viii)      [reserved],

(ix)        to the extent applicable, any fees payable in connection with any Additional Notes shall be determined by the Issuer and the purchasers purchasing such Additional Notes,

(x)         any Additional Notes shall (A) rank pari passu with any then-existing series of Notes, in right of payment and/or security, (B) be guaranteed by each Person that is a Note Party and (B) be secured by the Collateral pursuant to the Collateral Documents on a pari passu basis with the then-existing Notes,

(xi)        [reserved],

(xii)       no Event of Default shall exist immediately prior to or after giving effect to such Additional Notes; provided, that notwithstanding the foregoing, in the case of any Additional Notes issued in connection with any acquisition, Investment or irrevocable repayment or redemption of Indebtedness, the condition set forth in this clause (xii) shall be that no Event of Default under Sections 7.01(a), (f) or (g) shall exist immediately prior to or after giving effect to such Additional Notes, and

(xiii)      the proceeds of any Additional Notes may be used for working capital and/or purchase price adjustments and other general corporate purposes (including Capital Expenditures, acquisitions and Investments); provided, that the proceeds of any Additional Notes may not be used to make Restricted Payments and/or Restricted Debt Payments,

(b)          (i) Prior to the Issuer issuing Additional Notes, the Issuer shall first seek commitments in respect of such Additional Notes (the “Offered Debt”) from the existing Purchasers, each of which shall be entitled to agree or decline to provide the applicable Additional Note Commitments in its sole discretion, provided, that if any of the existing Purchasers have declined the offer to provide the Offered Debt, have failed to respond to the offer to provide the Offered Debt or have otherwise not provided a binding written commitment to provide the Offered Debt on the terms so offered (or at least as favorable as the terms so offered), in each case, within five Business Days of receipt of the offer to provide the Offered Debt from the Issuer (such 5th Business Day,  the “Offer Deadline”), the Issuer may then seek Additional Note Commitments on substantially the same terms from other Persons; and provided, further that if any such other Person is not then an existing Purchaser, such Person must constitute an “Eligible Transferee” and the Purchaser Representative (acting at the direction of the Required Purchasers) shall have a right to consent (such consent not to be unreasonably withheld or delayed) to the relevant Person’s provision of Additional Note Commitments if such consent would be required under Section 9.05(b) for an assignment of Notes to such new Purchaser; provided, that the foregoing shall not prohibit any such Person from acquiring the relevant Additional Notes by assignment, participation or otherwise after the initial closing thereof.

(c)          Each Purchaser or Additional Purchaser purchasing a portion of any Additional Note Commitment shall execute and deliver to the Purchaser Representative and the Issuer all such documentation as may be reasonably required by the Purchaser Representative to evidence and effectuate such Additional Note Commitment.  On the effective date of such Additional Note Commitment, each Additional Purchaser shall become a Purchaser for all purposes in connection with this Agreement.

(d)          As conditions precedent to the effectiveness of any issuance of Additional Notes, (i) the Required Purchasers shall have consented to any such issuance of Additional Notes, (ii) [reserved], (iii) the Purchaser Representative shall be entitled to receive, from each Additional Purchaser, an Administrative Questionnaire and such other documents as it shall reasonably require from such Additional Purchaser, (iv) the relevant Additional Purchasers shall have directly received the amount of any fees payable to the Additional Purchasers in respect of such Additional Notes and (v) the Purchaser Representative shall be entitled to receive a certificate of the Issuer signed by a Responsible Officer thereof:

(A)         certifying and attaching a copy of the resolutions adopted by the governing body of the Issuer approving or consenting to such Additional Notes, and

(B)          to the extent applicable, certifying that the condition set forth in clause (a)(xii) above has been satisfied.

(e)          [reserved].

(f)          [reserved].

(g)        The Purchasers hereby irrevocably authorize the Purchaser Representative to enter into any amendment to this Agreement or any other Note Document as may be necessary in order to establish new Classes or sub-Classes in respect of Notes or commitments pursuant to this Section 2.25 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Purchaser Representative or the Required Purchasers, and the Issuer, in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.25.

(h)          [reserved].

(i)          This Section 2.25 shall supersede any provision in Sections 2.21 or 9.02 to the contrary.

ARTICLE 3          REPRESENTATIONS AND WARRANTIES

On the Closing Date and on the date of each Issuance of Delayed Draw Term Notes and Series B Preferred Stock, the Issuer hereby represents and warrants to the Purchasers and the Purchaser Representative that:

Section 3.01.        Organization; Powers.  The Issuer and each of its Restricted Subsidiaries (a) is (i) duly organized or incorporated (as applicable) and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in each case referred to in this Section 3.01 (other than clause (a)(i) and clause (b), in each case, with respect to the Issuer) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02.       Authorization; Enforceability.  The execution, delivery and performance by each Note Party of each Note Document to which such Note Party is a party are within such Note Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Note Party.  Each Note Document to which any Note Party is a party has been duly executed and delivered by such Note Party and is a legal, valid and binding obligation of such Note Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03.       Governmental Approvals; No Conflicts.  The execution and delivery of each Note Document by each Note Party party thereto and the performance by such Note Party thereof on and after the Closing Date (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Note Party’s Organizational Documents or (ii) Requirement of Law applicable to such Note Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any material Contractual Obligation to which such Note Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Effect.

Section 3.04.        Financial Condition; No Material Adverse Effect.

(a)         The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Issuer on a consolidated basis as of such dates and for such periods in accordance with GAAP, (x) except as otherwise expressly noted therein, (y) subject, in the case of quarterly financial statements, to the absence of footnotes and normal year-end adjustments and (z) except as may be necessary to reflect any Permitted Practice Subsidiary Restructuring.

(b)          Since the Closing Date, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05.        Properties.

(a)          As of the date hereof, Schedule 3.05 sets forth the address of each Real Estate Asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple by any Note Party.

(b)         The Issuer and each of its Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes, (ii) for any Lien permitted under Section 6.02 hereof or (iii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect.

(c)          The Issuer and its Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other intellectual property rights (“IP Rights”) used to conduct their respective businesses as presently conducted without, to the knowledge of the Issuer, any infringement or misappropriation of the IP Rights of third parties, except to the extent the failure to own or license or have rights to use would not, or where such infringement or misappropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06.        Litigation and Environmental Matters.

(a)          Except as disclosed on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Issuer, threatened in writing against or affecting the Issuer or any of its Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)          Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) neither the Issuer nor any of its Restricted Subsidiaries is subject to or has received notice of any Environmental Claim or Environmental Liability or knows of any basis for any Environmental Liability or Environmental Claim of the Issuer or any of its Restricted Subsidiaries and (ii) neither the Issuer nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Authorization, permit, license or other approval required under any Environmental Law.

(c)         Neither the Issuer nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials on, at, under or from any currently or formerly owned, leased or operated real estate or facility in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07.        Compliance with Laws; Healthcare Laws.

(a)         The Issuer and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17 below.

(b)          Health Care Laws. Notwithstanding the foregoing clause (a) above:

(i)          The Issuer and each of its Restricted Subsidiaries is in compliance in all material respects with all Healthcare Laws applicable to it, its assets, business, or operations.

(ii)         HIPAA Compliance. The Issuer and each of its Restricted Subsidiaries (1) is in compliance in all material respects with the applicable requirements of HIPAA, including but not limited to having written agreements in effect as required by HIPAA with all of its Business Associates (as defined by HIPAA); and (2) is not subject to, and would not reasonably be expected to become subject to, any civil or criminal penalty or any investigation, claim or process or data breach with regard to HIPAA that would reasonably be expected to have a Material Adverse Effect. When acting as a Business Associate, the Issuer and each of its Restricted Subsidiary has in effect agreements that satisfy all of the requirements of HIPAA in all material respects and neither the Issuer nor any Restricted Subsidiary is in material breach of any such agreements. The Issuer and each of its Restricted Subsidiaries has developed and has implemented policies and procedures and training programs to facilitate compliance with HIPAA and have performed a thorough assessment of the potential risks and vulnerabilities to the confidentiality, integrity and availability of electronic Protected Health Information (as defined by HIPAA) held in accordance with 45 C.F.R. § 164.308(a)(1)(ii)(A). Neither the Issuer nor any of its Restricted Subsidiaries has received written notice of complaints or investigations from any Governmental Authority regarding their respective uses or disclosure of individually identifiable health-related information that would reasonably be expected to have a material impact on the Issuer and the Restricted Subsidiaries, taken as a whole.  With regard to individually identifiable health information, the Issuer and each of its Restricted Subsidiaries has no knowledge of any non-permitted use or disclosure, breach of a Business Associate or confidentiality agreement, security incident (other than immaterial incidents that did not result in a disclosure of Protected Health Information) or breach (each as determined by reference to HIPAA or applicable state law) by, or involving the systems of, the Issuer or any Restricted Subsidiary or by any employee, or contractor thereof, in each case, where the same, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

Section 3.08.        Investment Company Status.  No Note Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09.        Taxes.  The Issuer and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable (including in its capacity as a withholding agent), except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which the Issuer or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10.        ERISA.

(a)          Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable Requirements of Law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b)         In the five-year period prior to the date on which this representation is made or deemed made, no ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

Section 3.11.       Disclosure.  As of the date hereof, with respect to information relating to the Issuer and its subsidiaries all written information (other than the financial estimates, other forward-looking information and/or projected information and information of a general economic or industry-specific nature and/or any third party report and/or memorandum (but not the written information) other than forecasts, financial estimates, other forward-looking information and/or projected information and/or general economic or industry-specific information) on which such third party report and/or memorandum was based, if such written information was provided to the Purchaser Representative or otherwise concerning the Issuer and its subsidiaries prepared by or on behalf of the Issuer or its subsidiaries or their respective representatives and made available to any Purchaser or the Purchaser Representative in connection with the Transactions on or before the date hereof (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

Section 3.12.        [Reserved].

Section 3.13.       Capitalization and Subsidiaries.  Schedule 3.13 sets forth, in each case as of the date hereof, (a) a correct and complete list of the name of each subsidiary of the Issuer and the ownership interest therein held by the Issuer or its applicable subsidiary, and (b) the type of entity of Issuer and each of its subsidiaries. As of the date hereof, there are no Consolidated APCs, Non-Consolidated APCs or other Affiliated Practices.

Section 3.14.       Security Interest in Collateral.  Subject to the terms of the last paragraph of Section 4.01, the Legal Reservations, the Perfection Requirements and the provisions, limitations and/or exceptions set forth in this Agreement and/or any other Note Document, the Collateral Documents, when executed, will create legal, valid and enforceable Liens on all of the Collateral in favor of the Purchaser Representative, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are then required to be perfected under the terms of the Note Documents) securing the Secured Obligations, in each case as and to the extent set forth therein.

For the avoidance of doubt, notwithstanding anything herein or in any other Note Document to the contrary, neither the Issuer nor any other Note Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Capital Stock of any Foreign Subsidiary, or as to the rights and remedies of the Purchaser Representative or any Purchaser with respect thereto, under foreign Requirements of Law, (B) the enforcement of any security interest, or right or remedy with respect to any Collateral that may be limited or restricted by, or require any consent, authorization approval or license under, any Requirement of Law or (C) on the Closing Date to the extent the same is not required on the Closing Date pursuant to the final paragraph of Section 4.01 and until required pursuant to Section 5.12, the pledge or creation of any security interest.

Section 3.15.        Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Issuer or any of its Restricted Subsidiaries pending or, to the knowledge of the Issuer or any of its Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of the Issuer and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters.

Section 3.16.        Federal Reserve Regulations.  No part of the proceeds of any Issuance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U.

Section 3.17.        Sanctions; PATRIOT ACT and FCPA.

(a)          (i) None of the Issuer or any of its Subsidiaries or any of the respective directors or officers or, to the knowledge of the Issuer, agents (solely to the extent acting in its capacity as an agent for the Issuer or any of its Subsidiaries) or employees of the Issuer or its Subsidiaries is the subject or target of any U.S. economic or financial sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. State Department (collectively, “Sanctions”); and (ii) the Issuer has not used and will not use, directly or, to its knowledge, indirectly, any part of the proceeds of any Issuance or otherwise made or will make available such proceeds to any Person to finance the activities of any Person that is the subject or target of any Sanctions.

(b)          To the extent applicable, each Note Party is in compliance, in all material respects, with the USA PATRIOT Act.

(c)          (i) None of the Issuer or any of its Subsidiaries or any of the respective directors or officers or, to the knowledge of the Issuer, agents (solely to the extent acting in its capacity as an agent for the Issuer or any of its Subsidiaries) or employees of the Issuer or any of its Subsidiaries, has taken any action, directly or indirectly, that would result in a material violation by any such Person of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), including, without limitation, making any offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in each case in contravention of the FCPA or any other applicable Anti-Corruption Law; and (ii) the Issuer has not used and will not use, directly or, to its knowledge, indirectly, any part of the proceeds of any Issuance or otherwise made or will make available such proceeds to any governmental official or employee, political party, official of a political party, candidate for public office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the FCPA.

The representations and warranties set forth in Section 3.17 above made by or on behalf of any Foreign Subsidiary are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary; it being understood and agreed that to the extent that any Foreign Subsidiary is unable to make any representation or warranty set forth in Section 3.17 as a result of the application of this sentence, such Foreign Subsidiary shall be deemed to have represented and warranted that it is in compliance, in all material respects, with any equivalent Requirement of Law relating to anti-terrorism, anti-corruption or anti-money laundering that is applicable to such Foreign Subsidiary in its relevant local jurisdiction of organization.

ARTICLE 4          CONDITIONS

Section 4.01.        Closing Date.  The obligation of each Purchaser to consummate the Term Loan Exchange shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)         Note Purchase Agreement and Other Documents.  (i) The Purchaser Representative (or its counsel) shall have received from each Note Party party thereto, a counterpart signed by such Note Party (or written evidence reasonably satisfactory to the Purchaser Representative (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) each Initial Note, (B) the Security Agreement, (iii) any Intellectual Property Security Agreement and (C) the Note Guaranty and (ii) the Initial Purchasers (or its counsel) shall have received from each Note Party party thereto, a counterpart signed by such Note Party (or written evidence reasonably satisfactory to the Initial Purchasers (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) the Registration Rights Agreement, (B) the Certificate of Designation Amendment, (C) the Investor’s Rights Agreement Amendment, (D) the Series A Preferred Stockholder Consent and (E) the Certificate of Incorporation Amendment.

(b)         Legal Opinions.  The Purchaser Representative and the Purchasers (or their respective counsel) shall have received, on behalf of itself and the Purchasers on the Closing Date, (i) a customary written opinion of Weil, Gotshal & Manges LLP, in its capacity as special New York and Delaware counsel for the Note Parties, and (ii) customary written opinions of local counsel to the Note Parties organized in the jurisdictions set forth on Schedule 4.01(b), each dated the Closing Date and addressed to the Purchaser Representative and the Purchasers.

(c)          Financial Statements and Pro Forma Financial Statements.  The Purchaser Representative shall have received:

(i)          the audited consolidated balance sheet of the Issuer for the Fiscal Year ended on December 31, 2022 and the audited consolidated statements of income and cash flows of the Issuer for the Fiscal Year then ended; and

(ii)         the unaudited consolidated balance sheet and the unaudited consolidated statements of operations and cash flows of the Issuer for the Fiscal Quarters ended on March 31, 2022, June 30, 2022 and September 30, 2022.

It is understood and agreed that the condition set forth in this Section 4.01(c) has been satisfied as of the date hereof.

(d)         Secretary’s Certificate and Good Standing Certificates.  The Purchaser Representative (or its counsel) shall have received (i) a certificate of each Note Party, dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization of such Note Party, certified by the relevant authority of its jurisdiction of organization, (x) the certificate or articles of incorporation, formation or organization of such Note Party attached thereto has not been amended (except as attached thereto) since the date reflected thereon, (y) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Note Party, together with all amendments thereto as of the Closing Date and such by-laws or operating, management, partnership or similar agreement are in full force and effect and (z) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of the Note Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Note Party who are authorized to sign the Note Documents to which such Note Party is a party on the Closing Date and (ii) a good standing (or equivalent) certificate for such Note Party from the relevant authority of its jurisdiction of organization, dated as of a recent date.

(e)          Reserved.

(f)          Fees.  Prior to or substantially concurrently with the purchase of the Initial Notes hereunder, the Purchaser Representative or the Purchasers, as applicable, shall have received (i) all fees required to be paid by the Issuer on the Closing Date pursuant to the Fee Letter (including the reasonable and documented out-of-pocket fees and expenses of one legal counsel to the Purchaser Representative) and (ii) all expenses required to be paid by the Issuer to the Purchasers pursuant to the Transaction Support Agreement for which invoices have been presented at least three Business Days prior to the Closing Date or such later date to which the Issuer may agree (including the reasonable and documented out-of-pocket fees and expenses of one legal counsel to the Purchasers, taken as a whole), in each case on or before the Closing Date, which amounts may be offset against the proceeds of the Notes.

(g)          Effectiveness of Credit Agreement Amendment.  The “Second Amendment Effective Date” under and as defined in Amendment No. 2 to Credit Agreement shall occur substantially contemporaneously with the occurrence of the Closing Date.

(h)          Board Approval.  The board of directors of the Issuer shall have approved the issuance of (x) the Series B Preferred Stock and (y) all shares of Common Stock issuable upon the conversion of the Notes.

(i)           Perfection Certificate.  The Purchaser Representative (or its counsel) shall have received a completed Perfection Certificate dated the Closing Date and signed by a Responsible Officer of each Note Party, together with all attachments contemplated thereby.

(j)          Pledged Stock and Pledged Notes. Subject to the final paragraph of this Section 4.01, the Purchaser Representative (or its counsel) shall have received evidence reasonably satisfactory to the Required Purchasers that (i) the certificates representing the Capital Stock required to be pledged pursuant to the Security Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) each Material Debt Instrument (if any) endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof have been delivered to the Purchaser Representative’s bailee, it being understood that the possession by the First Lien Credit Agreement Agent of such items as gratuitous bailee and non-fiduciary agent for the benefit of the Secured Parties in accordance with the Second Lien Intercreditor and Subordination Agreement shall be deemed to satisfy the requirement set forth in this clause (j).

(k)          Filings Registrations and Recordings.  Subject to the final paragraph of this Section 4.01, each document (including any UCC (or similar) financing statement) required by any Collateral Document to be filed, registered or recorded, in order to create in favor of the Purchaser Representative, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to any Collateral Document, shall be in proper form for filing, registration or recordation.

(l)           Outside Closing Date.  The Closing Date shall have occurred on or before the Outside Closing Date (as defined in the Transaction Support Agreement).

(m)         Transaction Support Agreement.  The Transaction Support Agreement shall not have been terminated with respect to any Company Party (as defined in the Transaction Support Agreement) and/or any Consenting First Lien Lender (as defined in the Transaction Support Agreement) and shall be in full force and effect other than as a result of the occurrence of the “Closing Date” thereunder on the Closing Date.

(n)         Initial Budget.  The Purchaser Representative shall have received an initial budget for Opco in substantially the form agreed by Opco and the First Lien Credit Agreement Agent prior to the date hereof, which budget shall include the 13-week statement of anticipated cash receipts and disbursements of Opco and its subsidiaries, set forth on a weekly basis, commencing with the first Thursday following the Closing Date.

(o)          Issuance Approval. The Required Purchasers (or their counsel) shall have received evidence that the Issuance Approval has been obtained.

(p)          Series B Certificate of Designation. The Series B Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware.

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by virtue of the deemed purchase of the Notes hereunder on the Closing Date, each Purchaser shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Purchaser Representative or such Purchaser, as the case may be.

Section 4.02.        Issuance of Delayed Draw Notes.  The obligation of each Delayed Draw Purchaser to purchase its Delayed Draw Notes on or after the Closing Date is subject solely to the satisfaction (or waiver in accordance with Section 9.02) of solely the following conditions (in addition to the conditions set forth in clauses (a)(i), (c) and (d) of Section 4.03):

(a)          The projected Liquidity (as determined by the Issuer in good faith) at any time during the 6-month period following the date of the requested Issuance is below either (i) $20,000,000 or (ii) the applicable minimum Liquidity threshold required pursuant to Section 6.15(a) of the First Lien Credit Agreement.

(b)          At least a majority of the disinterested directors of the board of directors of the Issuer shall have approved any such Issuance of Delayed Draw Notes.

Section 4.03.        Each Note Issuance.  The obligation of (x) each Purchaser to consummate the Term Loan Exchange and (y) each Delayed Draw Purchaser to purchase any Delayed Draw Notes:

(a)          The Purchaser Representative shall have received (i) an Issuance Request as required by Section 2.05(b) and (ii) in the case of any Additional Note, an Additional Note Commitment Notice.

(b)          In the case of any Additional Notes, the aggregate outstanding principal amount of the Additional Notes does not exceed the Incremental Cap.

(c)          At the time of and immediately after giving effect to the applicable Issuance of Notes, no Default or Event of Default shall have occurred and be continuing.

(d)         The representations and warranties of the Note Parties set forth in this Agreement and the other Note Documents shall be true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of the Issuance date with the same effect as though such representations and warranties had been made on and as of such Issuance date; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period; provided, however, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates or for such periods.

The delivery of each Issuance Request shall be deemed to constitute a representation and warranty by the Issuer on the date thereof as to the satisfaction of the matters specified in clauses (b), (c) and (d) of this Section.

Section 4.04.       Conditions Precedent to Agreement Effective Date.  This Agreement shall be effective and valid and binding on each party hereto on the date hereof (the “Agreement Effective Date”) when each of the following conditions precedent is satisfied (or waived in accordance with Section 9.02):

(a)          The Purchaser Representative (or its counsel) shall have received from each Note Party and each other party hereto a counterpart signed by such party (or a copy transmitted by facsimile or other electronic method) of this Agreement.

(b)         No later than three Business Days in advance of the Agreement Effective Date, the Purchaser Representative shall have received all documentation and other information reasonably requested with respect to any Note Party in writing by any Initial Purchaser or the Purchaser Representative at least ten Business Days in advance of the Agreement Effective Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(c)          The Purchaser Representative shall have an executed copy of the Second Lien Intercreditor and Subordination Agreement, duly executed by the parties thereto.

(d)          [Reserved].

(e)          The Initial Purchasers (or their counsel) shall have received a copy of (i) the Amendment No. 2 to Credit Agreement, (ii) the Transaction Support Agreement and (iii) the Master Assignment and Assumption Agreement, duly executed by the parties thereto.

ARTICLE 5          AFFIRMATIVE COVENANTS

From the Closing Date until the date on which all Commitments have expired or terminated and the principal of and interest on each Note and all fees, expenses and other amounts payable under any Note Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash (or such other form of consideration as the relevant recipient may agree), including pursuant to Article 10 hereof (such date, the “Termination Date”), the Issuer hereby covenants and agrees with the Purchasers that:

Section 5.01.        Financial Statements and Other Reports.  The Issuer will deliver to the Purchaser Representative for the Purchaser Representative to make available to each Purchaser:

(a)          Quarterly Financial Statements.  Within 50 days (or in the case of any Fiscal Quarter in which a Permitted Practice Subsidiary Restructuring is consummated with respect to any material subsidiary (in the good faith determination of the Issuer), 75 days) after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending March 31, 2023, the consolidated balance sheet of the Issuer as at the end of such Fiscal Quarter and the related consolidated statements of operations and cash flows of the Issuer for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto; provided, however, that such financial statements shall only be required to reflect the Issuer’s good faith estimate of any purchase accounting adjustments relating to any acquisition consummated after the Closing Date until the Fiscal Quarter ending March 31 of the Fiscal Year following the Fiscal Year in which the relevant acquisition was consummated;

(b)        Annual Financial Statements.  Within 120 days after the end of each Fiscal Year ending on or after December 31, 2023, (i) the consolidated balance sheet of the Issuer as at the end of such Fiscal Year and the related consolidated statements of operations, stockholders’ equity and cash flows of the Issuer for such Fiscal Year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, a report thereon of an independent certified public accountant of recognized national standing (which report, for each Fiscal Year ending after January 1, 2022, except for the Fiscal Years ending on or about December 31, 2022, December 31, 2023 and December 31, 2024, shall not be subject to a “going concern” explanatory paragraph or like statement (except as resulting from (A) the impending maturity of any Indebtedness within the four full Fiscal Quarter period following the relevant audit date and/or (B) any breach or anticipated breach of any financial covenant)), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Issuer as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP;

(c)         Compliance Certificate; Monthly Reporting Package.  Together with each delivery of financial statements of the Issuer pursuant to Sections 5.01(a) and (b), (i) a duly executed and completed Compliance Certificate and (ii) information for the last month in the relevant Fiscal Quarter substantially consistent with that provided in the Monthly Reporting Package.

(d)          [reserved];

(e)          Notice of Default.  Promptly upon any Responsible Officer of the Issuer obtaining knowledge of (i) any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Issuer has taken, is taking and proposes to take with respect thereto;

(f)          Notice of Litigation.  Promptly upon any Responsible Officer of the Issuer obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Issuer to the Purchaser Representative, or (ii) any material development in any Adverse Proceeding that, in the case of either of clauses (i) or (ii), could reasonably be expected to have a Material Adverse Effect, written notice thereof from the Issuer together with such other non-privileged information as may be reasonably available to the Note Parties to enable the Purchasers to evaluate such matters;

(g)          ERISA.  Promptly upon any Responsible Officer of the Issuer becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;

(h)          [Reserved];

(i)          Information Regarding Collateral.  Prompt (and, in any event, within 90 days of the relevant change) written notice (i) with respect to the Issuer or any other Note Party that is a Domestic Subsidiary, of any change in (A) such Note Party’s legal name, (B) such Note Party’s type of organization, (C) such Note Party’s jurisdiction of organization or (D) such Note Party’s organizational identification number, in each case, to the extent such information is necessary to enable the Purchasers to perfect or maintain the perfection and priority of the Purchaser Representative’s security interest in the Collateral of the relevant Note Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change, and (ii) with respect to any Note Party that is a Discretionary Guarantor, such types of changes affecting the perfection or priority of the Purchaser Representative’s security interest in the applicable Collateral of such Discretionary Guarantor as the Issuer and the Required Purchasers have agreed in connection with such Note Party becoming a Discretionary Guarantor;

(j)          Cash Flow Forecasts.  Not later than the Thursday of the last calendar week of each calendar month during the Cash Flow Reporting Period, a rolling 13 week cash flow projection of Opco and its subsidiaries on a consolidated basis, each substantially in a form consistent with the Cash Flow Forecast delivered under Section 4.01 hereof or otherwise in form and detail reasonably satisfactory to the First Lien Credit Agreement Agent, together with a variance report showing on a line item basis the dollar variance of actual cash disbursements and cash receipts versus the Cash Flow Forecast that was most recently provided; it being understood and agreed that the requirements set forth in this clause (j) shall not apply if the delivery date therefor does not occur during a Cash Flow Reporting Period.

(k)          Certain Reports.  Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Note Document, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or its applicable Parent Company to all of its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, publicly filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous Governmental Authority or private regulatory authority with jurisdiction over matters relating to securities, in each case, other than any prospectus with respect to any equity plan; and

(l)          Monthly Reports. Within 30 days after the end of each month ending after the Closing Date (other than the last month of any of the first three Fiscal Quarters of any Fiscal Year), (i) the consolidated balance sheet of the Issuer as at the end of such month and the related consolidated statements of income and cash flows of the Issuer for such month and for the period from the beginning of the current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and (ii) a monthly reporting package in substantially the form and detail agreed by the Issuer and the First Lien Credit Agreement Agent prior to the date hereof (the “Monthly Reporting Package”).

(m)         Other Information.  Such other certificates, reports and information (financial or otherwise) as the Required Purchasers may reasonably request from time to time regarding the financial condition or business of the Issuer and its Restricted Subsidiaries.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Issuer (or a representative thereof) (x) posts such documents or (y) provides a link thereto at the website address listed on Schedule 9.01; (ii) on which such documents are delivered by the Issuer to the Purchaser Representative for posting on behalf of the Issuer on IntraLinks, SyndTrak or another relevant website (the “Platform”), if any, to which each Purchaser and the Purchaser Representative have access (whether a commercial, third-party website or whether sponsored by the Purchaser Representative); (iii) on which such documents are electronically mailed to the Purchaser Representative (or transmitted to the Purchaser Representative in a manner to which the Purchaser Representative may reasonably agree); and/or (iv) in respect of the items required to be delivered pursuant to Section 5.01(a), (b) and/or (k) (including with respect to such information filed by the Issuer and/or any Parent Company), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange (including, for the avoidance of doubt, by way of “EDGAR”).

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (h) of this Section 5.01 may be satisfied with respect to any financial statements of the Issuer by furnishing (A) the applicable financial statements of Holdings or any other Parent Company or (B) Holding’s (or any other Parent Company’s), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements related to any Parent Company, such financial statements shall be accompanied by consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Issuer and its consolidated subsidiaries and Consolidated APCs on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Issuer as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b) as if the references to “the Issuer” therein were references to such Parent Company.

No financial statement required to be delivered pursuant to Section 5.01(a) or (b) shall be required to include acquisition accounting adjustments relating to the Transactions or any Permitted Acquisition or other Investment to the extent it is not practicable to include any such adjustments in such financial statement.

Section 5.02.       Existence.  Except as otherwise permitted under Section 6.07, the Issuer will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business, in each case except, other than with respect to the preservation of the existence of the Issuer, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither the Issuer nor any of its Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Issuer), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Purchasers (taken as a whole).

Section 5.03.       Payment of Taxes.  The Issuer will, and will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided, however, that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor and (ii) in the case of a Tax which has resulted or may result in the creation of a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04.      Maintenance of Properties.  The Issuer will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Issuer and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof, in each case except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.

Section 5.05.       Insurance.  Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Issuer will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liability, loss or damage in respect of the assets, properties and businesses of the Issuer and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Each such policy of insurance shall, subject to Section 5.15 hereof, (i) name the Purchaser Representative on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) (A) to the extent available from the relevant insurance carrier in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a lender loss payable clause or endorsement that names the Purchaser Representative, on behalf of the Secured Parties, as the loss payee thereunder and (B) to the extent available from the relevant insurance carrier after submission of a request by the applicable Note Party to obtain the same, provide for at least 30 days’ prior written notice to the Purchaser Representative of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).

Section 5.06.        Inspection.  The Issuer will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Required Purchasers to visit and inspect any of the properties of the Issuer and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided that the Issuer (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion) at the expense of the Issuer, all upon reasonable notice and at reasonable times during normal business hours; provided that (a) only the Purchaser Representative on behalf of and at the direction of the Required Purchasers may exercise the rights of the Required Purchasers under this Section 5.06 and (b) except as expressly set forth in the proviso below during the continuance of an Event of Default, the Purchaser Representative shall not exercise such rights more often than one time during any calendar year; provided, further, that when an Event of Default exists, the Purchaser Representative (or any of its representatives or independent contractors) at the direction of the Required Purchasers may do any of the foregoing at the expense of the Issuer at any time during normal business hours and upon reasonable advance notice; provided, further, that notwithstanding anything to the contrary herein, neither the Issuer nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (A) that constitutes non-financial trade secrets or non-financial proprietary information of the Issuer and its subsidiaries and/or any of its customers and/or suppliers, (B) in respect of which disclosure to such Purchaser (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (C) that is subject to attorney-client or similar privilege or constitutes attorney work product or (D) in respect of which the Issuer or any Restricted Subsidiary owes confidentiality obligations to any third party (provided that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.06).

Section 5.07.        Maintenance of Books and Records.  The Issuer will, and will cause its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Issuer and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08.        Compliance with Laws.

(b)          The Issuer shall comply, and shall cause each of its subsidiaries to comply,: (i) in all material respects, with applicable Sanctions, the FCPA and USA PATRIOT Act; and (ii) the requirements of all other applicable Requirements of Law (including applicable ERISA and all Environmental Laws), except to the extent the failure of the Issuer or the relevant Restricted Subsidiary to comply could not reasonably be expected to have a Material Adverse Effect.

(c)          Each Note Party shall (i) comply in all material respects with all Healthcare Laws, the terms of any Healthcare Permits and any order or directive of any Governmental Authority with jurisdiction pursuant to Healthcare Laws and (ii) obtain and maintain in full force and effect all Healthcare Permits, in each case in this Section 5.08(b), except to the extent the failure of the same to be true could not reasonably be expected to have a Material Adverse Effect.

Section 5.09.        Environmental.

(a)         Environmental Disclosure.  The Issuer will deliver to the Purchaser Representative as soon as practicable following the sending or receipt thereof by the Issuer or any of its Restricted Subsidiaries, a copy of any and all written communications with respect to (A) any Environmental Claim that, individually or in the aggregate, has a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by the Issuer or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency or other Governmental Authority that reasonably could be expected to have a Material Adverse Effect, (C) any request made to the Issuer or any of its Restricted Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Issuer or any of its Restricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse Effect and (D) subject to the limitations set forth in the proviso to Section 5.01(l), such other documents and information as from time to time may be reasonably requested by the Required Purchasers in relation to any matters disclosed pursuant to this Section 5.09(a);

(b)          Hazardous Materials Activities, Etc.  The Issuer shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by the Issuer or its Restricted Subsidiaries, and address with appropriate corrective or remedial action any Release or threatened Release of Hazardous Materials at or from any Facility, in each case, that could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Issuer or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10.        Reserved.

Section 5.11.       Use of  Proceeds.  The Issuer shall use the proceeds of any Delayed Draw Notes or any Additional Notes for general corporate purposes and for working capital needs.  No part of the proceeds of any Note will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation U or X.  The Issuer will not directly or, to its knowledge, indirectly, use the proceeds of the Notes or otherwise make available such proceeds (x) to offer, pay, promise to pay, or authorize the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law, (y) for the purpose of funding, financing or facilitating the activities, business or transaction of or with any Person that is the subject or target of any Sanctions, except to the extent permitted in compliance with applicable Sanctions or (z) in any manner that would result in the violation of any Sanction applicable to the Issuer and/or any Subsidiary.

Section 5.12.        Covenant to Guarantee Obligations and Give Security.

(a)          Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary, (ii) [reserved], (iii) any Restricted Subsidiary that is a Domestic Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, (x) if the event giving rise to the obligation under this Section 5.12(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the Fiscal Quarter in which the relevant formation, acquisition, designation or cessation occurred or (y) if the event giving rise to the obligation under this Section 5.12(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the cases of clauses (x) and (y), such longer period as the Required Purchasers may reasonably agree), the Issuer shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (b) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Required Purchasers, cause the relevant Restricted Subsidiary (other than any Excluded Subsidiary) to deliver to the Purchasers Representative a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Purchaser Representative and the other relevant Secured Parties.

(b)          Within 90 days after the acquisition by any Note Party of any Material Real Estate Asset other than any Excluded Asset (or such longer period as the Required Purchasers may reasonably agree), the Issuer shall cause such Note Party to comply with the requirements set forth in clause (d) of the definition of “Collateral and Guarantee Requirement”; it being understood and agreed that, with respect to any Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required to become a Note Party under Section 5.12(a) above, such Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the first day of the time period within which such Restricted Subsidiary is required to become a Note Party under Section 5.12(a).

(c)          Notwithstanding anything to the contrary herein or in any other Note Document, the Issuer may, in its sole discretion, elect to cause any Restricted Subsidiary and/or Parent Company (any such Person, a “Discretionary Guarantor”) that is not otherwise required to be a Subsidiary Guarantor to provide a Note Guaranty by causing such Person to execute a Joinder Agreement, and any such Person shall constitute a Note Party and a Guarantor for all purposes hereunder and, in the case of any Restricted Subsidiary so designated as a Discretionary Guarantor, shall cease to be an Excluded Subsidiary until such time as such Discretionary Guarantor is released from its obligations under the Note Guaranty in accordance with Sections 8.09(b) and 9.22; it being understood and agreed that such Person shall grant a security interest in such categories of assets pursuant to such documentation as the Issuer and the Required Purchasers may reasonably agree; provided that (i) in the case of any Discretionary Guarantor that is a Foreign Subsidiary, the jurisdiction of such person is reasonably satisfactory to the Required Purchasers and (ii) the Purchaser Representative shall have received at least two business days prior to such person becoming a Guarantor, all documentation and other information in respect of such person required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA Patriot Act).

(d)          After the First Lien Credit Agreement Obligations Payment Date, the Issuer shall, or shall cause each applicable Note Party to, use commercially reasonable efforts to enter into a Control Agreement with respect to each Deposit Account (other than Excluded Accounts) of the Issuer and the other Note Parties within 120 days (as may be extended by the Required Purchasers or the Issuer) (i) after such date, in the case of each such Deposit Account held by any Note Party on such date or (ii) after the later of (A) the date the holder of such Deposit Account becomes a Note Party and (B) the date of opening or acquisition of such Deposit Account; provided that, if the applicable Note Party has used its commercially reasonable efforts to obtain such Control Agreement with respect to the applicable Deposit Account but has been unable to do so within the 120-day period (as may be extended as provided above in this clause (d)), the obligation set forth in this clause (d) shall cease.

(e)          Notwithstanding anything to the contrary herein or in any other Note Document, it is understood and agreed that:

(i)         the Required Purchasers may grant extensions of time (including after the expiration of any relevant period, which apply retroactively) for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Note Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date), and each Purchaser hereby consents to any such extension of time,

(ii)          any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the Collateral Documents,

(iii)       perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements (other than (A) Control Agreements with respect to Deposit Accounts of Note Parties, to the extent constituting Collateral and otherwise required herein and (B) control of pledged Capital Stock and/or Material Debt Instruments, in each case to the extent the same otherwise constitute Collateral),

(iv)         no Note Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement;

(v)         no Note Party (other than any Discretionary Guarantor that is organized under the laws of the jurisdiction outside of the U.S.) will be required to (A) take any action outside of the U.S. in order to create or perfect any security interest in any asset located outside of the U.S., (B) execute any security agreement, pledge agreement, mortgage, deed, charge or other collateral document governed by the laws of any jurisdiction other than the U.S., any state thereof or the District of Columbia or (C) make any foreign intellectual property filing, conduct any foreign intellectual property search or prepare any foreign intellectual property schedule, in each case other than with respect to a Foreign Subsidiary designated as a Subsidiary Guarantor pursuant to clause (c) above;

(vi)         in no event will the Collateral include any Excluded Asset;

(vii)       no action shall be required to perfect any Lien with respect to (1) any vehicle or other asset subject to a certificate of title, (2) Letter-of-Credit Rights, (3) the Capital Stock of any Immaterial Subsidiary and/or (4) the Capital Stock of any Person that is not a subsidiary, which Person, if a subsidiary, would constitute an Immaterial Subsidiary, in each case except to the extent that a security interest therein can be perfected by filing a Form UCC-1 (or similar) financing statement under the UCC; and

(viii)      no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (1) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings), (2) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings), in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law or (3) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings) pursuant to any “change of control” or similar provision, it being understood that (A) the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right and (B) in no event shall this clause (viii) be construed to limit the perfection of a Lien on the rights and interests of any Note Party under any Management Services Agreement, any other agreement constituting an Acceptable Practice Management Arrangement or any other agreement among any Note Party and any Affiliated Practice relating to the provision of management services or fees, or any proceeds thereof, in each case, to the extent a security interest therein is otherwise required to be perfected in accordance with the terms of the Note Documents.

(ix)         no Note Party shall be required to perfect a security interest in any asset to the extent the perfection of a security interest in such asset would be prohibited under any applicable Requirement of Law,

(x)          any joinder or supplement to any Note Guaranty, any Collateral Document and/or any other Note Document executed by any Restricted Subsidiary that is required to become a Note Party pursuant to Section 5.12(a) above (including any Joinder Agreement) may, with the consent of the Required Purchasers (not to be unreasonably withheld or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Note Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Note Document,

(xi)        (A) no Note Party will be required to take any action required under the Federal Assignment of Claims Act and (B) no Secured Party will be permitted to exercise any right of setoff in respect of any account maintained solely for the purpose of receiving and holding government receivables,

(xii)       for the avoidance of doubt, (A) in no event shall any Affiliated Practice and/or any other person that is not a subsidiary be required to provide a Guarantee of any Secured Obligation and (B) in no event shall any Affiliated Practice and/or any other person that is not a subsidiary (other than the Issuer) be required to comply with any other requirement of this Section 5.12,

(xiii)       the Required Purchasers shall not require the Purchaser Representative to take a Lien on, or require the perfection of any Lien granted in, any asset as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Purchasers of the security afforded thereby as reasonably determined in writing by the Issuer and the Required Purchasers,

(xiv)       each Management Services Agreement, each other agreement constituting an Acceptable Practice Management Arrangement, and the proceeds thereof, shall be included in the Collateral, and

(xv)       until the First Lien Credit Agreement Obligations Payment Date, the representations and covenants made in this Agreement with respect to delivery to the Purchaser Representative of any Collateral, the security interest in which may be perfected only by possession or control, shall be deemed satisfied by the delivery and possession or control of such Collateral to or by the First Lien Credit Agreement Agent as bailee for the Secured Parties.

Section 5.13.        [Reserved].

Section 5.14.        Further Assurances.  Promptly upon request of the Purchaser Representative (at the direction of the Required Purchasers) and subject to the limitations described in Section 5.12:

(a)         The Issuer will, and will cause each other Note Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, Mortgages and/or amendments thereto and other documents), in each case that (i) may be required under any applicable Requirements of Law and (ii) the Required Purchasers may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Note Parties.

(b)          The Issuer will, and will cause each other applicable Note Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments, in each case as the Required Purchasers may reasonably request from time to time in order to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents.

Section 5.15.        Post-Closing Covenant.  The Issuer shall, and shall cause each Note Party to, take the actions required by Schedule 5.15 in each case within the time periods specified therein (or, in each case, such longer period to which the Required Purchasers may reasonably agree).

Section 5.16.        Affiliated Practices

(a)         The Issuer shall, and shall cause each Note Party to, enforce its material rights under each Management Services Agreement, each Securities Transfer Restriction Agreement, each Therapy Director Agreement and each Practice Loan Agreement, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)         If any Person acquired by a Note Party or a Consolidated APC in a Permitted Acquisition becomes a Consolidated APC or is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to or is liquidated into any Consolidated APC or if any assets are purchased by or transferred to any Consolidated APC (other than as part of any Permitted Practice Subsidiary Restructuring), in each case, on or before the date on which financial statements are required to be delivered pursuant to Sections 5.01(a) or (b), as applicable, for the Fiscal Quarter in which such transaction occurs, such Note Party or the relevant APC Manager, as applicable, shall use commercially reasonable efforts to cause the relevant Consolidated APC (the “Relevant APC”) or the Person into which the relevant Consolidated APC is amalgamated, merged or consolidated or to which the Relevant APC transfers substantially all of its assets, to transfer to a Note Party substantially all of the assets of the Relevant APC (other than Accounts (as defined in the UCC), employment agreements, payor contracts, other assets which the Relevant APC must retain, in the reasonable judgment of the Issuer, to comply with any Requirement of Law and any other asset with respect to which the Issuer has determined in its reasonable business judgment that the cost, burden, difficulty or consequence (including any adverse tax consequence, any third party consent and any effect on the ability of the Issuer and/or any subsidiary and/or any Affiliated Practice to conduct their respective operations and business in the ordinary course) of transferring such assets outweighs or is excessive in light of, the practical benefit to the Secured Parties afforded thereby).

Section 5.17.       Cash Flow Consultant.  During the Cash Flow Reporting Period, the Issuer or Opco shall, if either (a) requested by the Required Purchasers or (b) required at such time under the First Lien Credit Agreement, appoint and retain a Cash Flow Consultant.  The scope of services provided by, and cost of, such Cash Flow Consultant must be reasonably acceptable to the Required Purchasers and the Issuer or Opco, as applicable.

ARTICLE 6          NEGATIVE COVENANTS

From the Closing Date and until the Termination Date, the Issuer covenants and agrees with the Purchasers that:

Section 6.01.        Indebtedness.  The Issuer shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a)          the Secured Obligations (including any Delayed Draw Note or any Additional Note);

(b)         Indebtedness of the Issuer any Restricted Subsidiary and/or of any Restricted Subsidiary to the Issuer or any other Restricted Subsidiary; provided that in the case of any Indebtedness of any Restricted Subsidiary that is not a Note Party owing to any Restricted Subsidiary that is a Note Party, such Indebtedness shall be permitted as an Investment under Section 6.06; provided, further, that any Indebtedness of any Note Party to any Restricted Subsidiary that is not a Note Party must be unsecured and expressly subordinated to the Obligations of such Note Party on terms that are reasonably acceptable to the Required Purchasers (it being understood that the subordination terms set forth in the Intercompany Note are acceptable to the Required Purchasers);

(c)        Indebtedness owing in respect of any loan made by any Affiliated Practice to the Issuer and/or any Note Party so long as, except as the Required Purchasers may otherwise agree, (i) the obligations of any Note Party in respect of any such Indebtedness are subordinated to the Obligations, (ii) the relevant Affiliated Practice agrees to waive any right to set off management fees owing in respect of any Management Services Agreement and (iii) the cash used to fund any such loan to the Issuer and/or any Note Party is from internally generated cash of an Affiliated Practice;

(d)         Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Issuer or any such Restricted Subsidiary pursuant to any such agreement;

(e)         Indebtedness of the Issuer and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(f)         Indebtedness of the Issuer and/or any Restricted Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts, including Banking Services Obligations and incentive, supplier finance or similar programs, in each case, entered into in the ordinary course of business;

(g)         (i) guaranties by the Issuer and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Issuer and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities, in each case, entered into in the ordinary course of business;

(h)          Guarantees by the Issuer and/or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer, any Restricted Subsidiary and/or any joint venture with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided that (i) in the case of any Guarantee by any Note Party of the obligations of any non-Note Party, the related Investment is permitted under Section 6.06 and (ii) any Guarantee by any Restricted Subsidiary that is not a Note Party of any Indebtedness (other than the Obligations) of any Note Party is subject to the Non-Note Party Debt Cap;

(i)          Indebtedness of the Issuer and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date and described on Schedule 6.01;

(j)          Indebtedness of Restricted Subsidiaries that are not Note Parties in an aggregate outstanding principal amount not to exceed $12,000,000; provided that the aggregate outstanding principal amount of any such Indebtedness incurred or guaranteed in reliance on this Section 6.01(j) shall not, at any time, together with the aggregate amount of Indebtedness incurred or guaranteed by Restricted Subsidiaries that are not Note Parties in reliance on Section 6.01(u), exceed the Non-Note Party Debt Cap;

(k)          Indebtedness of the Issuer and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(l)          Indebtedness of the Issuer and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m)        Indebtedness of the Issuer and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness in an aggregate outstanding principal amount not to exceed the greater of $7,800,000 and 12.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(n)          Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed in connection with an acquisition permitted hereunder after the Closing Date; provided that

(i)          such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof;

(ii)          no Event of Default under Section 7.01(a), (f) or (g) exists; and

(iii)        either (A) Opco is in compliance with the then applicable Financial Covenant (as defined in the First Lien Credit Agreement as in effect on the Signing Date) calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period or (B) such Indebtedness is in an aggregate principal amount outstanding not to exceed the greater of $7,800,000 and 12.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period;

(o)         Indebtedness consisting of promissory notes issued by the Issuer or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Issuer or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(p)         Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (i), (m), (n), (r), (u), (w), and (y) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that

(i)          the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement and the related refinancing transaction, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this definition (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02),

(ii)         other than in the case of Refinancing Indebtedness with respect to clauses (i), (m), (n), (u) and/or (y), such Indebtedness has (A) a final maturity equal to or later than (and, in the case of revolving Indebtedness does not require mandatory commitment reductions, if any, prior to) the earlier of (x) the Latest Maturity Date and (y) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, such Indebtedness (x) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced (without giving effect to any prepayments thereof) or (y) a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the outstanding Notes at such time,

(iii)        the terms of any Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (other than Indebtedness of the type described in Section 6.01(m)) (excluding, to the extent applicable, pricing, fees, premiums, rate floors, optional prepayment, redemption terms or subordination terms and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are not, taken as a whole (as reasonably determined by the Issuer), more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than (A) any covenants or other provisions applicable only to periods after the applicable maturity date of the debt then-being refinanced as of such date, (B) any covenants or provisions which are then-current market terms for the applicable type of Indebtedness or (C) any covenants or other provisions which are conformed (or added) to the Note Documents for the benefit of the Purchasers or, as applicable, the Purchaser Representative pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii)),

(iv)        in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (j), (m), (n), (r), (u), (w) (solely as it relates to the Non-Note Party Debt Cap) and (y) (solely as it relates to the Fixed Incremental Amount) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause such that the amount available under the relevant clause shall be reduced by the amount of the applicable Refinancing Indebtedness, and

(v)         (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), and if the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Initial Notes, the Liens securing such Indebtedness are subordinated to the Liens on the Collateral securing the Initial Notes on terms not materially less favorable (as reasonably determined by the Issuer), taken as a whole, to the Purchasers than those (x) applicable to the Liens securing the Indebtedness being refinanced, refunded or replaced, taken as a whole, (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 (it being understood that any entity that was a guarantor in respect of the relevant refinanced Indebtedness may be the primary obligor in respect of the refinancing Indebtedness, and any entity that was the primary obligor in respect of the relevant refinanced Indebtedness may be a guarantor in respect of the refinancing Indebtedness), (C) if the Indebtedness being refinanced, refunded or replaced was expressly contractually subordinated to the Obligations in right of payment, (x) such Indebtedness is contractually subordinated to the Obligations in right of payment, or (y) if not contractually subordinated to the Obligations in right of payment, the purchase, defeasance, redemption, repurchase, repayment, refinancing or other acquisition or retirement of such Indebtedness is permitted under Section 6.04(b) (other than Section 6.04(b)(i)), and (D) as of the date of the incurrence of such Indebtedness and after giving effect thereto, no Event of Default exists;

(q)          [reserved];

(r)          Indebtedness of the Issuer and/or any Restricted Subsidiary that is a Note Party in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Proceeds received in cash by the Issuer from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its common equity with the Net Proceeds from the issuance and sale by any Parent Company of its Qualified Capital Stock or a contribution to the common equity of any Parent Company, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Issuer or any of its Restricted Subsidiaries or any Affiliated Practice, (B) to the extent the relevant Net Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder and (C) other than any Cure Amount and/or any Available Excluded Contribution Amount; provided, that (x) immediately before and after giving effect to the incurrence of such Indebtedness, no Event of Default under Section 7.01(a), (f) or (g) exists, (y) such Indebtedness shall be unsecured and (z) such Indebtedness must be incurred within 30 days of receipt of the relevant issuance or contribution (the amount of any Net Proceeds or contribution utilized to incur Indebtedness in reliance on this clause (r), a “Contribution Indebtedness Amount”);

(s)          Indebtedness of the Issuer and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t)          Indebtedness of the Issuer and/or any Restricted Subsidiary representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Issuer and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(u)         Indebtedness of the Issuer and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed $4,200,000; provided that the aggregate outstanding principal amount of any such Indebtedness incurred or guaranteed in reliance on this Section 6.01(u) by Restricted Subsidiaries that are not Note Parties shall not, at any time, together with the aggregate amount of Indebtedness incurred or guaranteed by Restricted Subsidiaries that are not Note Parties in reliance on Section 6.01(j), exceed the Non-Note Party Debt Cap

(v)          [reserved];

(w)          (i) Indebtedness of the Issuer and/or any Restricted Subsidiary that is a Note Party incurred in respect of any First Lien Facility (including, without limitation, the First Lien Credit Agreement and/or any First Lien Incremental Facility) in an aggregate outstanding principal amount that does not exceed (A)(1)115% multiplied by (2)(x) $560,000,000 less (y) the amount of Term Loans (as defined in the First Lien Credit Agreement as in effect on the Signing Date) purchased by the Issuer pursuant to the Master Assignment Agreement and cancelled plus (B) an amount equal to the First Lien Incremental Cap plus (C) any interest payable in kind with respect to any such Indebtedness incurred pursuant to this Section 6.01(w)(i), (ii) any refinancing and/or replacement of any First Lien Facility or any such First Lien Incremental Facility after the Closing Date so long as the aggregate outstanding principal amount of such Indebtedness does not exceed the amount permitted to be incurred under preceding clause (i), plus (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon and (B) the amount of any underwriting discount, any other reasonable and customary fee, commission and/or expense (including any upfront fee, original issue discount and/or initial yield payment) incurred in connection with the relevant refinancing and (iii) Indebtedness in respect of Banking Services Obligations (as defined in the First Lien Credit Agreement as in effect on the Signing Date or the corresponding term in the documentation governing any First Lien Facility to the extent not less favorable to the Purchasers) and Secured Hedging Obligations (as defined in the First Lien Credit Agreement as in effect on the Signing Date or the corresponding term in the documentation governing any First Lien Facility to the extent not less favorable to the Purchasers);

(x)          [reserved];

(y)          Indebtedness of the Issuer and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transaction permitted pursuant to Section 6.07(bb);

(z)          [reserved];

(aa)      Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Issuer and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment, insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(bb)       unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Issuer and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);

(cc)        customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business; and

(dd)       without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Issuer and/or any Restricted Subsidiary hereunder.

Notwithstanding the foregoing, the Issuer shall not permit any Consolidated APC, Non-Consolidated APC or any other Affiliated Practice to guarantee any Indebtedness of the Issuer and its subsidiaries (other than the Secured Obligations).

Section 6.02.        Liens.  The Issuer shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur or assume any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a)          Liens securing the Secured Obligations created pursuant to the Note Documents;

(b)          Liens for Taxes which (i) are not then due, (ii) if due, are not at such time required to be paid pursuant to Section 5.03 or (iii) are being contested in accordance with Section 5.03;

(c)         statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d)          Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to the Issuer and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e)          Liens consisting of easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Issuer and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(f)          Liens consisting of any (i) interest or title, a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g)          Liens (i) solely on any Cash earnest money deposits (including as part of any escrow arrangement) made by the Issuer and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder and (ii) consisting of (A) an agreement to Dispose of any property in a Disposition permitted under Section 6.07 and/or (B) the pledge of Cash as part of an escrow arrangement required in any Disposition permitted under Section 6.07;

(h)          (i) purported Liens evidenced by the filing of UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business, and (ii) Liens arising from precautionary UCC financing statements or similar filings;

(i)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)          Liens in connection with any zoning, building or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;

(k)          Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of (x) Indebtedness permitted pursuant to Sections 6.01(a), (i), (m), (n), (u), (w), and (y) and (y) Indebtedness that is secured in reliance on Section 6.02(u) (provided that the granting of the relevant Lien shall be without duplication of any Lien outstanding under Section 6.02(u) such that the amount available under Section 6.02(u) shall be reduced by the amount of the applicable Lien granted in reliance on this clause (y)); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced and (ii) if the Lien securing the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) the Lien securing any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced or (B) the intercreditor arrangements governing the Lien securing the relevant refinancing Indebtedness shall be set forth in an Intercreditor Agreement and (iii) no such Lien shall be senior in priority as compared to the Lien securing the Indebtedness being refinanced;

(l)          Liens described on Schedule 6.02 and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m)         Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.07(bb);

(n)         Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o)         Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock;

(p)         (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions and (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction;

(q)          Liens on assets owned by Restricted Subsidiaries that are not Note Parties  securing Indebtedness of Restricted Subsidiaries that are not Note Parties permitted pursuant to Section 6.01;

(r)          Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Issuer and/or its Restricted Subsidiaries;

(s)          Liens securing Indebtedness incurred in reliance on, and subject to the provisions set forth in, Section 6.01(w); provided, that any such Lien on the Collateral may be senior to the Lien on the Collateral securing the Secured Obligations subject to an Intercreditor Agreement;

(t)          [reserved];

(u)        Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $4,200,000; provided, that any Lien on any Collateral granted in reliance on this clause (u) shall be junior to the Lien on the Collateral securing the Secured Obligations and be subject to an Intercreditor Agreement;

(v)         (i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge and/or deposit securing any settlement of litigation;

(w)         leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not secure any Indebtedness;

(x)          Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;

(y)          Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g) and (aa);

(z)         Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (or similar Requirement of Law under any jurisdiction);

(aa)        Liens (i) in favor of any Note Party and/or (ii) granted by any non-Note Party in favor of any Restricted Subsidiary that is not a Note Party, in the case of clauses (i) and (ii), securing intercompany Indebtedness permitted (or not restricted) under Section 6.01 or Section 6.09;

(bb)       Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc)        Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd)        Liens securing (i) obligations of the type described in Section 6.01(f) and/or (ii) obligations of the type described in Section 6.01(s);

(ee)        (i) Liens on Capital Stock of joint ventures securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff)         Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(gg)        Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business; and

(hh)       Liens disclosed in any Mortgage Policy delivered pursuant to Section 5.12 with respect to any Material Real Estate Asset and any replacement, extension or renewal thereof; provided that no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof).

Notwithstanding the foregoing, in no event shall any Lien on patient records securing Indebtedness for borrowed money (other than the Obligations) be permitted.

Section 6.03.        [Reserved].

Section 6.04.        Restricted Payments; Restricted Debt Payment.

(a)          The Issuer shall not, nor shall it permit any of its Restricted Subsidiaries to, pay or make, directly or indirectly, any Restricted Payment, except that:

(i)          the Issuer may make Restricted Payments to the extent necessary to permit any Parent Company:

(A)        to pay (I) reasonable and customary general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Parent Company) and franchise Taxes, and similar fees and expenses, required to maintain the organizational existence of such Parent Company, in each case, which are incurred in the ordinary course of business  to the extent attributable to the ownership or operations of any Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Issuer and/or its subsidiaries) and/or its subsidiaries; provided, that the aggregate amount of Restricted Payments made pursuant to this clause (I) shall not exceed $500,000 in any Fiscal Year, and (II) any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company (but excluding for the avoidance of doubt, the portion of any such indemnification claims, if any, that are attributable to the ownership or operations of any subsidiary of such Parent Company other than the Issuer and/or its subsidiaries) and/or its subsidiaries;

(B)        (x) for any taxable period for which the Issuer is a member of a consolidated, combined, unitary or similar tax group for U.S. federal and/or applicable state or local tax purposes of which such Parent Company is the common parent, to discharge the consolidated, combined, unitary or similar Tax liabilities of such Parent Company and its subsidiaries when and as due, to the extent such liabilities are attributable to the income of the Issuer and/or any subsidiary; provided that the amount of such payments in respect of any taxable year do not exceed the amount of such Tax liabilities that the Issuer and/or its applicable subsidiaries would have paid had such Tax liabilities been paid as standalone companies or as a standalone group and (y) for any taxable period for which the Issuer is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly-owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local tax purposes, distributions to any direct or indirect parent of the Issuer in an amount not to exceed the amount of any Tax that the Issuer and/or its applicable subsidiaries would have paid had such Tax been paid as stand alone companies or as a standalone group (and assuming for purposes of such calculation that the Issuer is classified as a domestic corporation for U.S. federal income tax purposes);

(C)        to pay audit and other accounting and reporting expenses of such Parent Company to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Issuer and/or its subsidiaries), the Issuer and its subsidiaries;

(D)        (x) for the payment of insurance premiums to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Issuer and/or its subsidiaries), the Issuer and its subsidiaries, (y) for the payment of legal and other professional fees of any Parent Company (but excluding, for the avoidance of doubt, the portion of any legal and other professional fees, if any, that are attributable to the ownership or operations of any subsidiary of such Parent Company other than the Issuer and/or its subsidiaries) and (z) Public Company Costs;

(E)          to pay customary fees and expenses of third parties related to debt or equity offerings, investments or acquisitions (whether or not consummated) and expenses and indemnities of any trustee, agent, arranger, underwriter or similar role;

(F)         to finance any Investment permitted under Section 6.06 (provided that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Issuer or one or more of its Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Issuer or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the Issuer or the relevant Restricted Subsidiary); and

(G)         to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses and other benefits are attributable and reasonably allocated to the operations of the Issuer and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii)        the Issuer may (or may make Restricted Payments to allow any Parent Company to) repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Issuer or any subsidiary:

(A)         with Cash and Cash Equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of promissory notes issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Issuer or any subsidiary) in an amount not to exceed $6,000,000 in any Fiscal Year, which, if not used in such Fiscal Year, shall be carried forward to succeeding Fiscal Years;

(B)         with the proceeds of any sale or issuance of, or any capital contribution in respect of, the Capital Stock of the Issuer or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Issuer or any Restricted Subsidiary) in each case, (1) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Issuer, any of its Restricted Subsidiaries or any Affiliated Practice, (2) to the extent the relevant Net Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder and (3) other than any Cure Amount, any Available Excluded Contribution Amount and/or any Contribution Indebtedness Amount; or

(C)          with the net proceeds of any key-man life insurance policies;

(iii)        the Issuer may make Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Issuer elects to apply to this clause (iii)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Issuer elects to apply to this clause (iii)(B);

(iv)        the Issuer may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Issuer, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in subclause (A) above, including demand repurchases in connection with the exercise of stock options;

(v)         the Issuer may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Capital Stock;

(vi)        the Issuer may make Restricted Payments, the proceeds of which are applied on the Closing Date solely to effect the consummation of the Transactions or pay Transaction Costs;

(vii)       each Restricted Subsidiary may make Restricted Payments with respect to any shares of any class of its Capital Stock; provided, that in the case of any Restricted Subsidiary that is not a Wholly-Owned Subsidiary, the share of the foregoing made or paid to the Issuer or any of the Restricted Subsidiaries is at least pro rata to the percentage of such class of Capital Stock in such Restricted Subsidiary that is not a Wholly-Owned Subsidiary owned by the Issuer and its other Restricted Subsidiaries;

(viii)      the Issuer may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Issuer and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Issuer and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Issuer or any Parent Company to the extent any such proceeds are contributed to the capital of the Issuer and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Issuer or a Restricted Subsidiary) of any Refunding Capital Stock;

(ix)        to the extent constituting a Restricted Payment, the Issuer may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Sections 6.09(a), (d), (j) and (o));

(x)         [reserved];

(xi)         the Issuer may make Restricted Payments so long as (i) no Event of Default exists at the time of the declaration of such Restricted Payment and (ii) the Total Net Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 4.00:1.00;

(xii)      the Issuer may make Restricted Payments the proceeds of which are applied, directly or indirectly, to repay or redeem the Series A Preferred Shares, so long as (i) the Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the most recently completed Test Period does not exceed 4.00:1.00 and (ii) no Event of Default has occurred and is continuing;

(xiii)      from and after February 24, 2025, the Issuer may, directly or indirectly, pay cash dividends on the Series A Preferred Shares to the extent that the Issuer has elected (or is required) to pay such dividends in cash in accordance with the Series A Certificate of Designation, so long as (A) the Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the most recently completed Test Period does not exceed 4.75:1.00 and (B) no Event of Default has occurred and is continuing; and

(xiv)      to the extent constituting a Restricted Payment, the transfer by the Issuer of Capital Stock of the Issuer in connection with (A) the Transactions and/or (B) the conversion of any Note to Capital Stock of the Issuer;

(b)         the Issuer shall not, nor shall it permit any Restricted Subsidiary to, make any prepayment in Cash in respect of principal of or interest on (x) any Junior Lien Indebtedness, (y) any Junior Indebtedness or (z) any unsecured Indebtedness of the types described in clauses (a) and (c) of the definition of “Indebtedness” (other than Indebtedness among the Issuer and/or its subsidiaries) (the Indebtedness described in clauses (x) through (z), the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt (collectively, “Restricted Debt Payments”), except:

(i)          with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01;

(ii)          as part of an “applicable high yield discount obligation” catch-up payment;

(iii)        payments of regularly scheduled interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Junior Indebtedness that are prohibited by the subordination provisions thereof);

(iv)        Restricted Debt Payments in an aggregate amount not to exceed the RP/RDP Shared Cap;

(v)         (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Issuer and/or any capital contribution in respect of Qualified Capital Stock of the Issuer, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Issuer and/or Capital Stock of any Parent Company and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;

(vi)       Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Issuer elects to apply to this clause (vi)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Issuer elects to apply to this clause (vi)(B); and

(vii)       Restricted Debt Payments in an unlimited amount; provided that (A) no Event of Default exists at the time of delivery of irrevocable notice of such Restricted Debt Payment and (B) the Total Net Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 4.00:1.00.

Section 6.05.       Burdensome Agreements.  Except as provided herein or in any other Note Document, any First Lien Credit Document, the Series A Certificate of Designation (solely with respect to clause (x) below) and/or any agreement with respect to any refinancing, renewal or replacement of such Indebtedness that is permitted by Section 6.01 or the Series A Preferred Shares, as applicable, the Issuer shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (x) any Restricted Subsidiary of the Issuer that is not a Note Party to pay dividends or other distributions to the Issuer or any Note Party or (y) any Note Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations, except restrictions:

(a)          set forth in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Note Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (j), (m), (p) (as it relates to Indebtedness in respect of clauses (a), (m), (r), (u), (w) and/or (y) of Section 6.01), (r), (u), (w) and/or (y) of Section 6.01;

(b)          arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business;

(c)          that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Agreement;

(d)         that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;

(e)          set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(f)          set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g)          imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements;

(h)          on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(i)          set forth in documents which exist on the Closing Date and were not created in contemplation thereof;

(j)         arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Purchasers than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Issuer);

(k)          arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit;

(l)          arising in any Hedge Agreement and/or any agreement relating to any Banking Services Obligation (and/or any other obligation of the type described in Section 6.01(f));

(m)        relating to any asset (or all of the assets) of and/or the Capital Stock of the Issuer and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;

(n)          set forth in any agreement relating to any Permitted Lien that limits the right of the Issuer and/or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto; and/or

(o)         imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (n) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Issuer, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06.            Investments.  The Issuer shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:

(a)          Cash or Investments that were Cash Equivalents at the time made;

(b)          Investments:

(i)          existing on the Closing Date in the Issuer or in any subsidiary,

(ii)         made after the Closing Date among the Issuer and/or one or more Restricted Subsidiaries that are Note Parties,

(iii)        made after the Closing Date by any Note Party in any Restricted Subsidiary that is not a Note Party in an aggregate outstanding amount, together with the aggregate amount of (A) consideration paid in reliance on clause (a) of the proviso to the definition of “Permitted Acquisition” and (B) Investments made in Persons that are not Note Parties pursuant to Section 6.06(b)(aa), not to exceed the Specified Investment Cap,

(iv)         made by any Restricted Subsidiary that is not a Note Party in any Note Party and/or any other Restricted Subsidiary that is not a Note Party, and/or

(v)         in the form of loans or advances made in the ordinary course of business in any Affiliated Practice in connection with the provision of services to such Affiliated Practice under Acceptable Practice Management Arrangements, including any Investment contemplated by any Practice Loan Agreement and/or any Management Services Agreement (other than an Investment contemplated by clause (e) below) and/or the proceeds of which are used to pay management fees to the relevant APC Manager, working capital purposes or payroll or other ordinary course business expenses of such Affiliated Practice; provided, that any loans or advances made pursuant to this clause (b)(v) to any Non-Consolidated APC shall not exceed $6,000,000 at any time outstanding,

(c)         Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Issuer or any Restricted Subsidiary;

(d)          Investments in any joint ventures in an aggregate outstanding amount not to exceed $4,200,000;

(e)        (i) Permitted Acquisitions, (ii) any Investment in any Restricted Subsidiary that is not a Note Party in an amount required to permit such Restricted Subsidiary to consummate a Permitted Acquisition, which amount is actually applied by such Restricted Subsidiary to consummate, directly or indirectly, through one or more other Restricted Subsidiaries, such Permitted Acquisition and (iii) any Investment in any Consolidated APC in an amount required to permit such Consolidated APC to consummate, directly or indirectly, a Permitted Acquisition;

(f)         Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06;

(g)          Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07 or any other disposition of assets not constituting a Disposition;

(h)         loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Issuer, its subsidiaries and/or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, either (i) in an aggregate principal amount not to exceed $1,200,000 at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Issuer for the purchase of such Capital Stock;

(i)          Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j)          Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(ix)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a), Section 6.07(b) (if made in reliance on clause (ii) therein), Section 6.07(c)(ii) (if made in reliance on clause (B) therein), Section 6.07(g), Section 6.07(o), and Section 6.07(t));

(k)          Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l)          Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m)        loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Issuer and/or its subsidiaries)), the Issuer and/or any subsidiary in the ordinary course of business;

(n)          Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Qualified Capital Stock of the Issuer or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(o)          (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Issuer or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the original amount of such Investment except as otherwise permitted by this Section 6.06;

(p)          Investments on the Closing Date made in connection with the Transactions;

(q)          Investments made after the Closing Date by the Issuer and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed:

(i)          (A) the greater of $7,800,000 and 12.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period, plus (B) at the election of the Issuer, the amount of Restricted Payments then permitted to be made by the Issuer or any Restricted Subsidiary in reliance on Section 6.04(a)(x) or, without duplication, Restricted Debt Payments then permitted to be made in reliance on Section 6.04(b)(iv) (it being understood that any amount utilized under this clause (B) to make an Investment shall result in a reduction in availability under Section 6.04(a)(x) and Section 6.04(b)(iv)), plus

(ii)         in the event that (A) the Issuer or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is neither a Restricted Subsidiary nor a Consolidated APC and (B) such Person subsequently becomes a Note Party, an amount equal to 100% of the fair market value of such Investment as of the date on which such Person becomes a Note Party;

(r)          Investments made after the Closing Date by the Issuer and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed (i) the portion, if any, of the Available Amount on such date that the Issuer elects to apply to this clause (r)(i) and/or (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Issuer elects to apply to this clause (r)(ii);

(s)          (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Issuer and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;

(t)          Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(u)          [reserved];

(v)          Investments in subsidiaries in connection with internal reorganizations and/or restructurings and activities related to tax planning; provided that, after giving effect to any such reorganization, restructuring or activity, neither the Note Guaranty, taken as a whole, nor the security interest of the Purchaser Representative in the Collateral, taken as a whole, is materially impaired;

(w)         Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x)          Investments made in connection with any Permitted Practice Subsidiary Restructuring; provided that the aggregate amount of Investments made in Non-Consolidated APCs pursuant to this clause (x), shall not exceed $6,000,000;

(y)          Investments made in joint ventures as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the ordinary course of business;

(z)         Investments made in connection with any nonqualified deferred compensation plan or arrangement for any present or former employee, director, member of management, officer, manager or consultant or independent contractor (or any Immediate Family Member thereof) of any Parent Company, the Issuer, its subsidiaries and/or any joint venture;

(aa)       Investments in the Issuer, any Restricted Subsidiary and/or joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business; provided that the aggregate amount of Investments made in Persons that are not Note Parties under this Section 6.06(b)(aa), together with the aggregate amount of (A) consideration paid in reliance on clause (a) of the proviso to the definition of “Permitted Acquisition” and (B) Investments made in Persons that are not Note Parties under Section 6.06(b)(iii), shall not exceed the Specified Investment Cap;

(bb)        Investments so long as, after giving effect thereto on a Pro Forma Basis, the Total Net Leverage Ratio does not exceed 4.50:1.00;

(cc)        [reserved]

(dd)        [reserved]; and

(ee)        Investments consisting of the non-exclusive licensing in the ordinary course of business or contribution of IP Rights pursuant to joint marketing arrangements with other Persons.

Notwithstanding anything to the contrary in this Section 6.06,  this Section 6.06 shall not permit any IP Separation and Transaction.

Section 6.07.        Fundamental Changes; Disposition of Assets.  Other than as part of any Permitted Practice Subsidiary Restructuring, the Issuer shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets having a fair market value in excess of $1,200,000 in a single transaction or a series of related transactions and in excess of $3,000,000 in the aggregate for all such transactions, except:

(a)        any Restricted Subsidiary may be merged, consolidated or amalgamated with or into the Issuer or any other Restricted Subsidiary; provided that (i) in the case of any such merger, consolidation or amalgamation with or into the Issuer or any Delaware LLC Division relating to the Issuer, (A) the Issuer shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation or Delaware LLC Division is not the Issuer (any such Person, the “Successor Issuer”), (x) the Successor Issuer shall be an entity organized or existing under the law of the U.S., any state thereof or the District of Columbia, (y) the Successor Issuer shall expressly assume the Obligations of the Issuer in a manner reasonably satisfactory to the Required Purchasers and (z) except as the Required Purchasers may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Note Guaranty and the other Note Documents, it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Issuer will succeed to, and be substituted for, the Issuer under this Agreement and the other Note Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor or any Delaware LLC Division relating to any Subsidiary Guarantor, either (A) the Issuer or a Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of such Subsidiary Guarantor in a manner reasonably satisfactory to the Required Purchasers or (B) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;

(b)         Dispositions (including of Capital Stock) among the Issuer and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided that any such Disposition made by any Note Party to any Person that is not a Note Party shall be (i) for fair market value (as reasonably determined by the Issuer) with at least 75% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof);

(c)          (i) the liquidation, dissolution or Delaware LLC Division of any Restricted Subsidiary if the Issuer determines in good faith that such liquidation, dissolution or Delaware LLC Division is in the best interests of the Issuer, is not materially disadvantageous to the Purchasers and the Issuer or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided that in the case of any liquidation, dissolution or Delaware LLC Division of any Note Party that results in a distribution of assets to any Restricted Subsidiary that is not a Note Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution, liquidation, consolidation or Delaware LLC Division, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06; and (iii) the conversion of the Issuer or any Restricted Subsidiary into another form of entity, so long as such conversion does not adversely affect the value of the Note Guaranty or Collateral, if any;

(d)          (i) Dispositions of inventory or equipment or immaterial assets in the ordinary course of business (including on an intercompany basis) and (ii) the leasing or subleasing of real property in the ordinary course of business;

(e)        Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Issuer, is (i) no longer useful in its business (or in the business of any Restricted Subsidiary of the Issuer) or (ii) otherwise economically impracticable to maintain;

(f)          Dispositions in the ordinary course of business of Cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;

(g)         Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (i) Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), (ii) Permitted Liens and (iii) Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix));

(h)          Dispositions for fair market value; provided that at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents; provided, further, that (A) immediately prior to and after giving effect to such Disposition, as determined on the date on which the agreement governing such Disposition is executed, no Event of Default exists, (B) [reserved] and (C) this Section 6.07(h) shall not permit a Disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries;

(i)          to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j)          Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(k)         Dispositions of notes receivable or accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or in connection with the collection or compromise thereof; provided that factoring or similar arrangements shall not be permitted pursuant to this clause (k);

(l)         Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Issuer and its Restricted Subsidiaries or (ii) which relate to closed facilities or the discontinuation of any product line;

(m)         (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n)          Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o)          Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p)          to the extent applicable, the consummation of the Transactions on the Closing Date;

(q)          Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the Purchaser Representative as being held for sale and not for the continued operation of the Issuer or any of its Restricted Subsidiaries or any of their respective businesses; provided that (A) no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed and (B) such Dispositions are for fair market value;

(r)          exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Issuer) for like assets; provided that upon the consummation of any such exchange or swap by any Note Party, to the extent the assets received do not constitute an Excluded Asset, the Purchaser Representative has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped;

(s)          [reserved];

(t)          (i) non-exclusive licensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Issuer or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Issuer, are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(u)          terminations or unwinds of Derivative Transactions;

(v)          [reserved];

(w)        Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Issuer and/or any Restricted Subsidiary; provided that such Dispositions do not exceed $6,000,000 in the aggregate;

(x)          Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law;

(y)          any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. and/or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;

(z)          any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(aa)        [reserved]; and

(bb)       Dispositions in connection with Sale and Lease-Back Transactions; provided that, in the case of this clause (bb), the fair market value of all property so Disposed of after the Closing Date shall not exceed the greater of $6,000,000 and 9.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period.

Dispositions in connection with Sale and Lease-Back Transactions may be made solely under clause (bb) of this Section 6.07 and not under any other clause.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07, such Collateral shall be sold free and clear of the Liens created by the Note Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Purchaser Representative shall be authorized to take, and shall take, any actions reasonably requested by the Note Parties in order to effect the foregoing in accordance with Article 8 hereof; provided, that in the case of a Disposition made to any Note Party, the relevant transferred assets shall become part of the Collateral of the transferee Note Party (except to the extent such assets constitute Excluded Assets of such transferee Note Party).

Notwithstanding the foregoing, this Section 6.07 shall not permit any IP Separation Transaction.

Section 6.08.        [Reserved].

Section 6.09.       Transactions with Affiliates.  The Issuer shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $1,200,000 in any individual transaction (it being understood that the threshold set forth above shall not apply to exempt more than $6,000,000 of payments (excluding, for the avoidance of doubt, any payment permitted in reliance on the proviso below) from the application of this Section 6.09) with any of their respective Affiliates on terms that are less favorable to the Issuer or such Restricted Subsidiary, as the case may be (as reasonably determined by the Issuer), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:

(a)          any transaction between or among the Issuer and/or one or more Restricted Subsidiaries and/or Affiliated Practices (or any entity that becomes a Restricted Subsidiary or Affiliated Practice as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(b)        any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Issuer or any Restricted Subsidiary;

(c)        (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Issuer or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(d)          (i) transactions permitted by Sections 6.01(d), (o) and (ee), 6.04 and 6.06(h), (m), (o), (t), (v), (y), (z) and (aa) and (ii) issuances of Capital Stock and issuances and incurrences of Indebtedness not restricted by this Agreement;

(e)         transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Purchasers or (ii) more disadvantageous to the Purchasers than the relevant transaction in existence on the Closing Date;

(f)          the payment of all indemnification obligations owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants, and (ii) the payment or reimbursement of all expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants, whether currently due or paid in respect of accruals from prior periods, provided that the aggregate amount of expenses that may be paid in any Fiscal Year in reliance on this clause (f)(ii) shall not exceed $500,000;

(g)          the Transactions, including the payment of Transaction Costs;

(h)          [reserved];

(i)          Guarantees permitted by Section 6.01 or Section 6.06;

(j)          transactions among the Issuer, its Restricted Subsidiaries and/or any Affiliated Practice that are otherwise permitted (or not restricted) under this Article 6;

(k)         the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Issuer and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Issuer or its subsidiaries;

(l)         transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Issuer and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Issuer or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;

(m)         the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n)          [reserved];

(o)          [reserved];

(p)          any transaction consummated in connection with any Permitted Practice Subsidiary Restructuring;

(q)          any transaction (or series of related transactions) approved by a majority of the disinterested directors (or members of any similar governing body) of the Issuer;

(r)          any investment by any Investor or Parent Company in securities or Indebtedness of the Issuer and/or any Guarantor;

(s)          any payment to or from, and/or any transaction with, any joint venture in the ordinary course of business or consistent with past practice, industry practice or industry norms (including, any cash management activity related thereto);

(t)          the Transactions and the incurrence of any Indebtedness hereunder; and

(u)        (i) any Investment by any Affiliate in the Notes, loans, securities or other Indebtedness of the Issuer and/or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (ii) payments and/or distributions to Affiliates in respect of the Notes, loans, securities or Indebtedness of the Issuer or any Restricted Subsidiary in connection with the securities and other Indebtedness contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Issuer and the Restricted Subsidiaries, in each case, in accordance with the terms of such securities or Indebtedness.

Section 6.10.       Conduct of Business.  From and after the Closing Date, the Issuer shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Issuer or any Restricted Subsidiary on the Closing Date and similar, incidental, complementary, ancillary or related businesses and (b) such other lines of business to which the Required Purchasers may consent.

Section 6.11.        Amendments or Waivers of Certain Documents.

(a)         The Issuer shall not, nor shall it permit any Subsidiary Guarantor to, amend or modify their respective Organizational Documents, in each case in a manner that is materially adverse to the Purchasers (in their capacities as such), taken as a whole, without obtaining the prior written consent of the Required Purchasers; provided that, for purposes of clarity, it is understood and agreed that the Issuer and/or any Subsidiary Guarantor may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.07.

(b)          Except as may be required in accordance with any applicable Requirement of Law, the Issuer shall not, nor shall it permit any Subsidiary Guarantor to, amend or modify any Management Services Agreement, Therapy Director Agreement, any Securities Transfer Restriction Agreement and/or any Practice Loan Agreement, in any case, in a manner that (i) is materially adverse to the business of the Issuer and its subsidiaries, taken as a whole, or (ii) is materially adverse to the interests of the Purchasers in their respective capacities as such; provided that it is understood and agreed for the avoidance of doubt that (A) any amendment, modification or other change to the management or other similar fee owing under any Management Services Agreement made in the reasonable business judgment of the relevant Note Party, (B) any amendment, modification or change to any interest rate or repayment and/or prepayment provision in any Practice Loan Agreement and/or (C) any amendment, modification or change to any Management Services Agreement, Therapy Director Agreement, any Securities Transfer Restriction Agreement and/or any Practice Loan Agreement made in the ordinary course of business shall not, in each case, be restricted by this Section 6.11(b)(ii).

(c)          [Reserved].

(d)         The Issuer shall not permit any amendment or modification to the Series A Certificate of Designation in a manner that is materially adverse to the Purchasers (in their capacities as such), taken as a whole, without obtaining the prior written consent of the Required Purchasers.  It is understood and agreed that the amendments to the Series A Certificate of Designation made on the Closing Date in connection with the Transactions is not prohibited by this clause (d).

Section 6.12.       Amendments of or Waivers with Respect to Restricted Debt.  The Issuer shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing any Restricted Debt) (a) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Purchasers (in their capacities as such) or (b) in violation of any Intercreditor Agreement or the subordination terms set forth in the definitive documentation governing any Restricted Debt; provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof.

Section 6.13.        Fiscal Year.  The Issuer shall not change its Fiscal Year-end to a date other than December 31; provided that the Issuer may, upon written notice to the Purchaser Representative, change the Fiscal Year-end of the Issuer to another date, in which case the Issuer and the Purchaser Representative will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

ARTICLE 7          EVENTS OF DEFAULT

Section 7.01.        Events of Default.  If any of the following events (each, an “Event of Default”) shall occur after the Closing Date:

(a)          Failure To Make Payments When Due.  Failure by the Issuer to pay (i) any installment of principal of any Note when due, whether at stated maturity, by acceleration, by notice of voluntary redemption, by mandatory redemption or otherwise; or (ii) any interest on any Note or any fee or any other amount due hereunder within five Business Days after the date due; or

(b)          Default in Other Agreements.  Any of the following:

(i)          failure by the Issuer or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of third party Indebtedness for borrowed money of such Person (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor; provided that, with respect to the Loans (as defined in the First Lien Credit Agreement) under the First Lien Facility, such non-payment shall not result in an Event of Default pursuant to this Section 7.01(b)(i) unless such non-payment has resulted in an acceleration of the Loans (as defined in the First Lien Credit Agreement) in accordance with Article 7 of the First Lien Credit Agreement; or

(ii)         breach or default by the Issuer or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of third-party Indebtedness for borrowed money of such Person with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Note Party or any Restricted Subsidiary), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with the giving of notice, if required) such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that, with respect to the Loans (as defined in the First Lien Credit Agreement) under the First Lien Facility, such breach or default shall not result in an Event of Default pursuant to this Section 7.01(b)(i) unless such breach or default has resulted in an acceleration of the Loans (as defined in the First Lien Credit Agreement) in accordance with Article 7 of the First Lien Credit Agreement;

provided that (x) clause (ii) of this paragraph (b) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder and (y) any failure described under clauses (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Notes pursuant to Article 7; or

(c)         Breach of Certain Covenants.  Failure of any Note Party, as required by the relevant provision, to perform or comply with any term or condition contained in (A) Section 5.01(e)(i), Section 5.02 (as it applies to the preservation of the existence of the Issuer), Section 5.11 or Article 6 or (B) Sections 5.01(j) or (l) which default has not been remedied or waived within 15 days after receipt by the Issuer of written notice from the Purchaser Representative; or

(d)         Breach of Representations, Etc.  Any representation, warranty or certification made or deemed made by any Note Party in any Note Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate) being untrue in any material respect as of the date made or deemed made; it being understood and agreed that any breach of any representation, warranty or certification resulting from the failure of the Purchaser Representative (at the direction of the Required Purchasers) to file any Uniform Commercial Code continuation statement shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Note Document; or

(e)          Other Defaults Under Note Documents.  Default by any Note Party in the performance of or compliance with any term contained herein or any of the other Note Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within 30 days after receipt by the Issuer of written notice thereof from the Purchaser Representative (at the direction of the Required Purchasers); or

(f)         Involuntary Bankruptcy; Appointment of Receiver, Etc.  (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state or local Requirements of Law, which relief is not stayed; or (ii) the commencement of an involuntary case against the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian or other officer having similar powers over the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or over all or a material part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for all or a material part of its property, which remains, in any case under this clause (f), undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; or

(g)         Voluntary Bankruptcy; Appointment of Receiver, Etc.  (i) The entry against the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of an order for relief, the commencement by the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, insolvency receiver, liquidator, sequestrator, trustee, administrator, custodian or other like official for or in respect of itself or for all or a material part of its property; (ii) the making by the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by the Issuer or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or

(h)         Judgments and Attachments.  The entry or filing of one or more final money judgments, orders, writs or warrants of attachment or similar process (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order, writ or warrant of attachment or similar process) against the Issuer or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by indemnity from a third party or by insurance as to which, in each case, the relevant third party indemnifier or insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process or settlement remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days; or

(i)          Employee Benefit Plans.  The occurrence of one or more ERISA Events, which individually or in the aggregate result in liability of the Issuer or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j)          Change of Control.  The occurrence of a Change of Control; or

(k)         Guaranties, Collateral Documents and Other Note Documents.  At any time after the execution and delivery thereof, (i) any material Note Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared, by a court of competent jurisdiction, to be null and void or any Note Guarantor shall repudiate in writing its obligations thereunder (in each case, other than as a result of the discharge of such Note Guarantor in accordance with the terms thereof and other than as a result of any act or omission by the Purchaser Representative or any Purchaser), (ii) this Agreement or any material Collateral Document ceases to be in full force and effect or shall be declared, by a court of competent jurisdiction, to be null and void or any Lien on a material portion of the Collateral created under any Collateral Document ceases to be perfected with respect to a material portion of the Collateral (other than (A) Collateral consisting of Material Real Estate Assets to the extent that the relevant losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (B) solely by reason of (w) such perfection not being required pursuant to the Collateral and Guarantee Requirement, the Collateral Documents, this Agreement or otherwise, (x) the failure of the Purchaser Representative or the First Lien Credit Agreement Agent to maintain possession of any Collateral actually delivered to it or the failure of the Purchaser Representative to file Uniform Commercial Code financing statement, amendment or continuation statements (so long as, in the case of any financing statement or amendment, the Purchaser Representative shall have received written notice from the Issuer of the event giving rise to the requirement to file such financing statement or amendment, as applicable, within the time periods therefor set forth in Section 5.12 (in the case of events giving rise to the requirement to file a new financing statement) or Section 5.01(i) (in the case of events giving rise to the requirement to file such an amendment) (it being understood and agreed that any notice delivered pursuant to Section 5.01(i) and receipt by the Purchaser Representative of the applicable Joinder Agreement in connection with the requirements of Section 5.12 shall satisfy such notice obligations), (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or (iii) other than in any bona fide, good faith dispute as to the scope of Collateral or whether any Lien has been, or is required to be released, any Note Party shall contest in writing, the validity or enforceability of any material provision of any Note Document (or any Lien purported to be created by the Collateral Documents on any material portion of the Collateral or any Note Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date or any other termination of any other Note Document in accordance with the terms thereof), including with respect to future advances by the Purchasers, under any Note Document to which it is a party; it being understood and agreed that the failure of the Purchaser Representative to file any Uniform Commercial Code financing statement, amendment or continuation statement (so long as, in the case of any financing statement or amendment, the Purchaser Representative shall have received written notice from the Issuer of the event giving rise to the requirement to file such financing statement or amendment, as applicable, within the time periods therefor set forth in Section 5.12 (in the case of events giving rise to the requirement to file a new financing statement) or Section 5.01(i) (in the case of events giving rise to the requirement to file such an amendment) (it being understood and agreed that any notice delivered pursuant to Section 5.01(i) and receipt by the Purchaser Representative of the applicable Joinder Agreement in connection with the requirements of Section 5.12 shall satisfy such notice obligations) and/or maintain possession of any physical Collateral shall not result in an Event of Default under this Section 7.01(k) or any other provision of any Note Document;

(l)          Subordination.  The Secured Obligations ceasing or the assertion in writing by any Note Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Junior Lien Indebtedness in excess of the Threshold Amount or any such subordination provision being invalidated by a court of competent jurisdiction in a final non-appealable order, or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto;

(m)         Conversion of Notes.  Failure by the Issuer to comply with its obligation to convert any Notes in accordance with this Agreement upon exercise of a holder’s Conversion Right pursuant to Article 10 and such failure continues for five Business Days.

then, and in every such event (other than an event with respect to the Issuer described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such event, the Purchaser Representative, at the request of the Required Purchasers shall, by notice to the Issuer, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon such Commitments shall terminate immediately and (ii) declare the Notes then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Notes so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Issuer accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer; provided that upon the occurrence of an event with respect to the Issuer described in clauses (f) or (g) of this Article, any such Commitments shall automatically terminate and the principal of the Notes then outstanding, together with accrued interest thereon and all fees and other obligations of the Issuer accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer without further action of the Purchaser Representative or any Purchaser.

ARTICLE 8          THE PURCHASER REPRESENTATIVE

Section 8.01.       Appointment and Authorization of Purchaser Representative.  Each of the Purchasers, on behalf of itself and its applicable Affiliates, and in their respective capacities as such, hereby irrevocably appoints Wilmington Savings Bank Society, FSB (or any successor appointed pursuant hereto) as Purchaser Representative and authorizes the Purchaser Representative to take such actions on its behalf, including execution of the other Note Documents, and to exercise such powers as are delegated to the Purchaser Representative by the terms of the Note Documents, together with such actions and powers as are reasonably incidental thereto.

Section 8.02.       Rights as a Purchaser.  Any Person serving as Purchaser Representative hereunder shall have the same rights and powers in its capacity as a Purchaser as any other Purchaser and may exercise the same as though it were not the Purchaser Representative, and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Purchaser, include each Person serving as Purchaser Representative hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Note Party or any subsidiary of any Note Party or other Affiliate thereof as if it were not the Purchaser Representative hereunder.  The Purchasers acknowledge that, pursuant to such activities, the Purchaser Representative or its Affiliates may receive information regarding any Note Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Note Party or such Affiliate) and acknowledge that the Purchaser Representative shall not be under any obligation to provide such information to them.

Section 8.03.       Exculpatory Provisions.  The Purchaser Representative shall not have any duties or obligations except those expressly set forth in the Note Documents.  Without limiting the generality of the foregoing, (a) the Purchaser Representative shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” or “representative” herein and in the other Note Documents with reference to the Purchaser Representative is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Purchaser Representative shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Note Documents and which the Purchaser Representative is required to exercise as directed in writing by the Required Purchasers (or such other number or percentage of the Purchasers as shall be necessary under the relevant circumstances as provided in Section 9.02); provided that the Purchaser Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Purchaser Representative to liability or that is contrary to any Note Document or applicable Requirements of Law and (c) except as expressly set forth in the Note Documents, the Purchaser Representative shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Purchaser Representative or any of its Affiliates in any capacity.  The Purchaser Representative shall not be liable to the Purchasers or any other Secured Party for any action taken or not taken by it with the consent or at the request or direction of the Required Purchasers (or such other number or percentage of the Purchasers as is necessary, or as the Purchaser Representative believes in good faith shall be necessary under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.  The Purchaser Representative shall not be deemed to have knowledge of any Default or Event of Default or any other matter unless and until written notice thereof is given to the Purchaser Representative by the Issuer or any Purchaser, and the Purchaser Representative shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Note Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Note Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Note Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral or to assure that the Liens granted to the Purchaser Representative pursuant to any Note Document have been or will continue to be properly or sufficiently or lawfully created, perfected or enforced or are entitled to any particular priority or that the Collateral and Guarantee Requirement or the Perfection Requirements are complied with, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Note Document, other than to confirm receipt of items expressly required to be delivered to the Purchaser Representative or (vii) any property, book or record of any Note Party or any Affiliate thereof.  The Purchaser Representative shall not (i) be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, (ii) be liable for the failure to disclose any information relating to the Issuer or any of its Restricted Subsidiaries or (iii) be liable to the Purchasers or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Purchasers (or such other number or percentage of the Purchasers as is necessary under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Purchaser Representative shall have no liability for, or obligation to ascertain, monitor, confirm or inquire as to, compliance by any Purchaser, any Note Party or any other Person with the Securities Act, federal or state securities laws or any other applicable law or restrictions relating to the Notes, including without limitation, with respect to the sale or transfer of any Notes. The Purchaser Representative shall not have any duty or responsibility in respect of (i) the acquisition or maintenance of any insurance or (ii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral. No provision of this Agreement or any other Note Document shall require the Purchaser Representative to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have grounds to believe that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it. The rights, privileges, protections, immunities and benefits given to the Purchaser Representative, including, without limitation, the right to be indemnified, are extended to, and shall be enforceable: (i) by the Purchaser Representative in each Note Document and any other document related hereto or thereto to which it is a party and (ii) the entity serving as the Purchaser Representative in each of its capacities hereunder and in each of its capacities under any Note Document whether or not specifically set forth therein. In no event shall the Purchaser Representative be liable for any failure or delay in the performance of its obligations under this Agreement or any other Note Document because of circumstances beyond its control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, epidemics or pandemics or other health crises, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Agreement or the other Note Documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond such the Purchaser Representative’s control whether or not of the same class or kind as specified above. Notwithstanding anything herein to the contrary, the Purchaser Representative shall not be liable for any indirect, special, punitive or consequential damages (including but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. The Purchaser Representative shall not be liable for interest on any money received by it and any amounts on deposit with it shall remain uninvested. Notwithstanding anything in this Agreement or any Note Document to the contrary, the Purchaser Representative: (a) shall not be responsible for, or chargeable with knowledge of, the terms and conditions of any other agreement, instrument, or document to which it is not a party (including, without limitation, the First Lien Credit Agreement, the Transaction Support Agreement and the Master Assignment and Assumption Agreement), whether or not an original or a copy of such agreement has been provided to it, (b) shall have no liability or responsibility with respect to the Term Loan Exchange or any other transactions contemplated with respect to the exchange of the Exchanged Term Loans and (c) shall have no duty or responsibility to monitor or otherwise confirm the performance or observance of any of the covenants, agreements or other terms or conditions applicable to the First Lien Credit Agreement Agent under any agreement or document.

Section 8.04.        Exclusive Right to Enforce Rights and Remedies.  Notwithstanding anything to the contrary contained herein or in any of the other Note Documents, the Issuer, the Purchaser Representative and each Secured Party agree that:

(a)          no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the provisions of any Note Document, including this Agreement, the Security Agreement and/or the Note Guaranty; it being understood that any right to enforce any such provision (including to realize upon the Collateral or enforce any Note Guaranty against any Note Party pursuant hereto or pursuant to any other Note Document may be exercised solely by the Purchaser Representative on behalf of the Secured Parties in accordance with the terms hereof or thereof and (ii) in the event of a foreclosure by the Purchaser Representative on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Purchaser Representative, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply all or any portion of the Obligations as a credit on account of the purchase price for any Collateral payable by the Purchaser Representative at such Disposition and (B) the Purchaser Representative or any Purchaser may be the purchaser or licensor of all or any portion of such Collateral at any such Disposition.

(b)         Each Secured Party agrees that the Purchaser Representative may (either directly or through one or more acquisition vehicles) upon instruction by the Required Purchasers, but is under no obligation to, credit bid any part or all of the Secured Obligations (other than any Secured Obligations owing to the Purchaser Representative) to purchase or retain or acquire any portion of the Collateral.

Section 8.05.       Reliance by Purchaser Representative.  The Purchaser Representative shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) that it believes to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Purchaser Representative also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the purchasing of a Note, that by its terms must be fulfilled to the satisfaction of a Purchaser, the Purchaser Representative may presume that such condition is satisfactory to such Purchaser unless the Purchaser Representative has received notice to the contrary from such Purchaser prior to the purchasing of such Note.  The Purchaser Representative may consult with legal counsel (who may be counsel for the Issuer), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  Notwithstanding anything contained in this Agreement or the other Note Documents to the contrary, without limiting any rights, protections, immunities or indemnities afforded to the Purchaser Representative hereunder, phrases such as “satisfactory to the Purchaser Representative,” “approved by the Purchaser Representative,” “acceptable to the Purchaser Representative,” “as determined by the Purchaser Representative,” “consented to by the Purchaser Representative”, “designed by the Purchaser Representative”, “specified by the Purchaser Representative”, “in the Purchaser Representative’s discretion,” “selected by the Purchaser Representative,” “elected by the Purchaser Representative,” “requested by the Purchaser Representative,” “in the opinion of the Purchaser Representative,” and phrases of similar import that authorize or permit the Purchaser Representative to approve, disapprove, determine, act, evaluate or decline to act in its discretion shall be subject to the Purchaser Representative receiving written direction from the Required Purchasers (or such other number or percentage of the Purchasers as shall be required by the express terms of this Agreement) to take such action or to exercise such rights. The right of the Purchaser Representative to perform any discretionary act enumerated in this Agreement or any Note Document shall not be construed as a duty.

Section 8.06.        Delegation of Duties.  The Purchaser Representative may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  The Purchaser Representative and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Purchaser Representative and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Purchaser Representative.  The Purchaser Representative shall not be responsible for the acts or omissions of any agents, sub-agents, delegates, co-security trustees or attorneys-in-fact selected by it without gross negligence or willful misconduct.

Section 8.07.        Successor Purchaser Representative.

(a)          The Purchaser Representative shall have the right to resign at any time by giving thirty days’ prior written notice thereof to the Purchasers and the Issuer. If the Purchaser Representative delivers any such notice of resignation, the Required Purchasers shall have the right to appoint a financial institution which shall be a commercial bank, trust company or other Person reasonably acceptable to the Issuer with offices in the U.S. having combined capital and surplus in excess of $1,000,000,000, subject to the consent of the Issuer (such consent not to be unreasonably withheld or delayed); provided, that during the existence and during the continuation of an Event of Default under Section 7.01(a), or with respect to the Issuer, Sections 7.01(f) or (g), no consent of the Issuer shall be required. The Purchaser Representative’s resignation shall become effective on the earliest of (i) thirty (30) days after delivery of the notice of resignation (regardless of whether a successor has been appointed), and (ii) the acceptance of such successor Purchaser Representative by the Issuer and the Required Purchasers.

(b)          If, upon notice of resignation, the Required Purchasers have not appointed a successor Purchaser Representative, the Required Purchasers shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Purchaser Representative; provided that, until a successor Purchaser Representative reasonably satisfactory to the Issuer is so appointed by the Required Purchasers, any collateral security held by the Purchaser Representative shall continue to be held by it until such time as a successor agent is appointed and the Purchaser Representative shall continue to be entitled to all of its rights, protections and indemnities hereunder and under the other Note Documents during such time.  If a successor Purchaser Representative is not appointed within 30 days after the retiring or removed Purchaser Representative provides a notice of resignation or is given a notice of removal, such retiring or removed Purchaser Representative may, at the Issuer’s expense, petition any court of competent jurisdiction for the appointment of a successor Purchaser Representative.  Upon the acceptance of any appointment as the Purchaser Representative hereunder by a successor Purchaser Representative, that successor Purchaser Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Purchaser Representative and the retiring or removed Purchaser Representative shall promptly (i) transfer to such successor Purchaser Representative all sums, Securities and other items of Collateral held under the Note Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Purchaser Representative under the Note Documents, and (ii) at the expense of the Issuer, execute and deliver to such successor Purchaser Representative such amendments to financing statements provided to it, and take such other actions, as may be reasonably requested of it in connection with the assignment to such successor Purchaser Representative of the security interests created under the Note Documents, whereupon such retiring Purchaser Representative shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13 hereof).

(c)          The fees payable by the Issuer to any successor Purchaser Representative shall be the same as those payable to its predecessor unless otherwise agreed between the Issuer and such successor Purchaser Representative.

(d)          After the Purchaser Representative’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Purchaser Representative, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Purchaser Representative (including for this purpose holding any collateral security following the retirement or removal of the Purchaser Representative).

(e)        Any corporation into which the Purchaser Representative may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Purchaser Representative shall be a party, or any corporation succeeding to the business of the Purchaser Representative, shall be the successor of the Purchaser Representative hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(f)          Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Purchaser Representative.

Section 8.08.        Non-Reliance On Purchaser Representative.  Each Purchaser acknowledges that it has, independently and without reliance upon the Purchaser Representative or any other Purchaser or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of each Purchaser also acknowledges that it will, independently and without reliance upon the Purchaser Representative or any other Purchaser or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Note Document or related agreement or any document furnished hereunder or thereunder.  Except for notices, reports and other documents expressly required to be furnished to the Purchasers by the Purchaser Representative herein, the Purchaser Representative shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Note Parties or any of their respective Affiliates which may come into the possession of the Purchaser Representative or any of its Related Parties.

Section 8.09.        Collateral and Guaranty Matters.  Each Purchaser and each other Secured Party irrevocably authorizes and instructs the Purchaser Representative to, and the Purchaser Representative shall:

(a)         release (or evidence the release of) any Lien on any property granted to or held by Purchaser Representative under any Note Document (i) upon the occurrence of the Termination Date, (ii) that is sold or otherwise Disposed of (other than pursuant to a lease, sublease, license or sublicense) as part of or in connection with any Disposition permitted under (or not restricted by) the Note Documents (subject to the last paragraph of Section 6.07), (iii) that does not constitute (or ceases to constitute) Collateral (and/or otherwise becomes an Excluded Asset), (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Note Guaranty otherwise in accordance with the Note Documents, (v) as required under clause (d) below, (vi) pursuant to the provisions of any applicable Note Document or (vii) if approved, authorized or ratified in writing by the Required Purchasers in accordance with Section 9.02;

(b)          subject to Section 9.22, release (or evidence the release of) any Subsidiary Guarantor from its obligations under the Note Guaranty (i) if such Person ceases to be a Restricted Subsidiary or is an Excluded Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions not prohibited hereunder, including for the avoidance of doubt, any Permitted Practice Subsidiary Restructuring) and/or (ii) in the case of any Discretionary Guarantor, at the election of the Issuer, upon notice from the Issuer to the Purchaser Representative at any time so long as, in the case of this clause (ii), after giving pro forma effect to such release and, if applicable, the relevant transaction, the Issuer is deemed to have made a new Investment in such Person (as if such Person was then newly acquired) on the date of such release and such Investment is not otherwise prohibited by the Note Documents; provided that if any Subsidiary Guarantor ceases to constitute a Wholly-Owned Subsidiary, such Subsidiary Guarantor shall not be released from its Note Guaranty unless (A) such Subsidiary Guarantor is no longer a direct or indirect subsidiary of the Issuer or (B) after giving pro forma effect to such release and the consummation of the relevant transaction, the Issuer is deemed to have made a new Investment in such Person (as if such Person was then newly acquired) and such Investment is not otherwise prohibited by the Note Documents; it being understood that this proviso shall not limit the release of any Subsidiary Guarantor that otherwise constitutes an Excluded Subsidiary for any reason other than not constituting a Wholly-Owned Subsidiary of the Issuer (this proviso, the “Specified Guarantor Release Provision”);

(c)         subordinate any Lien on any property granted to or held by the Purchaser Representative under any Note Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g)(i), 6.02(l), 6.02(m), 6.02(n), 6.02(o)(i) (other than any Lien on the Capital Stock of any Subsidiary Guarantor), 6.02(q), 6.02(r), 6.02(s), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(dd) (in the case of clause (ii), to the extent the relevant Lien covers cash collateral posted to secure the relevant obligation), 6.02(ee), 6.02(ff), 6.02(gg) and/or 6.02(hh) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k));

(d)        enter into subordination, intercreditor, collateral trust and/or similar agreements with respect to Indebtedness (including any Intercreditor Agreement and/or any amendment to any Intercreditor Agreement) that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination, collateral trust or similar agreement, with each of the Purchasers and the other Secured Parties irrevocably agreeing to the treatment of the Lien on the Collateral securing the Secured Obligations as set forth in any such agreement and it will be bound by and will take no action contrary to the provisions of any such agreement; and

(e)        execute and/or deliver, as applicable, any amendment to any UCC financing statement and/or any other document evidencing the security interest granted pursuant to the Collateral Documents to indicate that Excluded Assets and/or other assets that do not constitute and are not required to constitute Collateral are not subject to the security interest granted pursuant to the Collateral Documents.

Upon the request of the Purchaser Representative at any time, the Required Purchasers will confirm in writing the Purchaser Representative’s authority to release or subordinate its interest in particular types or items of property, or to release any Note Party from its obligations under the Note Guaranty or its Lien on any Collateral pursuant to this Article 8.  In each case as specified in this Article 8, the Purchaser Representative will (and each Purchaser hereby authorizes the Purchaser Representative to), at the Issuer’s expense, execute and deliver to the applicable Note Party such documents as such Note Party may prepare and reasonably request to evidence, effectuate or confirm the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, to subordinate its interest therein, or to evidence, effectuate or confirm the release of such Note Party from its obligations under the Note Guaranty, in each case in accordance with the terms of the Note Documents and this Article 8; provided, that upon the request of the Purchaser Representative, the Issuer shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement and that the execution by the Purchaser Representative of any documents or instruments evidencing or authorizing such release or subordination is authorized or permitted by the terms of this Agreement and the Note Documents.

Each of the Purchasers hereby direct and authorize the Purchaser Representative to execute and deliver any releases presented to it by the First Lien Credit Agreement Agent in accordance with the terms of the Second Lien Intercreditor and Subordination Agreement or by any other applicable agent in accordance with the terms of any Intercreditor Agreement, or otherwise presented to the Purchaser Representative for execution in accordance with the terms of Second Lien Intercreditor and Subordination Agreement or any other Intercreditor Agreement, and the Purchaser Representative shall have no obligations to investigate or determine whether any such release is permitted by the Note Documents or any other related document and shall incur no liability for executing and delivering any such release.

It is understood and agreed that, notwithstanding anything to the contrary herein, in any other Note Document, (a) unless otherwise agreed to by the Issuer, the obligations of the Issuer or any subsidiary under any such agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Note Guaranty only to the extent that, and for so long as, the Obligations are so secured and guaranteed and (b) any release of any Lien on any Collateral and/or any Subsidiary Guarantor effected in a manner permitted by this Agreement and/or any other Note Document shall not require the consent of any such counterparty.

Section 8.10.      Intercreditor Agreements.  The Purchaser Representative is authorized by the Purchasers and each other Secured Party to, and shall, enter into the Second Lien Intercreditor and Subordination Agreement, any other Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to any (a) Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by any Lien permitted hereunder and (b) which contemplates an intercreditor, subordination, collateral trust or similar agreement (any such other intercreditor, subordination, collateral trust and/or similar agreement, which intercreditor, subordination, collateral trust and/or similar agreement shall be reasonably acceptable to the Required Purchasers, an “Additional Agreement”), and the Secured Parties party hereto acknowledge that any Intercreditor Agreement and any other Additional Agreement is binding upon them.  Each Purchaser and each other Secured Party party hereto hereby (a) agrees that it will be bound by, and will not take any action contrary to, the provisions of any Intercreditor Agreement or any other Additional Agreement and (b) authorizes and instructs the Purchaser Representative to enter into any Intercreditor Agreement and/or any other Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof.  The foregoing provisions are intended as an inducement to the Purchasers and other Secured Parties to extend credit to the Issuer, and the Purchasers and the other Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Intercreditor Agreement and/or any other Additional Agreement.

Section 8.11.       Indemnification of Purchaser Representative.  To the extent that the Purchaser Representative (or any Affiliate thereof) and each of its Related Parties is not reimbursed and indemnified by the Issuer in accordance with and to the extent required by Section 9.03 hereof, the Purchasers will reimburse and indemnify the Purchaser Representative (and any Affiliate thereof) and each of its Related Parties in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Purchasers) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Purchaser Representative (or any Affiliate thereof) in performing its duties hereunder or under any other Note Document or in any way relating to or arising out of this Agreement or any other Note Document; provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Purchaser Representative’s (or such Affiliate’s) or such Related Party’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).   Notwithstanding anything to the contrary set forth in the Note Documents and for the avoidance of doubt, any restriction set forth in any Intercreditor Agreement with respect to the Purchaser Representative’s ability to seek reimbursement of its fees, expenses and indemnities from the Issuer shall not affect each Purchaser’s requirement to reimburse and indemnify the Purchaser Representative (and any Affiliate thereof) and each of its Related Parties pursuant to this Section 8.11 and in such event the Purchaser Representative shall not be required to make demand on the Issuer prior to seeking reimbursement and indemnification from the Purchasers pursuant to this Section 8.11

Section 8.12.   Withholding Taxes.  To the extent required by any applicable Requirement of Law (as determined in good faith by the Purchaser Representative), the Purchaser Representative may withhold from any payment to any Purchaser under any Note Document an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 2.20, each Purchaser shall indemnify and hold harmless the Purchaser Representative against, and shall make payable in respect thereof within ten days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Purchaser Representative) incurred by or asserted against the Purchaser Representative by the IRS or any other Governmental Authority as a result of the failure of the Purchaser Representative to properly withhold Tax from amounts paid to or for the account of such Purchaser for any reason (including because the appropriate form was not delivered or not properly executed, or because such Purchaser failed to notify the Purchaser Representative of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Purchaser by the Purchaser Representative shall be conclusive absent manifest error.  Each Purchaser hereby authorizes the Purchaser Representative to set off and apply any and all amounts at any time owing to such Purchaser under this Agreement or any other Note Document against any amount due the Purchaser Representative under this paragraph.  The agreements in this paragraph shall survive the resignation or replacement of the Purchaser Representative or any assignment of rights by, or the replacement of, any Purchaser, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Note Document.

Section 8.13.    Purchaser Representative May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Note Party, the Purchaser Representative (irrespective of whether the principal of any Notes shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Purchaser Representative shall have made any demand on the Note Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties and the Purchaser Representative (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and the Purchaser Representative and their respective agents and counsel and all other amounts due the Secured Parties and the Purchaser Representative under Sections 2.14 and 9.03) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Purchaser Representative and, in the event that the Purchaser Representative shall consent to the making of such payments directly to the Secured Parties, to pay to the Purchaser Representative any amount due for the reasonable compensation, expenses, disbursements and advances of the Purchaser Representative and its agents and counsel, and any other amounts due the Purchaser Representative under Sections 2.14 and 9.03

Section 8.14.       Erroneous Payments.

(a)         If the Purchaser Representative notifies a Purchaser or Secured Party, or any Person who has received funds on behalf of a Purchaser or Secured Party (any such Purchaser, Secured Party or other recipient, a “Payment Recipient”) that the Purchaser Representative has determined in its sole discretion that any funds received by such Payment Recipient from the Purchaser Representative or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Purchaser, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”), the Purchaser Representative shall, within thirty (30) calendar days of the date of the payment of such Erroneous Payment to the Payment Recipient, notify the Payment Recipient and demand the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Purchaser Representative and shall be segregated by the Payment Recipient and held in trust for the benefit of the Purchaser Representative, and such Purchaser or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Purchaser Representative the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Purchaser Representative in same day funds at the greater of the Federal Funds Rate and a rate determined by the Purchaser Representative in accordance with banking industry rules on interbank compensation from time to time in effect.  A notice of the Purchaser Representative to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.  If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice from the Purchaser Representative, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Purchaser Representative to the contrary.

(b)          Each Purchaser or Secured Party hereby authorizes the Purchaser Representative to set off, net and apply any and all amounts at any time owing to such Purchaser or Secured Party under any Note Document, or otherwise payable or distributable by the Purchaser Representative to such Purchaser or Secured Party from any source, against any amount due to the Purchaser Representative under immediately preceding clause (a) or under the indemnification provisions of this Article 8.

(c)         For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Purchaser Representative after demand therefor in accordance with clause (a) above, (i) the Purchaser Representative may elect, in its sole discretion upon written notice to the relevant Purchaser or Secured Party, that all rights and claims of such Purchaser or Secured Party with respect to the Notes or other Obligations owed to such Person up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment (the “Corresponding Amount”) shall immediately vest in the Purchaser Representative upon such election; after such election, with respect to Notes, the Purchaser Representative (x) may reflect its ownership interest in the relevant Notes in a principal amount equal to the Corresponding Amount in the Register, and (y) upon five business days’ written notice to such Purchaser may sell such Note (or portion thereof) to an Eligible Transferee in accordance with Section 9.05 in respect of the Corresponding Amount, and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by such Purchaser shall be reduced by the net proceeds of the sale of such Note (or portion thereof), and the Purchaser Representative shall retain all other rights, remedies and claims against such Purchaser (and/or against any Payment Recipient that receives funds on its behalf), and (ii) each party hereto agrees that, except to the extent that the Purchaser Representative has sold such Notes, and irrespective of whether the Purchaser Representative may be equitably subrogated, the Purchaser Representative shall be contractually subrogated to all the rights and interests of such Purchaser or Secured Party with respect to the relevant Erroneous Payment Return Deficiency (determined after any reduction as a result of the vesting described in clause (i)) (it being understood and agreed that aggregate Obligations of the Note Parties shall not be increased as a result of the application of this clause (ii)).  For the avoidance of doubt, no vesting or sale pursuant to this clause (c) will reduce the Commitments of any Purchaser and such Commitments shall remain available in accordance with the terms of this Agreement.

(d)         The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Issuer or any other Note Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Purchaser Representative from the Issuer or any other Note Party for the purpose of making such Erroneous Payment.

(e)         No Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Purchaser Representative for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f)         Each party’s obligations, agreements and waivers under this Section 8.14 shall survive the resignation or replacement of the Purchaser Representative, any transfer of rights or obligations by, or the replacement of, a Purchaser, and the occurrence of the Termination Date.

(g)          This Section 8.14 shall not apply to the disbursement of any proceeds of a Note to or at the express direction of the Issuer unless otherwise expressly agreed to in writing by the Issuer.

(h)          Notwithstanding anything to the contrary herein or in any other Note Document, the Issuer and the Note Parties shall have no obligations or liabilities for any actions, consequences or remediation (including the repayment of any amounts) contemplated by this Section 8.14; provided that under no circumstances shall this Section 8.14(h) affect the Issuer’s or any Note Parties’ obligations or liabilities with respect to any Obligations that remain outstanding.

Section 8.15.        Representations and Warranties of the Purchasers.

Each Purchaser, severally, but not jointly or jointly and severally, represents and warrants to Issuer as to matters affecting itself that:

(a)         Securities Law Compliance.  Such Purchaser (a) is an “accredited investor”, as that term is defined in Regulation D under the Securities Act and (b) has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of the purchase and sale of the securities hereunder (including the Notes, Conversion Shares and the shares of Series B Preferred Stock) and the suitability thereof for such Purchaser.  The securities to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such securities (within the meaning of the Securities Act) or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the securities under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.  If such Purchaser should in the future decide to dispose of any of the securities, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the entry of a book entry legend to such effect in respect of its securities on any ledger or other register maintained by the Issuer.

(b)          Broker’s, Finder’s or Similar Fees.  Such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement.

(c)          Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i)         the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii)        the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii)        the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv)        the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d); or

(v)         the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

(vi)        the Source is a governmental plan; or

(vii)       the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(viii)      the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

(d)          Organization and Qualification.  Such Purchaser is duly organized and validly existing and in good standing (or the equivalent thereof) under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own, operate or lease the properties and assets owned, operated or leased by it and to conduct its business as presently conducted. Such Purchaser is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary.

(e)          Authorization; Validity; Enforcement.  Such Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and the applicable Note Documents and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the applicable Note Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby have been, or when executed will be, duly authorized by such Purchaser. This Agreement and the applicable Note Documents have been (or will be, upon execution) duly executed and delivered by such Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by customary bankruptcy and equitable exceptions.

(f)        No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the applicable Note Documents do not and will not (i) violate or conflict with the organization certificate, bylaws or similar constitutive documents of such Purchaser; (ii) result in a breach, violation or default of any Law or Order applicable to such Purchaser; or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party.

As used in this Section 8.15(c), the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.  To the extent any Purchaser is relying on clause (viii) of this Section 8.15(c), such Purchaser shall not be in breach of this representation solely by reason of the fact the one or more investors in such Purchaser is, or is investing the assets of, an employee benefit plan subject to ERISA, as long as such Purchaser’s assets are not, and are not deemed to be, “plan assets” for purposes of ERISA.

ARTICLE 9          MISCELLANEOUS

Section 9.01.        Notices.

(a)          Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i)          if to any Note Party, to such Note Party in the care of the Issuer at:

ATI Holdings, Inc.
790 Remington Boulevard
Bolingbrook, Illinois 60440
Attention: Joanne Fong and Joseph Jordan
Email: joanne.fong@atipt.com and joseph.jordan@atipt.com

with a copy to (which shall not constitute notice to any Note Party):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY  10153
Telephone: +1 (212) 310-8260
Attention: Benton Lewis
Email: benton.lewis@weil.com

(ii)         if to the Purchaser Representative, at:

Wilmington Savings Fund Society, FSB
500 Delaware Ave.
Wilmington, DE 19801

Attention: ATI Physical Therapy, Inc.
Email: phealy@wsfsbank.com

With a copy to (which shall not constitute notice):

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Attention: Gregg Bateman
Email: bateman@sewkis.com

(iii)        if to any Purchaser, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)        Notices and other communications to the Purchasers hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Purchaser Representative.  The Purchaser Representative or the Issuer (on behalf of any Note Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications.  All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)         Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Issuer may provide any such notice to the Purchaser Representative as recipient on behalf of itself and each Purchaser.

(d)         The Issuer hereby acknowledges that (a) the Purchaser Representative will make available to the Purchasers materials and/or information provided by, or on behalf of, the Issuer hereunder (collectively, the “Issuer Materials”) by posting the Issuer Materials on the Platform and (b) certain of the Purchasers may be “public-side” Purchasers (i.e., Purchasers that do not wish to receive material nonpublic information within the meaning of the United States federal securities laws with respect to the Issuer or their respective securities) (each, a “Public Purchaser”).  The Issuer hereby agrees that (i) all Issuer Materials that are to be made available to Public Purchasers shall be clearly and conspicuously marked “PUBLIC”, (ii) by marking Issuer Materials “PUBLIC,” the Issuer shall be deemed to have authorized the Purchaser Representative and the Purchasers to treat such Issuer Materials as information of a type that would (A) customarily be made publicly available, as determined in good faith by the Issuer, if the Issuer were to become public reporting companies or (B) would not be material with respect to the Issuer, their respective subsidiaries, any of their respective securities or the Transactions as determined in good faith by the Issuer for purposes of the United States federal securities laws and (iii) the Purchaser Representative shall be required to treat Issuer Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.”  Notwithstanding the foregoing, the following Issuer Materials shall be deemed to be marked “PUBLIC,” unless the Issuer notifies the Purchaser Representative promptly that any such document contains material nonpublic information (it being understood that the Issuer shall have a reasonable opportunity to review the same prior to distribution and comply with SEC or other applicable disclosure obligations): (1) the Note Documents, (2) any amendment to any Note Document and (3) any information delivered pursuant to Sections 5.01(a) or (b).

Each Public Purchaser agrees to cause at least one individual at or on behalf of such Public Purchaser to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Purchaser or its delegate, in accordance with such Public Purchaser’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Issuer or its securities for purposes of United States federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE PURCHASER REPRESENTATIVE NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS ON, OR THE ADEQUACY OF, THE PLATFORM, AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY SUCH COMMUNICATION.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE PURCHASER REPRESENTATIVE OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL ANY PARTY HERETO OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY OTHER PARTY HERETO OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY NOTE PARTY’S OR THE PURCHASER REPRESENTATIVE’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR (IN THE CASE OF ANY PARTY OTHER THAN THE PURCHASER REPRESENTATIVE) MATERIAL BREACH OF THIS AGREEMENT.

Section 9.02.        Waivers; Amendments.

(a)          No failure or delay by the Purchaser Representative or any Purchaser in exercising any right or power hereunder or under any other Note Document shall operate as a waiver thereof except as provided herein or in any Note Document, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Purchaser Representative and the Purchasers hereunder and under any other Note Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Note Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.  Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, the purchase of any Note shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Purchaser Representative or any Purchaser may have had notice or knowledge of such Default or Event of Default at the time.

(b)        Subject to Sections 9.02(b) through (d) below and to Section 9.05(f), neither this Agreement nor any other Note Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Issuer and the Required Purchasers (or the Purchaser Representative with the consent of the Required Purchasers) or (ii) in the case of any other Note Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Note Document), pursuant to an agreement or agreements in writing entered into by the Required Purchasers and each Note Party that is party thereto; provided that, notwithstanding the foregoing:

(A)         the consent of each Purchaser directly and adversely affected thereby (but not the consent of the Required Purchasers) shall be required for any waiver, amendment or modification that:

(1)        increases the Commitment of such Purchaser (other than with respect to any Additional Note pursuant to Section 2.22 in respect of which such Purchaser has agreed to be an Additional Purchaser); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Purchaser;

(2)          reduces the principal amount of any Note owed to such Purchaser or any amount due to such Purchaser on the Maturity Date;

(3)        (x) extends the scheduled final maturity of any Note held by such Purchaser or (y) postpones any Interest Payment Date with respect to any Note held by such Purchaser hereunder (in each case, other than any extension for administrative reasons agreed by the Purchaser Representative);

(4)          reduces the rate of interest (other than to waive any Default or Event of Default or any obligation of the Issuer to pay interest to such Purchaser at the default rate of interest under Section 2.15(d), which shall only require the consent of the Required Purchasers) or the amount of any fee or premium owed to such Purchaser; it being understood that no change in the definition of “Consolidated Adjusted EBITDA” or any other financial test, or in the calculation of any other interest, fee or premium due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;

(5)          extends the expiry date of such Purchaser’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default or mandatory reduction of any Commitment shall constitute an extension of any Commitment of any Purchaser; or

(6)          waives, amends or modifies the provisions of (I) Sections 2.21(a) or (c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22 and/or 9.05(g) or as otherwise provided in this Section 9.02) or (II) Section 2.21(b);

(7)          waives, amends or modifies the provisions of Article 10 that adversely affects the Conversion Rights of any Notes hereunder;

(B)         no such agreement shall:

(1)         change (x) any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Purchasers”, in each case to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Purchaser, (y) the definition of “Required Delayed Draw Purchasers” without the consent of each Delayed Draw Purchaser (it being understood that neither the consent of the Required Purchasers nor the consent of any other Purchaser shall be required in connection with any change to the definition of “Required Delayed Draw Purchasers”) or (z) the definition of “Required Additional Purchasers” without the consent of each Additional Purchaser (it being understood that neither the consent of the Required Purchasers nor the consent of any other Purchaser shall be required in connection with any change to the definition of “Required Additional Purchasers”);

(2)          (A) release all or substantially all of the Collateral from the Lien granted pursuant to the Note Documents (except as otherwise permitted herein or in the other Note Documents, including pursuant to Article 8 or Section 9.22 hereof), without the prior written consent of each Purchaser or (B) subordinate the Lien on any of the Collateral securing the Secured Obligations or subordinate the payment priority of any of the Obligations to any other Indebtedness for borrowed money (other than in connection with (I) any Acceptable Debtor-In-Possession Financing and/or (II) any other financing with respect to which each Purchaser has been offered the opportunity to provide such financing without the prior written consent of each Purchaser, in the case of this clause (II), to the extent such Purchaser is offered a reasonable, bona fide opportunity to participate on a pro rata basis in any such Indebtedness on substantially the same terms as all other Purchasers, which offer shall remain open to such Purchaser for a period of not less than five Business Days; provided, that if any such Purchaser does not accept such offer to provide its pro rata share of such Indebtedness in writing within five Business Days of receipt of such offer, such Purchaser shall be deemed to have declined such offer); provided that the amendment of Section 6.01 and/or Section 6.02 to permit the incurrence of additional obligations that are secured by the Collateral on a pari passu basis with the “Secured Obligations” (or equivalent term) under the First Lien Facility shall not be subject to this clause (B)(2)(B); or

(3)          release all or substantially all of the value of the Guarantees under the Note Guaranty (except as otherwise permitted herein or in the other Note Documents, including pursuant to Section 9.22 hereof), without the prior written consent of each Purchaser;

(C)         solely with the consent of the Required Additional Purchasers with respect to any Additional Note Commitment (but without the consent of the Required Purchasers or any other Purchaser), any such agreement may waive, amend or modify any condition precedent set forth in Section 4.03 (other than Section 4.03(d))  as it pertains to any Additional Notes Issuance in respect of any Additional Note Commitment;

(D)         solely with the consent of the Required Delayed Draw Purchasers (but without the consent of the Required Purchasers or any other Purchaser), any such agreement may waive, amend or modify any condition precedent set forth in Section 4.02 or Section 4.03 (other than Section 4.03(d))  as it pertains to any Issuance of Delayed Draw Notes; and

(E)          no such agreement shall amend, modify or otherwise affect the rights or duties of the Purchaser Representative hereunder without the prior written consent of the Purchaser Representative.

(c)          [Reserved].

(d)          Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Note Document:

(i)         the Issuer and the Purchaser Representative may, without the input or consent of any Purchaser, amend, supplement and/or waive any provision of this Agreement and/or any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (A) comply with any Requirement of Law or the advice of counsel or (B) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Note Documents,

(ii)         [reserved],

(iii)        [reserved],

(iv)        the Purchaser Representative and the Issuer may amend, restate, amend and restate or otherwise modify any Intercreditor Agreement and/or any other Additional Agreement as provided therein,

(v)        the Purchaser Representative may amend Schedule 2.01 to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.11, issuances of Delayed Draw Notes pursuant to Section 2.03 and reductions or redemptions of any such Delayed Draw Notes or issuances of Additional Notes pursuant to Section 2.25 and reductions or redemptions of any such Additional Notes,

(vi)        [reserved],

(vii)      no Defaulting Purchaser shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as permitted pursuant to Section 2.24(a) and except that the Commitment of any Defaulting Purchaser may not be increased without the consent of such Defaulting Purchaser (it being understood that any Commitment or Note held or deemed held by any Defaulting Purchaser shall be excluded from any vote hereunder that requires the consent of any Purchaser, except as expressly provided in Section 2.24(a)),

(viii)     this Agreement may be amended (or amended and restated) with the written consent of the Required Purchasers and the Issuer (i) to add one or more additional debt facilities to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Note Documents and (ii) to include appropriately the Purchasers holding such debt facilities in any determination of the Purchasers on substantially the same basis as the Purchasers prior to such inclusion,

(ix)       any amendment, waiver or modification of any term or provision that directly affects Purchasers under one or more Classes and does not directly and adversely affect Purchasers under one or more other Classes may be effected with the consent of Purchasers owning 50% of the aggregate commitments or Notes of such directly affected Class in lieu of the consent of the Required Purchasers, and

(x)          [reserved];

(xi)       this Agreement may be amended in the manner prescribed in Section 2.25; it being understood and agreed that any such amendment may provide that with respect to any Class of Notes and/or Commitments that is structured as a “delayed draw” or similar facility, (i) any condition precedent to the funding of any Notes thereunder and/or (ii) any Event of Default arising as a result of any inaccuracy of any representation and/or warranty (including any certification) made in connection with the satisfaction of any such condition precedent, in each case, may be waived, amended or modified solely with the consent of a majority of the holders of such Notes and/or Commitments (or such other percentage of such holders as may be required in the amendment implementing such Class of Notes and/or Commitments (and without the consent of the Required Purchasers or any other Purchasers),

(xii)       [reserved],

(xiii)      except as otherwise provided in Section 9.02(b)(C) above, the Required Purchasers, without the consent of any other Purchaser, may (A) rescind any acceleration of the Notes and/or any other Obligation pursuant to Article 7 hereof and/or (B) agree that the Purchaser Representative and the Purchasers will forbear from exercising any remedy provided under any Note Document with respect to any Event of Default, and

(xiv)      [reserved].

Section 9.03.        Expenses; Indemnity.

(a)          Subject to Section 9.05(f), if the Closing Date occurs, the Issuer shall pay (i)  all reasonable and documented out-of-pocket expenses incurred by each Purchaser, the Purchaser Representative and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of (x) one firm of outside counsel for the Purchaser Representative and (y) one firm of outside counsel for the Purchasers and their respective Affiliates (taken as a whole) and (z) if necessary, one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole) in connection with the preparation, execution, delivery and administration of the Note Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Note Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by the Issuer and except as otherwise provided in a separate writing between the Issuer and/or the Purchaser Representative) and (ii) without duplication of the obligation set forth in Section 9.03(b), all reasonable and documented out-of-pocket expenses incurred by the Purchaser Representative or the Purchasers or any of their respective Affiliates (but limited (x) in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of (A) one firm of outside counsel for the Purchaser Representative and (B) one firm of outside counsel for all the Purchasers and their respective Affiliates (taken as a whole) and (C) if necessary, one local counsel in any relevant material jurisdiction to the Purchaser Representative and one local counsel for all such other Persons, taken as a whole, and (y) in the case of other third party advisors, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of only third party advisors the engagement of whom has been approved by the Issuer (such approval not to be unreasonably withheld, delayed or conditioned) in writing) in connection with the enforcement, collection or protection of their respective rights in connection with the Note Documents, including their respective rights under this Section, or in connection with the Notes purchased hereunder.  Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Issuer within 30 days of receipt by the Issuer of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b)         If the Closing Date occurs, the Issuer shall indemnify the Purchaser Representative and each Purchaser, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of (x) one firm of outside counsel for the Purchaser Representative and (y) one firm of outside counsel for the Purchasers and their respective Affiliates (taken as a whole) and solely in the case of an actual or perceived conflict of interest, one additional counsel to all affected Purchasers, taken as a whole, and (z) if necessary, one local counsel in any relevant material jurisdiction to all Indemnitees, taken as a whole,  and solely in the case of an actual or perceived conflict of interest, one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Note Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby and/or the enforcement of the Note Documents, (ii) the use of the proceeds of the Notes, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Issuer, any of its Restricted Subsidiaries or any other Note Party or any Environmental Liability related to the Issuer, any of its Restricted Subsidiaries or any other Note Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Issuer, any other Note Party or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement referred to below) to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, other than with respect to the Purchaser Representative or its Related Parties, to the extent such judgment finds (or any such settlement agreement acknowledges) that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Note Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Purchaser Representative, acting in its capacity as the Purchaser Representative or its Related Parties) that does not involve any act or omission of the Issuer or any of its subsidiaries.  Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Issuer pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof.  All amounts due under this paragraph (b) shall be payable by the Issuer within 30 days (x) after receipt by the Issuer of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Issuer of an invoice setting forth such costs and expenses in reasonable detail, together with reasonable backup documentation supporting the relevant reimbursement request.  This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.

(c)         The Issuer shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, delayed or conditioned) or any losses, claims, damages, liabilities and/or expenses incurred in connection therewith, but if any proceeding is settled with the written consent of the Issuer, or if there is a final judgment against any Indemnitee in any such proceeding, the Issuer agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above.  The Issuer shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

Section 9.04.       Waiver of Claim.  To the extent permitted by applicable Requirements of Law, no party to this Agreement nor any Secured Party shall assert, and each hereby waives on behalf of itself and its Related Parties, any claim against any other party hereto, any Note Party and/or any Related Party of any thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Note or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against the Issuer, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05.        Transfers of Notes.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that (i) except as provided under Section 6.07, the Issuer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Purchaser (and any attempted assignment or transfer by the Issuer without such consent shall be null and void) and (ii) no Purchaser may transfer its rights or obligations hereunder except in accordance with the terms of this Section (any attempted transfer not complying with the terms of this Section shall be null and void and, with respect to any attempted transfer to any Disqualified Institution, subject to Section 9.05(f)).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted transferees, to the extent provided in paragraph (e) of this Section, Participants and, to the extent expressly contemplated hereby, the Related Parties of each of the Purchaser Representative and the Purchasers) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Purchaser may transfer to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Note or any Commitment) with the prior written consent of

(A)         the Issuer (such consent not to be unreasonably withheld, conditioned or delayed); provided, that (x) the Issuer shall be deemed to have consented to any transfer of Notes (other than any such assignment to a Disqualified Institution) unless it has objected thereto by written notice to the Purchaser Representative within 10 Business Days after receipt of written notice thereof, (y) the consent of the Issuer shall not be required for any transfer of Notes or Commitments (1) to any Affiliate of such Purchaser or an Approved Fund of such Purchaser, in each case under this clause (1), to the extent the relevant transferee constitutes a Permitted Holder or (2) at any time when an Event of Default under Section 7.01(a) or Sections 7.01(f) or (g) (with respect to the Issuer) exists; provided, further, that notwithstanding the foregoing, the Issuer may withhold its consent to any assignment to (1) any Person (other than a Competitor Debt Fund Affiliate, unless the Issuer has other reasonable grounds on which to withhold its consent) that is not a Disqualified Institution but is known by the Issuer to be an Affiliate of a Disqualified Institution regardless of whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name and/or (2) any Person, if the effect of such transfer would result in a change of control hereunder or under any other Indebtedness of the Issuer and/or any subsidiary thereof (including any First Lien Facility); and

(B)         the Purchaser Representative (such consent not to be unreasonably withheld, conditioned or delayed); provided, that no consent of the Purchaser Representative shall be required for any transfer to another Purchaser, any Affiliate of a Purchaser or any Approved Fund.

(ii)          Transfers shall be subject to the following additional conditions:

(A)        except in the case of any transfer to another Purchaser, any Affiliate of any Purchaser or any Approved Fund or any transfer of the entire remaining amount of the relevant transferring Purchaser’s Notes or Commitments of any Class, the principal amount of Notes or Commitments of the transferring Purchaser subject to the relevant transfer (determined as of the date on which the Transfer Agreement with respect to such transfer is delivered to the Purchaser Representative and determined on an aggregate basis in the event of concurrent transfers to Related Funds or by Related Funds) shall not be less than $1,000,000 unless the Issuer and the Purchaser Representative otherwise consent;

(B)         any partial transfer shall be made as a transfer of a proportionate part of all the relevant transferring Purchaser’s rights and obligations under this Agreement;

(C)         the parties to each transfer shall execute and deliver to the Purchaser Representative a Transfer Agreement in the form attached as Exhibit A-1, together with a processing and recordation fee in the amount of $3,500; provided that the Purchaser Representative may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and

(D)        the relevant Eligible Transferee, if it is not a Purchaser, shall deliver on or prior to the effective date of such assignment, to the Purchaser Representative (1) an Administrative Questionnaire and (2) any Internal Revenue Service form required under Section 2.20 and all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(iii)        Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in any Transfer Agreement, the Eligible Transferee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Transfer Agreement, have the rights and obligations of a Purchaser under this Agreement, and the transferring Purchaser thereunder shall, to the extent of the interest transferred by such Transfer Agreement, be released from its obligations under this Agreement (and, in the case of a Transfer Agreement covering all of the transferring Purchaser’s rights and obligations under this Agreement, such Purchaser shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.18, 2.20 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such transfer and (B) subject to its obligations thereunder and under Section 9.13).

(iv)       The Purchaser Representative, acting for this purpose as a non-fiduciary agent of the Issuer, shall maintain at one of its offices a copy of each Transfer Agreement delivered to it and a register for the recordation of the names and addresses of the Purchasers and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Notes owing to, each Purchaser pursuant to the terms hereof from time to time (the “Register”).  Failure to make any such recordation, or any error in such recordation, shall not affect the Issuer’s obligations in respect of such Notes.  The entries in the Register shall be conclusive, absent manifest error, and the Issuer, the Purchaser Representative and the Purchasers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Issuer and each Purchaser (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v)         Upon its receipt of a duly completed Transfer Agreement executed by a transferring Purchaser and an Eligible Transferee, the Eligible Transferee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the transferee is already a Purchaser hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section, the Purchaser Representative shall promptly accept such Transfer Agreement and record the information contained therein in the Register.  No transfer shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)        By executing and delivering a Transfer Agreement, the transferring Purchaser and the Eligible Transferee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) the transferring Purchaser warrants that it is the legal and beneficial owner of the interest being transferred thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Notes, in each case without giving effect to any transfer thereof which has not become effective, are as set forth in such Transfer Agreement, (B) except as set forth in clause (A) above, the transferring Purchaser makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Note Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Issuer or any Restricted Subsidiary or the performance or observance by the Issuer or any Restricted Subsidiary of any of its obligations under this Agreement, any other Note Document or any other instrument or document furnished pursuant hereto; (C) the transferee represents and warrants that it is an Eligible Transferee, legally authorized to enter into such Transfer Agreement; (D) the transferee confirms that it has received a copy of this Agreement and each applicable Intercreditor Agreement, together with copies of the financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Transfer Agreement; (E) the transferee will independently and without reliance upon the Purchaser Representative, the transferring Purchaser or any other Purchaser and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) the transferee appoints and authorizes the Purchaser Representative to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Purchaser Representative, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) the transferee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Purchaser.

(c)         (i)         Any Purchaser may, without the consent of the Issuer, the Purchaser Representative or any other Purchaser, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person, any holder of Series A Preferred Shares (or any Affiliate of such holder) or, other than with respect to any participation to any Debt Fund Affiliate (any such participations to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the final paragraph set forth in Section 9.05(g), as if the limitation applied to such participations), the Issuer or any of its Affiliates) (a “Participant”) in all or a portion of such Purchaser’s rights and obligations under this Agreement (including all or a portion of its commitments and the Notes owing to it); provided, that (A) such Purchaser’s obligations under this Agreement shall remain unchanged, (B) such Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Issuer, the Purchaser Representative and the other Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which any Purchaser sells such a participation shall provide that such Purchaser shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Purchaser will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Notes or commitments in which such Participant has an interest and (y) clauses (B)(1), (2) or (3) of the first proviso to Section 9.02(b).  Subject to paragraph (c)(ii) of this Section, the Issuer agrees that each Participant shall be entitled to the benefits of Sections 2.18 and 2.20 (subject to the limitations and requirements of such Sections and Section 2.22) to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to paragraph (b) of this Section and it being understood that the documentation required under Section 2.20(f) shall be delivered to the participating Purchaser, and if additional amounts are required to be paid pursuant to Section 2.20(a) or Section 2.20(c), to the Issuer and the Purchaser Representative).  To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Purchaser; provided that such Participant shall be subject to Section 2.21(c) as though it were a Purchaser.

(i)          No Participant shall be entitled to receive any greater payment under Sections 2.18 or 2.20 than the participating Purchaser would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Issuer’s prior written consent (in its sole discretion), expressly acknowledging that such Participant’s entitlement to benefits under Sections 2.18 and 2.20 is not limited to what the participating Purchaser would have been entitled to receive absent the participation.

Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Issuer, maintain a register on which it enters the name and address of each Participant and their respective successors and registered assigns, and the principal and interest amounts of each Participant’s interest in the Notes or other obligations under the Note Documents (a “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of any Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Note or any other obligation under any Note Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Note or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations or under Section 1.163 5(b) of the proposed U.S. Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and each Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Purchaser Representative (in its capacity as Purchaser Representative) shall have no responsibility for maintaining a Participant Register.

(d)        (i)         Any Purchaser may at any time pledge or transfer a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Purchaser, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Purchaser, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release any Purchaser from any of its obligations hereunder or substitute any such pledgee or assignee for such Purchaser as a party hereto.

(i)          No Purchaser may at any time enter into a total return swap, total rate of return swap, credit default swap or other derivative instrument under which any Secured Obligation is a reference obligation with any counterparty that is a Disqualified Institution.

(e)        Notwithstanding anything to the contrary contained herein, any Purchaser (a “Granting Purchaser”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Purchaser to the Purchaser Representative and the Issuer, the option to purchase from the Issuer all or any part of any Note that such Granting Purchaser would otherwise be obligated to purchase from the Issuer pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to purchase any Note and (ii) if an SPC elects not to exercise such option or otherwise fails to purchase all or any part of such Note, the Granting Purchaser shall be obligated to purchase such Note pursuant to the terms hereof.  The purchase of any Note by an SPC hereunder shall utilize the Commitment of the Granting Purchaser to the same extent, and as if, such Note was purchased by such Granting Purchaser.  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Issuer under this Agreement (including its obligations under Sections 2.18 or 2.20) and no SPC shall be entitled to any greater amount under Sections 2.18 or 2.20 or any other provision of this Agreement or any other Note Document that the Granting Purchaser would have been entitled to receive, unless the grant to such SPC is made with the prior written consent of the Issuer (in its sole discretion), expressly acknowledging that such SPC’s entitlement to benefits under Sections 2.18 and 2.20 is not limited to what the Granting Purchaser would have been entitled to receive absent the grant to the SPC, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Purchaser) and (iii) the Granting Purchaser shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Note Documents, remain the Purchaser of record hereunder.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the U.S. or any State thereof; provided that (i) such SPC’s Granting Purchaser is in compliance in all material respects with its obligations to the Issuer hereunder and (ii) each Purchaser designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance.  In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Issuer or the Purchaser Representative and without paying any processing fee therefor, transfer all or a portion of its interests in any Note to the Granting Purchaser and (ii) disclose on a confidential basis any non-public information relating to its Notes to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.

(f)          (i)         Any transfer or participation by a Purchaser (A) to any Disqualified Institution or any Affiliate thereof or (B) to the extent the Issuer’s consent is required under this Section 9.05 (and not deemed to have been given pursuant to Section 9.05(b)(i)(A)) without the Issuer’s consent, to any other Person, shall be null and void, and the Issuer shall be entitled to seek specific performance to unwind any such transfer and/or specifically enforce this Section 9.05(f) in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to the Issuer at law or in equity; it being understood and agreed that the Issuer and its subsidiaries will suffer irreparable harm if any Purchaser breaches any obligation under this Section 9.05 as it relates to any transfer, participation or pledge of any Note or Commitment to any Disqualified Institution or any Affiliate thereof or any other Person to whom the Issuer’s consent is required but not obtained.  Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that the Issuer may otherwise have at law or equity.  Upon the request of any Purchaser, the Purchaser Representative may and the Issuer will make the list of Disqualified Institutions (other than any Disqualified Institution that is a reasonably identifiable Affiliate of another Disqualified Institution on the basis of such Person’s name) available to such Purchaser so long as such Purchaser agrees to keep the list of Disqualified Institutions confidential in accordance with the terms hereof.

(i)          If any transfer under this Section 9.05 is made to any Disqualified Institution and/or Affiliate of any Disqualified Institution (other than any Competitor Debt Fund Affiliate) and/or any other Person whom the Issuer’s consent is required but not obtained, in each case without the Issuer’s prior written consent (any such person, a “Disqualified Person”), then the Issuer may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Purchaser Representative, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Issuer owing to such Disqualified Person, (B) in the case of any outstanding Notes, held by such Disqualified Person, purchase such Notes by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Notes, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require such Disqualified Person to transfer, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Transferees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Notes, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Issuer, (II) in the case of clause (C), the relevant transfer shall otherwise comply with this Section 9.05 (except that (x) no registration and processing fee required under this Section 9.05 shall be required with any transfer pursuant to this paragraph and (y) [reserved]) and (III) in no event shall such Disqualified Person be entitled to receive amounts set forth in Section 2.15(d).  Further, any Disqualified Person identified by the Issuer to the Purchaser Representative (A) shall not be permitted to (x) receive information or reporting provided by any Note Party, the Purchaser Representative or any Purchaser and/or (y) attend and/or participate in conference calls or meetings attended solely by the Purchasers and the Purchaser Representative, (B) (x) shall not for purposes of determining whether the Required Purchasers or the majority Purchasers under any Class have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Note Document or any departure by any Note Party therefrom, (ii) otherwise acted on any matter related to any Note Document, or (iii) directed or required the Purchaser Representative or any Purchaser to undertake any action (or refrain from taking any action) with respect to or under any Note Document, have a right to consent (or not consent), otherwise act or direct or require the Purchaser Representative or any Purchaser to take (or refrain from taking) any such action; it being understood that all Notes held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Purchasers, majority Purchasers under any Class or all Purchasers have taken any action, and (y) shall be deemed to vote in the same proportion as Purchasers that are not Disqualified Persons in any proceeding under any Debtor Relief Law commenced by or against the Issuer or any other Note Party and (C) shall not be entitled to receive the benefits of Section 9.03.  For the sake of clarity, the provisions in this Section 9.05(f) shall not apply to any Person that is an assignee of any Disqualified Person, if such transferee is not a Disqualified Person.

(ii)         Notwithstanding anything to the contrary herein, the Issuer and each Purchaser acknowledges and agrees that the Purchaser Representative shall not have any responsibility or obligation to determine whether any Purchaser or potential Purchaser is a Disqualified Institution or Disqualified Person and the Purchaser Representative shall have no liability with respect to any assignment or participation made to any Disqualified Institution or Disqualified Person (regardless of whether the consent of the Purchaser Representative is required thereto), and none of the Issuer, any Purchaser or their respective Affiliates will bring any claim to such effect.

(g)          Notwithstanding anything to the contrary contained herein, any Purchaser may, at any time, transfer all or a portion of its rights and obligations under this Agreement in respect of its Notes to any Affiliated Purchaser on a non-pro rata basis (A) through “Dutch auctions” open to all Purchasers holding the relevant Notes on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Purchaser Representative; provided that:

(i)          (A) any Notes acquired by the Issuer or any of its Restricted Subsidiaries shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Notes shall be deemed reduced by the full par value of the aggregate principal amount of the Notes so retired and cancelled and (B) in no event shall the Issuer or any of its Restricted Subsidiaries offer to acquire the Notes of any Affiliated Purchaser pursuant to this Section 9.05(g) unless such offer to acquire is made to all Purchasers holding the relevant Class of Notes on a pro rata basis (it being understood and agreed that if such other Purchasers of such Class decline (or fail to respond to) the offer to acquire such Notes within five (5) Business Days of receipt of the offer to acquire such Notes from the Issuer or the applicable Restricted Subsidiary, as applicable, then the Issuer and/or the applicable Restricted Subsidiary shall be permitted to offer the entire amount so declined (or with respect to which there was a failure to respond) to Affiliated Purchasers;

(ii)         any Notes acquired by any Non-Debt Fund Affiliate (other than the Issuer or any of its Restricted Subsidiaries) may (but shall not be required to) be contributed to the Issuer or any of its subsidiaries (it being understood that any such Notes shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled promptly upon such contribution); provided that upon any such cancellation, the aggregate outstanding principal amount of the Notes shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Notes so contributed and cancelled;

(iii)        the relevant Affiliated Purchaser and transferring or purchasing, as applicable, Purchaser shall have executed an Affiliated Purchaser Transfer Agreement;

(iv)        [reserved];

(v)         in connection with any assignment effected pursuant to a “Dutch auction” and/or open market purchase conducted by the Issuer or any of its Restricted Subsidiaries, no Default or Event of Default exists at the time of acceptance of bids for the “Dutch auction” or the confirmation of such open market purchase, as applicable;

(vi)        [reserved]; and

(vii)      no Affiliated Purchaser shall be required to represent or warrant that it is not in possession of material non-public information with respect to the Issuer and/or any subsidiary thereof and/or their respective securities in connection with any assignment permitted by this Section 9.05(g).

Notwithstanding anything to the contrary contained herein, any Purchaser may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Notes and/or Commitments to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Notes and/or Commitments (x) on a pro rata basis through “Dutch auctions” open to all applicable Purchasers in accordance with customary procedures or (y) on a non-pro rata basis through open market purchases (including, for the avoidance of doubt, negotiated transactions) without the consent of the Purchaser Representative, in each case, notwithstanding the requirements set forth in subclauses (i) through (vii) of this clause (g); provided that the Notes and Commitments held by all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Purchasers have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Note Document or any departure by any Note Party therefrom, (B) otherwise acted on any matter related to any Note Document or (C) directed or required the Purchaser Representative or any Purchaser to undertake any action (or refrain from taking any action) with respect to or under any Note Document; it being understood and agreed that the portion of the Note and/or Commitments that accounts for more than 49.9% of the relevant Required Purchaser action shall be deemed to be voted on pro rata basis in accordance with the votes of Purchasers that are not Debt Fund Affiliates; provided that in determining whether the Purchaser Representative shall be protected in relying on any such request, demand, authorization, direction, notice, consent, or waiver, only Notes for which the Purchaser Representative has received written notice that such Notes are so owned shall be so disregarded. Any Note acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to the Issuer or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Note so contributed shall, to the extent permitted by applicable Requirements of Law, be retired and cancelled immediately upon thereof); provided that upon any such cancellation, the aggregate outstanding principal amount of the relevant Class of Notes shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Notes so contributed and cancelled. The Purchaser Representative shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Debt Fund Affiliates, and, without limiting the generality of the foregoing, the Purchaser Representative shall not be obligated to ascertain, monitor or inquire as to whether any Purchaser or prospective Purchaser is a Debt Fund Affiliate.

(h)         Notwithstanding anything herein to the contrary, no Purchaser shall, directly or indirectly assign, sell, offer to sell, pledge, mortgage, hypothecate, encumber, dispose of or otherwise consummate or permit any like transfer or encumbrance of any Note held by such Purchaser, in each case other than together with a proportional interest in the applicable Stapled Series B Preferred Stock.

Section 9.06.       Survival.  All covenants, agreements, representations and warranties made by the Note Parties in the Note Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Note Documents and the purchase of any Note regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Purchaser Representative may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date.  The provisions of Sections 2.18, 2.20, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes, the expiration or termination of each Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof or the earlier resignation or removal of the Purchaser Representative, but in each case, subject to the limitations set forth in this Agreement.

Section 9.07.       Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Note Documents and each Intercreditor Agreement constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  On and after the Agreement Effective Date, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.  It is understood and agreed that, subject to any Requirement of Law, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any Note Document shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act.

Section 9.08.       Severability.  To the extent permitted by applicable Requirements of Law, any provision of any Note Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09.       Right of Setoff.  At any time when an Event of Default exists, upon the written consent of the Required Purchasers, the Purchaser Representative and each Purchaser is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Purchaser Representative or such Purchaser to or for the credit or the account of any Note Party against any of and all the Secured Obligations held by the Purchaser Representative or such Purchaser, irrespective of whether or not the Purchaser Representative or such Purchaser has made any demand under the Note Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Purchaser or Purchaser Representative different than the branch or office holding such deposit or obligation on such Indebtedness. The applicable Purchaser or Purchaser Representative shall promptly notify the Issuer and the Purchaser Representative of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Purchaser and the Purchaser Representative under this Section are in addition to other rights and remedies (including other rights of setoff) which such Purchaser or Purchaser Representative may have.

Section 9.10.        Governing Law; Jurisdiction; Consent to Service of Process.

(a)        THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER NOTE DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER NOTE DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)         EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY NOTE DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT.  EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT.  EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW.  EACH PARTY HERETO AGREES THAT THE PURCHASER REPRESENTATIVE RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY NOTE PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c)          EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d)        TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01.  EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY NOTE DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE.  NOTHING IN THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 9.11.      Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12.        Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13.       Confidentiality.  Each of the Purchaser Representative and each Purchaser agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates and/or funding and financing sources and its and their respective directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and funding and financing sources’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Issuer otherwise consents, no such disclosure shall be made by the Purchaser Representative, any Purchaser or any Affiliate or Representative thereof to any Affiliate or Representative of the Purchaser Representative or any Purchaser that is a Disqualified Institution, (b) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent permitted by applicable Requirements of Law, inform the Issuer promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) upon the demand or request of any regulatory or governmental authority (including any self-regulatory body) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by applicable Requirements of Law, (i) inform the Issuer promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (d) [reserved], (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Issuer and the Purchaser Representative) in accordance with market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Transferee of or Participant in, or any prospective Eligible Transferee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution and/or any Person to whom the Issuer has, at the time of disclosure, affirmatively declined to consent to any transfer), (ii) any pledgee referred to in Section 9.05 and (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Note Party is a party and (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section by such Person, its Affiliates or their respective Representatives.  For purposes of this Section, “Confidential Information” means all information relating to the Issuer and/or any of its subsidiaries and their respective businesses or the Transactions (including any information obtained by the Purchaser Representative, any Purchaser, or any of their respective Affiliates or Representatives, based on a review of any books and records relating to the Issuer and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Purchaser Representative or Purchaser on a non-confidential basis prior to disclosure by the Issuer or any of its subsidiaries.  For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure

Section 9.14.        No Fiduciary Duty.  Each of the Purchaser Representative, each Purchaser (in its capacity as such), and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Purchasers”), may have economic interests that conflict with those of the Note Parties, their stockholders and/or their respective affiliates.  Each Note Party, in its capacity as such, agrees that nothing in the Note Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Purchaser, on the one hand, and such Note Party, its respective stockholders or its respective affiliates, on the other.  Each Note Party acknowledges and agrees that:  (i) the transactions contemplated by the Note Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Purchasers, on the one hand, and the Note Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Purchaser, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Note Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Purchaser has advised, is currently advising or will advise any Note Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Note Party except the obligations expressly set forth in the Note Documents and (y) each Purchaser, in its capacity as such, is acting solely as principal and not as the agent or fiduciary of such Note Party, its respective management, stockholders, creditors or any other Person.  To the fullest extent permitted by applicable Requirements of Law, each Note Party waives any claim that it may have against any Purchaser with respect to any breach or alleged breach of fiduciary duty arising solely by virtue of this Agreement.  Each Note Party acknowledges and agrees that such Note Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.15.       Several Obligations.  The respective obligations of the Purchasers hereunder are several and not joint and the failure of any Purchaser to purchase any Note or perform any of its obligations hereunder shall not relieve any other Purchaser from any of its obligations hereunder.

Section 9.16.        USA PATRIOT Act.  Each Purchaser and the Purchaser Representative that is subject to the requirements of the USA PATRIOT Act and the requirements of the Beneficial Ownership Regulation hereby notifies the Note Parties that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Note Party, which information includes the name and address of such Note Party and other information that will allow such Purchaser or Purchaser Representative to identify such Note Party in accordance with the USA PATRIOT Act and the Issuer in accordance with the Beneficial Ownership Regulation.

Section 9.17.       Disclosure of Purchaser Conflicts.  Each Note Party and each Purchaser hereby acknowledge and agree that the Purchaser Representative and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Note Parties and their respective Affiliates.

Section 9.18.        Appointment for Perfection.  Each Purchaser hereby appoints each other Purchaser as its agent for the purpose of perfecting Liens for the benefit of the Purchaser Representative and the Purchasers, in assets which, in accordance with Article 9 of the UCC or any other applicable Requirement of Law can be perfected only by possession.  If any Purchaser (other than the Purchaser Representative) obtains possession of any Collateral, such Purchaser shall notify the Purchaser Representative thereof and, promptly deliver such Collateral to the Purchaser Representative or otherwise deal with such Collateral in accordance with the Purchaser Representative’s instructions (acting at the direction of the Required Purchasers).

Section 9.19.        Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Note, together with all fees, charges and other amounts which are treated as interest on such Note under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Purchaser holding such Note in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Note hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Note but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charged Amounts payable to such Purchaser in respect of other Notes or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by such Purchaser.

Section 9.20.      Intercreditor Agreement.  EACH PURCHASER HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTION CONTRARY TO THE PROVISIONS OF THE SECOND LIEN INTERCREDITOR AND SUBORDINATION AGREEMENT AND EACH OTHER INTERCREDITOR AGREEMENT ENTERED INTO BY THE PURCHASER REPRESENTATIVE AND AUTHORIZES AND INSTRUCTS THE PURCHASER REPRESENTATIVE TO ENTER INTO EACH APPLICABLE INTERCREDITOR AGREEMENT CONTEMPLATED BY THIS AGREEMENT AS “SECOND LIEN AGENT” OR “SUBORDINATED AGENT” (OR EQUIVALENT) AND ON BEHALF OF SUCH SECURED PARTY.  REFERENCE MUST BE MADE TO EACH INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF.  EACH SECURED PARTY IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF EACH INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE PURCHASER REPRESENTATIVE NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY SECURED PARTY AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN ANY INTERCREDITOR AGREEMENT.  THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE PURCHASERS OR HOLDERS OF ANY OTHER INDEBTEDNESS SUBJECT TO ANY APPLICABLE INTERCREDITOR AGREEMENT TO EXTEND CREDIT THEREUNDER AND SUCH PURCHASERS AND/OR HOLDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF EACH APPLICABLE INTERCREDITOR AGREEMENT.

Notwithstanding anything herein to the contrary, the priority of payments owing to the holders or lenders under this Agreement and the priority of the lien and security interest granted to the Subordinated Agent (as defined in the Second Lien Intercreditor and Subordination Agreement) pursuant to this Agreement and the exercise of any right or remedy by the Subordinated Agent (as defined in the Second Lien Intercreditor and Subordination Agreement) hereunder are subject to the provisions of the Second Lien Intercreditor and Subordination Agreement.

Section 9.21.       Conflicts.  Notwithstanding anything to the contrary contained herein or in any other Note Document, in the event of any conflict or inconsistency between this Agreement and any other Note Document, the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between any Intercreditor Agreement and any other Note Document, the terms of such Intercreditor Agreement shall govern and control.

Section 9.22.       Release of Guarantors.  Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Note Guaranty and any Lien granted by such Subsidiary Guarantor pursuant to any Collateral Document shall be automatically released) (i) upon the consummation of any transaction or series of related transactions not prohibited hereunder if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary or is an Excluded Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions not prohibited hereunder, including, for the avoidance of doubt, any Permitted Practice Subsidiary Restructuring) in each case subject, if applicable, to the Specified Guarantor Release Provision, (ii) upon the occurrence of the Termination Date and/or (iii) with respect to any Discretionary Guarantor, upon notice by the Issuer to the Purchaser Representative at any time as a result of a single transaction or series of related transactions not prohibited hereunder and subject, if applicable, to the Specified Guarantor Release Provision and (b) any Subsidiary Guarantor that meets the definition of “Excluded Subsidiary” shall be released by the Purchaser Representative promptly following the request therefor by the Issuer, subject, if applicable, to the Specified Guarantor Release Provision.

Section 9.23.      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Note Document or in any other agreement, arrangement or understanding of the parties hereto, each such party acknowledges that any liability of any EEA Financial Institution arising under any Note Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-in Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Note Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.24.        Certain ERISA Matters.  Each Purchaser (x) represents and warrants, as of the date such Person became a Purchaser party hereto, to, and (y) covenants, from the date such Person became a Purchaser party hereto to the date such Person ceases being a Purchaser party hereto, that at least one of the following is and will be true:

(a)          such Purchaser is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more benefit plans with respect to such Purchaser’s entrance into, participation in, administration of and performance of the Notes, the Commitments or this Agreement,

(b)         the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Purchaser’s entrance into, participation in, administration of and performance of the Notes, the Commitments and this Agreement,

(c)          (i) such Purchaser is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of such Purchaser to enter into, participate in, administer and perform the Notes, the Commitments and this Agreement, (iii) the entrance into, participation in, administration of and performance of the Notes, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (iv) to the best knowledge of such Purchaser, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Purchaser’s entrance into, participation in, administration of and performance of the Notes, the Commitments and this Agreement, or

(d)          such other representation, warranty and covenant as may be agreed in writing between the Purchaser Representative, acting at the instruction of the Required Purchasers, and such Purchaser.

In addition, unless either (1) sub-clause (i) in the immediately preceding paragraph is true with respect to a Purchaser or (2) a Purchaser has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding paragraph, such Purchaser further (x) represents and warrants, as of the date such Person became a Purchaser party hereto, to, and (y) covenants, from the date such Person became a Purchaser party hereto to the date such Person ceases being a Purchaser party hereto, for the benefit of, the Purchaser Representative and not, for the avoidance of doubt, to or for the benefit of the Issuer or any other Note Party, that the Purchaser Representative is not a fiduciary with respect to the assets of such Purchaser involved in such Purchaser’s entrance into, participation in, administration of and performance of the Notes, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Purchaser Representative under this Agreement, any Note Document or any documents related hereto or thereto).  To the extent the Purchaser Representative (or any sub-agent thereof) or any Related Party of any of the foregoing is not reimbursed and indemnified by the Issuer, the Purchasers severally agree to reimburse and indemnify the Purchaser Representative (or any such sub-agent) or such Related Party, as the case may be, in proportion to their respective “pro rata shares” (determined as set forth below) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Purchaser Representative (or such sub-agent) or such Related Party in performing its duties hereunder or under any other Note Document or in any way relating to or arising out of this Agreement or any other Note Document; provided, that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Purchaser Representative’s or such Related Party’s, as applicable, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  For purposes of this paragraph, a Purchaser’s “pro rata share” shall be determined based upon its share of the sum of, without duplication, unused Commitments and outstanding Notes, in each case, at the time (or most recently outstanding and in effect).

Section 9.25.        Acknowledgement Regarding Any Supported QFCs.  To the extent that the Note Documents provide support, through a guarantee or otherwise, for Derivative Transactions or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Note Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the US or any other state of the US):

(a)          In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the US or a state of the US.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Note Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Note Documents were governed by the laws of the U.S. or a state of the U.S.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Purchaser shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support;

(b)          As used in this Section 9.25, the following terms have the following meanings:

“BHC ACT Affiliate” means an “affiliate” (as defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)).

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 9.26.       Termination.  This Agreement and all obligations hereunder shall terminate on the date of the valid and legally binding termination of the Transaction Support Agreement with respect to any Company Party (as defined in the Transaction Support Agreement) and/or any Consenting First Lien Lender (as defined in the Transaction Support Agreement), in each case, prior to the Closing Date.

ARTICLE 10          CONVERSION OF NOTES

Section 10.01.      Conversion Privilege.  Subject to the conditions and upon compliance with the provisions of this Article 10, each holder of a Note shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date (the “Conversion Right”).  Upon conversion of a Note, the holder of such Note shall be entitled to receive from the Issuer a number of shares of Common Stock equal to (i) the principal amount of such Note plus any accrued and unpaid interest thereon (the “Converted Amount”) divided by (ii) the Conversion Price (with cash in lieu of any fractional share as provided for herein) (the “Conversion Shares”).

Section 10.02.      Forced Conversion.

(a)          On or after the second anniversary of the Closing Date, the Issuer may, at its option, from time to time, elect to convert (a “Forced Conversion”) a portion of the outstanding Notes into the number of shares of Common Stock issuable upon conversion pursuant to Section 10.01 (with cash in lieu of any fractional share as provided for herein) based on the Conversion Price then in effect if, and only if (i) the Daily VWAP of the Common Stock has been at least 200% of the Conversion Price then in effect on at least 30 Trading Days (whether or not consecutive) in the period of 45 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Forced Conversion Notice Date, (ii) the Issuer provides the Forced Conversion Notice on a Trading Day and the Daily VWAP of the Common Stock is at least 200% of the Conversion Price in effect on such Forced Conversion Notice Date and (iii) a registration statement covering the resale of the shares of Common Stock issuable upon such Forced Conversion is effective and available for use by the holders of converted Notes on the Forced Conversion Notice Date and the Issuer in good faith expects such registration statement to remain effective and available for such purpose, without any blackout on the use thereof (any period when a blackout is in effect, a “Blackout Period”), for a period of at least twenty (20) days after the Forced Conversion Date, provided, that, in the event that the Issuer provides written notice of any Forced Conversion that would be effective but for the fact that the date of such written notice falls within any Blackout Period, such Forced Conversion shall only be effective if (A) the Daily VWAP of the Common Stock is at least 200% of the Conversion Price then in effect on each of the first two Trading Days immediately following the last day of such Blackout Period, (B) the Issuer provides written confirmation of such Forced Conversion on the second such Trading Day to all holders of the Notes and (C) the foregoing clause (iii) is satisfied on such second Trading Day, and in such event such second Trading Day shall be deemed the Forced Conversion Notice Date.  Notwithstanding anything to the contrary herein, the Issuer shall not be permitted to exercise the Forced Conversion right at any one time with respect to a principal amount of Notes exceeding 25% of the aggregate original principal amount of all Initial Notes and Delayed Draw Notes, if any, that have been issued hereunder (in each case, plus the amount of any interest thereon that has been capitalized thereon), and if the Issuer exercises the Forced Conversion right on any Trading Day, the Issuer may not exercise the Forced Conversion right again until the Trading Day immediately following the date on which the shares of Common Stock issuable in connection with the former Forced Conversion have been delivered to the applicable Purchasers.

(b)          In order for the Issuer to exercise its right to elect a Forced Conversion of any portion of the outstanding Notes pursuant to this Section 10.02, the Issuer shall give written notice (the “Forced Conversion Notice”) to all holders of the Notes on a Trading Day (the date of such notice, the “Forced Conversion Notice Date”) stating that the Issuer elects to force conversion of such portion of the outstanding Notes pursuant to this Section 10.02 and shall state therein (i) the outstanding principal amount of such Purchaser’s Notes to be converted, (ii) the Conversion Price on the Forced Conversion Notice Date and (iii) the Issuer’s computation of the number of shares of Common Stock (together with cash in lieu of any fractional share) to be received by the Purchaser.  The Issuer shall deliver the shares of Common Stock (together with cash in lieu of any fractional share) issuable upon any Forced Conversion on the third Trading Day immediately following the applicable Forced Conversion Notice Date (the “Forced Conversion Date”).  For the avoidance of doubt, the exercise by the Issuer of its Forced Conversion right shall not limit or otherwise affect the right of any holder to convert all or any portion of its Notes at any time prior to the Forced Conversion Date.  The Forced Conversion Notice Date with respect to any Forced Conversion shall be deemed to be the Conversion Date with respect to such Forced Conversion.

(c)          Any Forced Conversion pursuant to this Section 10.02 shall be made in compliance with the provisions of Section 10.03 and the other applicable provisions of this Article 10.

Section 10.03.      Conversion Procedure; Settlement Upon Conversion.

(a)          Upon conversion of any Note, the Issuer shall deliver (or cause to be delivered) to the holder of converted Notes the number of Conversion Shares determined in accordance with Section 10.01 (with cash in lieu of any fractional share) on the second Business Day immediately following the relevant Conversion Date (except as specified in Section 10.02(b)). Such delivery shall be effected through the facilities of The Depository Trust Company and, if applicable, bear a customary legend regarding securities law restrictions registered in the name of the relevant holder (provided such Person must be an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act). Upon the Conversion Date, the holder of converted Notes shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which such Note (or portion thereof) has been converted.

(b)          To exercise the Conversion Right with respect to all or any portion of any Note on any date (the “Conversion Date”), the holder of such Note shall transmit by email (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, an unsigned copy of a written holder conversion notice in the form attached hereto as Exhibit S to the offices of the Issuer, at ATI Physical Therapy, Inc., 790 Remington Boulevard, Bolingbrook, Illinois 60440 (Attention: Joseph Jordan, Chief Financial Officer, Email: joseph.jordan@atipt.com), or such other address or email address as the Issuer may designate in writing, and to the Purchaser Representative, at 500 Delaware Ave., Wilmington, DE 19801 (Attention: ATI Holdings Acquisition, Inc., Email: phealy@wsfsbank.com).  The Issuer shall maintain records showing the principal converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the relevant holder and the Issuer. The holder of each Note and any assignee, by acceptance of such Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of any Note, the principal amount of any Note may be less than the principal amount stated on the face thereof.

(c)          If a Note is converted, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the shares of Common Stock upon conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder shall pay that tax.

(d)          The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date.

(e)         The Issuer shall not deliver any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date.

Section 10.04.      Adjustment of Conversion Price

.  The Conversion Price shall be adjusted from time to time by the Issuer if any of the following events occurs:

(a)          If the Issuer exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Issuer effects a share split or share combination, the Conversion Price shall be adjusted based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CP'	=	the Conversion Price in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination); and

OS'	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the date the Issuer determines not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(b)         If the Issuer issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Price shall be adjusted based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date for such issuance;

CP'	=	the Conversion Price in effect immediately after the close of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any adjustment made under this clause (b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be adjusted to the Conversion Price that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Price shall be adjusted to the Conversion Price that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this clause (b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Issuer in good faith and in a commercially reasonable manner.

(c)          If the Issuer distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 10.04(a) or Section 10.04(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 10.04(d) shall apply, and (iii) Spin-Offs as to which the provisions set forth below in this Section 10.04(c) shall apply (any of such shares of Capital Stock, evidences of Indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Price shall be adjusted based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date for such distribution;

CP'	=	the Conversion Price in effect immediately after the close of business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Issuer in good faith and in a commercially reasonable manner) of the Distributed Property with respect to each outstanding share of the Common Stock on the Record Date for such distribution.

Any adjustment made under the portion of this clause (c) above shall become effective immediately after the close of business on the Record Date for such distribution.  If such distribution is not so paid or made, the Conversion Price shall be adjusted to the Conversion Price that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such holder would have received if such holder exercised the Conversion Right with respect to such Note in full immediately prior to the Ex-Dividend Date for the distribution.  If the Issuer determines the “FMV” (as defined above) of any distribution for purposes of this clause (c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Issuer, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Price shall be adjusted based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the end of the Valuation Period;

CP'	=	the Conversion Price in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Price under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period.

For purposes of this clause (c) (and subject in all respect to Section 10.09), rights, options or warrants distributed by the Issuer to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Issuer’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this clause (c) (and no adjustment to the Conversion Price under this clause (c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this clause (c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Agreement, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this clause (c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Price shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Price shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights, options and warrants had not been issued.

(d)          If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Price shall be adjusted based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CP'	=	the Conversion Price in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Issuer distributes to all or substantially all holders of the Common Stock.

Any adjustment pursuant to this clause (d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Price shall be adjusted, effective as of the date the Issuer determines not to make or pay such dividend or distribution, to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such holder would have received if such holder exercised the Conversion Right with respect to such Note in full immediately prior to the Ex-Dividend Date for such cash dividend or distribution.

(e)          If the Issuer or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Price shall be adjusted based on the following formula:

where,

CP0	=	the Conversion Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CP'	=	the Conversion Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Issuer) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS'	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP'	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Price under this clause (e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

(f)

(i)          In the event the Issuer shall at any time after the date hereof issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to the terms hereof), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Conversion Price shall be reduced, concurrently with such issuance or deemed issuance, to the consideration per share received by the Issuer for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Issuer shall be deemed to have received an aggregate of one-tenth of a cent ($.001) of consideration for all such Additional Shares of Common Stock issued or deemed to be issued.

(ii)         If the Issuer at any time or from time to time after the date hereof shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a Record Date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a Record Date shall have been fixed, as of the close of business on such Record Date.

(iii)       If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Issuer upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a Record Date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(iv)        If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price (either because the consideration per share of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the date hereof), are revised after the date hereof as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Issuer upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(v)         Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(vi)        If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Issuer upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this provision shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in the other provisions hereof).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Issuer upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(vii)       For purposes of this provision, the consideration received by the Issuer for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(A)          Cash and Property.  Such consideration shall:

(1)          insofar as it consists of cash, be computed at the aggregate amount of cash received by the Issuer, excluding amounts paid or payable for accrued interest;

(2)          insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined by the Issuer in good faith and in a commercially reasonable manner; and

(3)         in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Issuer for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined by the Issuer in good faith and in a commercially reasonable manner.

(B)          Options and Convertible Securities.  The consideration per share received by the Issuer for Additional Shares of Common Stock deemed to have been issued relating to Options and Convertible Securities shall be determined by dividing:

(1)         The total amount, if any, received or receivable by the Issuer as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Issuer upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)         the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(viii)      In the event the Issuer shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms hereof, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(g)         In addition to those adjustments required by the foregoing provisions of this Section 10.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer from time to time may decrease the Conversion Price by any amount for a period of at least 20 Business Days if the Issuer determines that such decrease would be in the Issuer’s best interest.  In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer may (but is not required to) decrease the Conversion Price to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.  Whenever the Conversion Price is decreased pursuant to either of the preceding two sentences, the Issuer shall deliver to the holder of each Note a notice of the decrease at least 15 days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(h)          All calculations and other determinations under this Article 10 shall be made by the Issuer and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(i)          Whenever the Conversion Price is adjusted as herein provided, the Issuer shall promptly deliver to holders of the Notes an Officers’ Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(j)          For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Issuer so long as the Issuer does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 10.05.     Shares To Be Fully Paid.  The Issuer shall provide free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 10.06.      Effect of Recapitalizations; Reclassifications and Changes of Common Stock.

(a)          In the case of:

(i)          any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a stock split, subdivision or combination),

(ii)         any consolidation, merger, combination or similar transaction involving the Issuer,

(iii)        any sale, lease or other transfer to a third party of the consolidated assets of the Issuer and the Issuer’s Subsidiaries substantially as an entirety or

(iv)        any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert the Notes shall be changed into a right to convert the Notes at the Conversion Price for the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  The Issuer shall notify holders of such weighted average as soon as practicable after such determination is made.

Following any Merger Event, the anti-dilution and other adjustments set forth herein shall be applied in a manner as nearly equivalent as is possible to the adjustments provided for in this Article.  If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such other Person shall agree to undertake the obligations of the Issuer in this Agreement and shall undertake such additional obligations to protect the interests of the holders of the Notes as the Issuer shall reasonably consider necessary by reason of the foregoing.

(b)         If a Merger Event occurs, the Issuer shall promptly deliver to holders of the Notes an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

(c)          The Issuer shall not become a party to any Merger Event unless its terms are consistent with this Section.  None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes prior to the effective date of such Merger Event.

(d)          The above provisions of this Section shall similarly apply to successive Merger Events.

Section 10.07.      Certain Covenants.

(a)          No later than June 14, 2023, the Issuer shall convene and hold an annual or special meeting of the stockholders of the Issuer (the “Issuance Approval Meeting”) at which the stockholders of the Issuer will be asked to approve the issuance of all shares of Common Stock issuable upon the conversion of the Notes as provided for in this Agreement (the “Issuance Approval”), and the proxy statement related to such Issuance Approval Meeting will include a recommendation by the Issuer’s board of directors (subject to the fiduciary duties of the Issuer’s board of directors) that the stockholders of the Issuer vote in favor of such proposal.

(b)          The Issuer covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Issuer and free from all taxes, liens and charges with respect to the issue thereof.

(c)         The Issuer covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Issuer will, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be.

(d)        The Issuer further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Issuer will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 10.08.      Notice to Holders Prior to Certain Actions.  In case of any:

(a)          action by the Issuer or one of its Subsidiaries that would require an adjustment in the Conversion Price pursuant to this Article;

(b)          Merger Event; or

(c)          voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Agreement), the Issuer shall deliver to each holder of the Notes, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Issuer or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Issuer or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Issuer or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up

Section 10.09.    Stockholder Rights Plans.  If the Issuer has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable all or substantially all holders of the Distributed Property as provided in Section 10.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.10.      Effect of Conversion.  Upon the conversion of all or any portion of any Note in accordance with the provisions of this Article 10, the relevant Converted Amount shall be deemed to have been paid in full in cash for all purposes under this Agreement, and neither the Issuer nor any other Note Party shall have any further liability with respect to such Converted Amount.  In the event of the conversion of all or any portion of any Note in accordance with the provisions of this Article 10, upon delivery of any Conversion Shares, Common Stock or other cash, securities or property or asset for the Converted Amount, the Issuer will provide the Purchaser Representative with (y) written confirmation of (I) such delivery, and (II) the amount of Converted Amount deemed to have been paid in full in cash for all purposes under this Agreement as a result of such delivery, and (z) an irrevocable instruction to reflect on the Register the payment of the Converted Amount that is deemed so paid in full as a result of such delivery. Other than to update the Register pursuant an instruction pursuant to the preceding sentence, the Purchaser Representative shall have no obligation or duty pursuant to Article 10 or with respect to the Conversion Shares, Common Stock or any other cash, securities or property or asset distributed pursuant to Article 10 or any requirements or conditions related to the delivery of, or exchange or conversion thereof, or any other fact or matter in connection with the Conversion Shares, Common Stock or any other cash, securities or property or asset distributed pursuant to Article 10 or the provisions of this Article 10. In furtherance of the foregoing, in no event shall the Purchaser Representative have any duties or obligations, nor shall they in any event have any liability, with respect to any Note Party’s or any Purchaser’s compliance with applicable securities laws in respect of the Notes, the Conversion Shares, Common Stock or any other cash, securities or property or asset distributed pursuant to Article 10.

Section 10.11.      Closing Date.  It is understood and agreed for the avoidance of doubt that the provisions of this Article 10 shall have no effect if the Closing Date does not occur.

ARTICLE 11          SERIES B PREFERRED STOCK

Section 11.01.      Authorization and Issuance of Series B Preferred Stock.

(a)         On or prior to the date of Issuance of the Initial Notes, the Issuer shall issue to each Initial Purchaser, and each Initial Purchaser shall acquire and receive from the Issuer, the respective number of Initial Series B Preferred Stock set forth opposite such Initial Purchaser’s name on Schedule 11.01 hereto in the column labeled “Initial Series B Preferred Stock”.

(b)        On or prior to the date of each Issuance of Delayed Draw Notes or Additional Notes, as applicable, the Issuer shall issue to each Delayed Draw Purchaser or Additional Purchaser, as applicable, and each Delayed Draw Purchaser or Additional Purchaser, as applicable, shall acquire and receive from the Issuer, shares of Additional Series B Preferred Stock in an amount equal to the quotient (rounded down to the nearest whole number) obtained by dividing (A) the aggregate principal amount of Delayed Draw Notes or Additional Notes issued, as applicable, issued to such Delayed Draw Purchaser or Additional Purchaser, as applicable, by (B) $1,000.

(c)        On or prior to each Interest Payment Date, the Issuer shall issue to each Purchaser, and each Purchaser shall acquire and receive from the Issuer, shares of PIK Series B Preferred Stock in an amount equal to the quotient (rounded down to the nearest whole number) obtained by dividing (A) the aggregate principal amount of interest paid in kind on such Interest Payment Date to such Purchaser by (B) $1,000.

Notwithstanding anything to the contrary herein, in the event that any holder holds less than $1,000 in principal amount of Notes, such holder will not be entitled to any shares of Series B Preferred Stock and any then-outstanding shares of Series B Preferred Stock held by such holder will be deemed automatically forfeited and cancelled without any further action by the Issuer.

Section 11.02.     Fully paid; Non-assessable; No Encumbrances.  The Series B Preferred Stock will be fully paid, non-assessable and free and clear of any Encumbrances (other than any restrictions set forth in the governing documents of the Issuer or Encumbrances created by applicable securities laws) and otherwise in accordance with the terms of this Agreement upon each issuance thereof, and have the designations, rights, preferences, powers, restrictions and limitations to be set forth in the Series B Certificate of Designation and the Charter.

Section 11.03.      Restricted Securities.  The Purchasers acknowledge that the shares of Series B Preferred Stock are “restricted securities” and have not been registered under the Securities Act, and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Issuer is not required to register any of the Notes under the Securities Act or the Trust Indenture Act of 1939. In this connection, each Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed by the Securities Act.

Section 11.04.      Restrictive Legend.  Each share of Series B Preferred Stock shall bear legends in substantially the following forms:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO OFFER, TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), UNLESS ATI PHYSICAL THERAPY, INC. (THE “ISSUER”) RECEIVES (OR WAIVES THE REQUIREMENT TO RECEIVE) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.”

Section 11.05.      Book Entry; Series B Preferred Stock Not Certificated. The Purchasers acknowledge that the Series B Preferred Stock will not be issued in certificated form. The Issuer shall issue the Series B Preferred Stock by book entry registration on the books and records of the Issuer’s transfer agent in the name of each Purchaser, reflecting the number of shares of Series B Preferred Stock then held by each such Purchaser, which book entries shall include the legend set forth in Section 11.04.

Section 11.06.      Purchaser Representative.  For the avoidance of doubt, the Purchaser Representative shall have no obligation or duty pursuant to this Article 11 or with respect to any Series B Preferred Stock or any requirements or conditions related to the delivery thereof, or any other fact or matter in connection with the Series B Preferred Stock or the provisions of this Article 11. In furtherance of the foregoing, in no event shall the Purchaser Representative have any duties or obligations, nor shall they in any event have any liability, with respect to any Note Party’s or any Purchaser’s compliance with applicable state or federal securities laws in respect of the Series B Preferred Stock or any other cash, securities or property or asset distributed pursuant to Article 11.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ATI PHYSICAL THERAPY, INC., as the Issuer

By:	/s/ Joseph Jordan
Name: Joseph Jordan
Title: Chief Financial Officer

ATI HOLDINGS ACQUISITION, INC., as Opco

By:	/s/ Joseph Jordan
Name: Joseph Jordan
Title: Chief Financial Officer

WILCO HOLDCO, INC., as Intermediate Parent

By:	/s/ Joseph Jordan
Name: Joseph Jordan
Title: Chief Financial Officer

WILCO INTERMEDIATE HOLDINGS, INC., as Holdings

By:	/s/ Joseph Jordan
Name: Joseph Jordan
Title: Chief Financial Officer

[Signature Page to Note Purchase Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Purchaser Representative

By:	/s/ John McNichol
Name: John McNichol
Title: Assistant Vice President

[Signature Page to Note Purchase Agreement]

OCP CLO 2020-8R, LTD., as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

OCP CLO 2014-5, LTD., as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

OCP CLO 2014-6, LTD, as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

OCP CLO 2015-9, LTD., as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

OCP CLO 2015-10, LTD., as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manger

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

[Signature Page to Note Purchase Agreement]

OCP CLO 2016-12, LTD., as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

OCP CLO 2017-14, LTD., as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

OCP CLO 2018-15, LTD., as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

ONEX SENIOR CREDIT II, LP, as a Purchaser
By: Onex Credit Partners, LLC, its investment manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

OCP CLO 2019-16, LTD., as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

ONEX SENIOR CREDIT FUND, LP., as a Purchaser
By: Onex Credit Partners, LLC its investment manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

2

OCP CLO 2019-17, LTD., as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

OCP CLO 2020-18, LTD., as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

OCP CLO 2020-19 LIMITED, as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

GORE MUTUAL INSURANCE COMPANY, as a Purchaser
By: Onex Credit Management LLC, as Investment Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

ONEX CAPITAL SOLUTIONS HOLDINGS LP, as a Purchaser
By: Onex Capital Solutions GP, LP, its general partner
By: Onex Capital Solutions GP, LLC, its general partner

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

3

OCM LOAN HOLDINGS LLC, as a Purchaser
By: Onex Credit Management LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

OCP CLO 2021-22, LTD., as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

OCP CLO 2022-25, LTD., as a Purchaser
By: Onex Credit Partners, LLC, as Portfolio Manager

By:	/s/ Steven Gutman
Name: Steven Gutman
Title: General Counsel

4

MARATHON DISTRESSED CREDIT MASTER FUND, as a Purchaser

By:	/s/ Lou Hanover
Name: Lou Hanover
Title: Managing Partner

MARATHON DISTRESSED CREDIT FUND, LP as a Purchaser

By:	/s/ Lou Hanover
Name: Lou Hanover
Title: Managing Partner

MARATHON STEPSTONE MASTER FUND LP, as a Purchaser

By:	/s/ Lou Hanover
Name: Lou Hanover
Title: Managing Partner

MCSP Sub, LLC, as a Purchaser

By:	/s/ Lou Hanover
Name: Lou Hanover
Title: Managing Partner

[Signature Page to Note Purchase Agreement]

KHSU SPV LP LLC, as a Purchaser

By:	/s/ Laura Torrado
Name: Laura Torrado
Title: General Counsel

KNIGHTHEAD MASTER FUND, L.P., as a Purchaser

By: Knighthead Capital Management, LLC, its investment manager

By:	/s/ Laura Torrado
Name: Laura Torrado
Title: General Counsel

KNIGHTHEAD (NY) FUND, L.P., as a Purchaser

By: Knighthead Capital Management, LLC, its investment advisor

By:	/s/ Laura Torrado
Name: Laura Torrado
Title: General Counsel

[Signature Page to Note Purchase Agreement]

Caspian Select Credit Master Fund, Ltd.
Caspian Solitude Master Fund, L.P.
Caspian HLSC1, LLC
Caspian SC Holdings, L.P.
Spring Creek Capital, LLC
Caspian Focused Opportunities Fund, L.P.
Caspian Keystone Focused Fund, L.P.
Blackstone Alternative Multi-Strategy Fund IV L.L.C. II
Blackstone Alternative Multi-Strategy Fund IV L.L.C. IIA

CASPIAN CAPITAL L.P. in its capacity as manager, advisor, sub-advisor or similar capacity on behalf of certain funds and accounts, as a Purchaser

By:	/s/ Dominick Cromartie
Name: Dominick Cromartie
Title: Authorized Signatory

[Signature Page to Note Purchase Agreement]

EXHIBIT B-1

THIS NOTE (“NOTE”) AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM. THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1271 ET SEQ OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST (ADDRESSED TO THE CHIEF FINANCIAL OFFICER AT ATI PHYSICAL THERAPY, INC., 790 REMINGTON BOULEVARD, BOLINGBROOK, ILLINOIS 60440), THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE.

[FORM OF]
INITIAL NOTE

$[●]	New York, New York
[●] [●], 20[●]

FOR VALUE RECEIVED, the undersigned ATI PHYSICAL THERAPY, INC., a Delaware corporation (the “Issuer”), hereby promises to pay on demand to [●] (the “Purchaser”) or its registered permitted assigns, at the office of Wilmington Savings Fund Society, FSB (“Wilmington”) at 500 Delaware Avenue, Wilmington, DE 19801, the principal sum of $[●] (or such lesser amount as shall not have been redeemed or repurchased), as increased by any PIK Interest (as defined below) that has been capitalized and added to the principal amount of this Note (and not subsequently redeemed or repurchased) on [August 24, 2028]1 (the “Maturity Date”).  The Issuer also promises to pay interest from the date hereof on the principal amount hereof outstanding in the manner and at the rate or rates per annum and payable on the dates provided in that certain Note Purchase Agreement, dated as of [•], 2023 (the “Note Purchase Agreement”), among, inter alios, the Issuer, the purchasers from time to time party thereto (the “Purchasers”) and Wilmington, in its capacities as purchaser representative and collateral agent for the Purchasers (in such capacity, the “Purchaser Representative”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement.

1.
General. The entire unpaid principal balance of this Note shall be payable on the Maturity Date, in accordance with Section 2.12 of the Note Purchase Agreement.  All amounts evidenced by this Note and all redemptions and repurchases hereof and payments of interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Issuer under this Note.

2.
Repayment. The Issuer promises to pay interest on any overdue principal and, to the extent permitted by Requirements of Law, overdue interest from the relevant due dates, in each case, in the manner, at the rate or rates and under the circumstances provided in Section 2.15 of the Note Purchase Agreement.

3.
Interest. This Note shall bear interest at the Applicable Rate and such interest shall be paid in kind by capitalizing the amount of such interest on the outstanding principal balance of this Note in arrears on each Interest Payment Date for this Note (any such interest, “PIK Interest”) and shall be payable as part of the outstanding principal balance of this Note upon the Maturity Date or upon acceleration of the Notes.  All amounts capitalized in respect of this Note on any relevant date shall constitute principal under this Note and shall accrue interest at the Applicable Rate, payable in accordance with Section 2.15 of the Note Purchase Agreement.  Interest that has accrued but has not been paid in kind shall be payable on the Maturity Date and any date of acceleration of the Notes. The aggregate amount of interest capitalized and added to principal on any relevant date shall be determined by the Purchaser Representative, which determination shall be conclusive and binding on the Issuer, absent manifest error.

1 Note to Draft: To be updated.

4.
Redemptions. This Note is one of the Initial Notes referred to in the Note Purchase Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events and for the amendment or waiver of certain provisions of the Note Purchase Agreement, all upon the terms and conditions therein specified.  This Note is entitled to the benefit of the Note Purchase Agreement, and the obligations hereunder are guaranteed and secured as provided therein and in the other Note Documents referred to in the Note Purchase Agreement.

5.
Conversion of Notes. Subject to the conditions and upon compliance with the provisions of the Note Purchase Agreement, the holder hereof has the right, at its option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of the Notes at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, into shares of Common Stock, at the applicable Conversion Price specified in the Note Purchase Agreement, as adjusted from time to time as provided in the Note Purchase Agreement.

6.	Events of Default. The Events of Default and remedies described in Section 7.01 of the Note Purchase Agreement are incorporated herein by reference.

7.
Waiver. The Issuer hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any Requirements of Law.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

8.
Cancellation. If any transfer by the Purchaser holding this Note occurs after the date of the Issuance hereof, the Purchaser agrees that it shall, upon the effectiveness of such transfer or as promptly thereafter as practicable, surrender this Note to the Purchaser Representative for cancellation.

9.	Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in accordance with Section 9.01 of the Note Purchase Agreement.

10.	Transfer. THE TRANSFER OF THIS NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE NOTE PURCHASE AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER THEREIN.

11.
Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.
Severability. To the extent permitted by applicable Requirements of Law, any provision of this Note held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13.	Guarantees. The Issuer’s obligations under this Note are fully and unconditionally guaranteed, jointly and severally, by each Note Guarantor pursuant to the Note Guaranty.

14.
Security.  This Note and the related Guarantees are secured by the Collateral on the terms and subject to the conditions set forth in the Note Purchase Agreement and the Collateral Documents. The Purchaser Representative holds the Collateral in trust for the benefit of the Secured Parties, pursuant to the Collateral Documents and the Second Lien Intercreditor and Subordination Agreement. Each Purchaser, by accepting this Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the Second Lien Intercreditor and Subordination Agreement, each as may be in effect or may be amended from time to time in accordance with their terms and the Note Purchase Agreement.

15.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof shall be made in accordance with the Section 9.02 of the Note Purchase Agreement.

16.
Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, in accordance with Section 9.05 of the Note Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

ATI PHYSICAL THERAPY, INC.

By:
Name:
Title:

SCHEDULE B

NOTES AND REPAYMENTS

Date	Amount of Decrease in Initial Principal Balance of this Note	Amount of Increase in Initial Principal Balance of this Note	Unpaid Principal Balance of this Note following such Decrease or Increase	Notation Made By

Schedule B to Exhibit B-1

EXHIBIT B-2

THIS NOTE (“NOTE”) AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM. THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1271 ET SEQ OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST (ADDRESSED TO THE CHIEF FINANCIAL OFFICER AT ATI PHYSICAL THERAPY, INC., 790 REMINGTON BOULEVARD, BOLINGBROOK, ILLINOIS 60440), THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE.

[FORM OF]
DELAYED DRAW NOTE

$[●]	New York, New York
[●] [●], 20[●]

FOR VALUE RECEIVED, the undersigned ATI PHYSICAL THERAPY, INC., a Delaware corporation (the “Issuer”), hereby promises to pay on demand to [●] (the “Purchaser”) or its registered permitted assigns, at the office of Wilmington Savings Fund Society, FSB (“Wilmington”) at 500 Delaware Avenue, Wilmington, DE 19801, the principal sum of $[●] (or such lesser amount as shall not have been redeemed or repurchased), as increased by any PIK Interest (as defined below) that has been capitalized and added to the principal amount of this Note (and not subsequently redeemed or repurchased), on [August 24, 2028]2 (the “Maturity Date”).  The Issuer also promises to pay interest from the date hereof on the principal amount hereof outstanding in the manner and at the rate or rates per annum and payable on the dates provided in that certain Note Purchase Agreement, dated as of [•], 2023 (the “Note Purchase Agreement”), among, inter alios, the Issuer, the purchasers from time to time party thereto (the “Purchasers”) and Wilmington, in its capacities as purchaser representative and collateral agent for the Purchasers (in such capacity, the “Purchaser Representative”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement.

1.
General. The entire unpaid principal balance of this Note shall be payable on the Maturity Date, in accordance with Section 2.12 of the Note Purchase Agreement.  All amounts evidenced by this Note and all redemptions and repurchases hereof and payments of interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Issuer under this Note.

2.
Repayment. The Issuer promises to pay interest on any overdue principal and, to the extent permitted by Requirements of Law, overdue interest from the relevant due dates, in each case, in the manner, at the rate or rates and under the circumstances provided in Section 2.15 of the Note Purchase Agreement.

3.
Interest. This Note shall bear interest at the Applicable Rate and such interest shall be paid in kind by capitalizing the amount of such interest on the outstanding principal balance of this Note in arrears on each Interest Payment Date for this Note (any such interest, “PIK Interest”) and shall be payable as part of the outstanding principal balance of this Note upon the Maturity Date or upon acceleration of the Notes.  All amounts capitalized in respect of this Note on any relevant date shall constitute principal under this Note and shall accrue interest at the Applicable Rate, payable in accordance with Section 2.15 of the Note Purchase Agreement.  Interest that has accrued but has not been paid in kind shall be payable on the Maturity Date and any date of acceleration of the Notes. The aggregate amount of interest capitalized and added to principal on any relevant date shall be determined by the Purchaser Representative, which determination shall be conclusive and binding on the Issuer, absent manifest error.

2 Note to Draft: To be updated.

B-1

4.
Redemptions. This Note is one of the Delayed Draw Notes referred to in the Note Purchase Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events and for the amendment or waiver of certain provisions of the Note Purchase Agreement, all upon the terms and conditions therein specified.  This Note is entitled to the benefit of the Note Purchase Agreement, and the obligations hereunder are guaranteed and secured as provided therein and in the other Note Documents referred to in the Note Purchase Agreement.

5.
Conversion of Notes. Subject to the conditions and upon compliance with the provisions of the Note Purchase Agreement, the holder hereof has the right, at its option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of the Notes at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, into shares of Common Stock, at the applicable Conversion Price specified in the Note Purchase Agreement, as adjusted from time to time as provided in the Note Purchase Agreement.

6.	Events of Default. The Events of Default and remedies described in Section 7.01 of the Note Purchase Agreement are incorporated herein by reference.

7.
Waiver. The Issuer hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any Requirements of Law.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

8.
Cancellation. If any transfer by the Purchaser holding this Note occurs after the date of the Issuance hereof, the Purchaser agrees that it shall, upon the effectiveness of such transfer or as promptly thereafter as practicable, surrender this Note to the Purchaser Representative for cancellation.

9.	Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in accordance with Section 9.01 of the Note Purchase Agreement.

10.	Transfer. THE TRANSFER OF THIS NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE NOTE PURCHASE AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER THEREIN.

11.
Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.
Severability. To the extent permitted by applicable Requirements of Law, any provision of this Note held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13.	Guarantees. The Issuer’s obligations under this Note are fully and unconditionally guaranteed, jointly and severally, by each Note Guarantor pursuant to the Note Guaranty.

B-2

14.
Security.  This Note and the related Guarantees are secured by the Collateral on the terms and subject to the conditions set forth in the Note Purchase Agreement and the Collateral Documents. The Purchaser Representative holds the Collateral in trust for the benefit of the Secured Parties, pursuant to the Collateral Documents and the Second Lien Intercreditor and Subordination Agreement. Each Purchaser, by accepting this Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the Second Lien Intercreditor and Subordination Agreement, each as may be in effect or may be amended from time to time in accordance with their terms and the Note Purchase Agreement.

15.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof shall be made in accordance with the Section 9.02 of the Note Purchase Agreement.

16.
Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, in accordance with Section 9.05 of the Note Purchase Agreement.

[Remainder of Page Intentionally Left Blank]

B-3

ATI PHYSICAL THERAPY, INC.

By:
Name:
Title:

C-1

SCHEDULE A

NOTES AND REPAYMENTS

Date	Amount of Decrease in Initial Principal Balance of this Note	Amount of Increase in Initial Principal Balance of this Note	Unpaid Principal Balance of this Note following such Decrease or Increase	Notation Made By

Schedule A to Exhibit B-2

EXHIBIT B-3

THIS NOTE (“NOTE”) AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM. THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1271 ET SEQ OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST (ADDRESSED TO THE CHIEF FINANCIAL OFFICER AT ATI PHYSICAL THERAPY, INC., 790 REMINGTON BOULEVARD, BOLINGBROOK, ILLINOIS 60440), THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE

[FORM OF]
ADDITIONAL NOTE

$[●]	New York, New York
[●] [●], 20[●]

FOR VALUE RECEIVED, the undersigned ATI PHYSICAL THERAPY, INC., a Delaware corporation (the “Issuer”), hereby promises to pay on demand to [●] (the “Purchaser”) or its registered permitted assigns, at the office of Wilmington Savings Fund Society, FSB (“Wilmington”) at 500 Delaware Avenue, Wilmington, DE 19801, the principal sum of $[●] (or such lesser amount as shall not have been redeemed or repurchased), as increased by any PIK Interest (as defined below) that has been capitalized and added to the principal amount of this Note (and not subsequently redeemed or repurchased) on [August 24, 2028]3 (the “Maturity Date”).  The Issuer also promises to pay interest from the date hereof on the principal amount hereof outstanding in the manner and at the rate or rates per annum and payable on the dates provided in that certain Note Purchase Agreement, dated as of [•], 2023 (the “Note Purchase Agreement”), among, inter alios, the Issuer, the purchasers from time to time party thereto (the “Purchasers”) and Wilmington, in its capacities as purchaser representative and collateral agent for the Purchasers (in such capacity, the “Purchaser Representative”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement.

1.
General. The entire unpaid principal balance of this Note shall be payable on the Maturity Date, in accordance with Section 2.12 of the Note Purchase Agreement.  All amounts evidenced by this Note and all redemptions and repurchases hereof and payments of interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Issuer under this Note.

2.
Repayment. The Issuer promises to pay interest on any overdue principal and, to the extent permitted by Requirements of Law, overdue interest from the relevant due dates, in each case, in the manner, at the rate or rates and under the circumstances provided in Section 2.15 of the Note Purchase Agreement.

3.
Interest. This Note shall bear interest at the Applicable Rate and such interest shall be paid in kind by capitalizing the amount of such interest on the outstanding principal balance of this Note in arrears on each Interest Payment Date for this Note (any such interest, “PIK Interest”) and shall be payable as part of the outstanding principal balance of this Note upon the Maturity Date or upon acceleration of the Notes.  All amounts capitalized in respect of this Note on any relevant date shall constitute principal under this Note and shall accrue interest at the Applicable Rate, payable in accordance with Section 2.15 of the Note Purchase Agreement.  Interest that has accrued but has not been paid in kind shall be payable on the Maturity Date and any date of acceleration of the Notes. The aggregate amount of interest capitalized and added to principal on any relevant date shall be determined by the Purchaser Representative, which determination shall be conclusive and binding on the Issuer, absent manifest error.

3 Note to Draft: To be updated.

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4.
Redemptions. This Note is one of the Additional Notes referred to in the Note Purchase Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events and for the amendment or waiver of certain provisions of the Note Purchase Agreement, all upon the terms and conditions therein specified.  This Note is entitled to the benefit of the Note Purchase Agreement, and the obligations hereunder are guaranteed and secured as provided therein and in the other Note Documents referred to in the Note Purchase Agreement.

5.
Conversion of Notes. Subject to the conditions and upon compliance with the provisions of the Note Purchase Agreement, the holder hereof has the right, at its option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of the Notes at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, into shares of Common Stock, at the applicable Conversion Price specified in the Note Purchase Agreement, as adjusted from time to time as provided in the Note Purchase Agreement.

6.	Events of Default. The Events of Default and remedies described in Section 7.01 of the Note Purchase Agreement are incorporated herein by reference.

7.
Waiver. The Issuer hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any Requirements of Law.  The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

8.
Cancellation. If any transfer by the Purchaser holding this Note occurs after the date of the issuance hereof, the Purchaser agrees that it shall, upon the effectiveness of such transfer or as promptly thereafter as practicable, surrender this Note to the Purchaser Representative for cancellation.

9.	Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in accordance with Section 9.01 of the Note Purchase Agreement.

10.	Transfer. THE TRANSFER OF THIS NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE NOTE PURCHASE AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER THEREIN.

11.
Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.
Severability. To the extent permitted by applicable Requirements of Law, any provision of this Note held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13.	Guarantees. The Issuer’s obligations under this Note are fully and unconditionally guaranteed, jointly and severally, by each Note Guarantor pursuant to the Note Guaranty.

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14.
Security.  This Note and the related Guarantees are secured by the Collateral on the terms and subject to the conditions set forth in the Note Purchase Agreement and the Collateral Documents. The Purchaser Representative holds the Collateral in trust for the benefit of the Secured Parties, pursuant to the Collateral Documents and the Second Lien Intercreditor and Subordination Agreement. Each Purchaser, by accepting this Note, consents and agrees to the terms of the Collateral Documents (including the provisions providing for the foreclosure and release of Collateral) and the Second Lien Intercreditor and Subordination Agreement, each as may be in effect or may be amended from time to time in accordance with their terms and the Note Purchase Agreement.

15.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof shall be made in accordance with the Section 9.02 of the Note Purchase Agreement.

16.
Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, in accordance with Section 9.05 of the Note Purchase Agreement.

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ATI PHYSICAL THERAPY, INC.

By:
Name:
Title:

C-1

NOTES AND REPAYMENTS

Date	Amount of Decrease in Initial Principal Balance of this Note	Amount of Increase in Initial Principal Balance of this Note	Unpaid Principal Balance of this Note following such Decrease or Increase	Notation Made By

Exhibit C to Exhibit 10.3 – Form of Registration Rights Agreement

See Exhibit C-4 to Exhibit 10.1.

Exhibit D to Exhibit 10.3 – Form of Series B Certificate of Designation

See Exhibit C-5 to Exhibit 10.1.